PROSPECTUS SUPPLEMENT
To Prospectus Dated September 10, 1996

$400,000,000

FIRST CHICAGO MASTER TRUST II
FLOATING RATE ASSET BACKED CERTIFICATES SERIES 1996-^R
FCC NATIONAL BANK, SELLER AND SERVICER

Each of the Floating Rate Asset Backed Certificates Series 1996-R (the "Class A Certificates") offered hereby will evidence an undivided interest in the First Chicago Master Trust II (the "Trust") created pursuant to a Pooling and Servicing Agreement between FCC National Bank, as seller and servicer (the "Bank"), and Norwest Bank Minnesota, National Association, as trustee. The Trust assets include receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts and will include the benefits of funds, if any, on deposit in the Cash Collateral Account, all as more fully described herein. Certain assets of the Trust will be allocated to the holders of the Class A Certificates (the "Class A Certificateholders"), including the right to receive a varying percentage of each month's collections with respect to the Receivables. In addition, the Collateral Interest Series 1996-R (the "Collateral Interest" and, together with the Class A Certificates, the "Certificates") evidencing an undivided interest in the Trust will be issued in the initial amount of $57,142,858 and will be subordinated to the Class A Certificates as described herein. Only the Class A Certificates are being offered hereby.

                                              (Continued on the following page)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CLASS A CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 15 IN THE PROSPECTUS.

THE CLASS A CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE THEREOF EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. NEITHER THE CLASS A CERTIFICATES, THE UNDERLYING ACCOUNTS, THE RECEIVABLES NOR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

                                          PRICE TO     UNDERWRITING PROCEEDS TO
                                          PUBLIC(1)    DISCOUNT     BANK(1)(2)
Per Class A Certificate.................. 100.00%        0.225%     99.775%
Total.................................... $400,000,000   $900,000   $399,100,000

-------------------------------------------------------------------------------
(1)Plus accrued interest, if any, at the Certificate Rate from November 26, 1996.
(2)Before deducting expenses payable by the Bank estimated to be $375,000.

The Class A Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about November 26, 1996.

One or more affiliates of the Bank may from time to time purchase or acquire a position in the Class A Certificates and may, at its option, hold or resell such Class A Certificates. First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of the Bank, expects to offer and sell previously issued Class A Certificates in the course of its business as a broker-dealer. FCCM may act as a principal or agent in such transactions. The accompanying Prospectus and this Prospectus Supplement may be used by FCCM in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

FIRST CHICAGO CAPITAL MARKETS, INC.
          BEAR, STEARNS & CO. INC.
                     CHASE SECURITIES INC.
                                  LEHMAN BROTHERS
                                             NATIONSBANC CAPITAL MARKETS, INC.

The date of this Prospectus Supplement is November 14, 1996.

(Continued from previous page)

The Cash Collateral Account, in an initial amount of $4,571,429, will provide additional credit support for the Class A Certificates and will be available to make distributions to the Class A Certificateholders as described herein. The Bank owns the remaining interest in the Trust not allocable to the Class A Certificates, the Collateral Interest or previously issued Series. Concurrently with the issuance of the Class A Certificates and the Collateral Interest, the Trust is expected to issue another Series of Certificates, as described herein. From time to time, the Bank may offer other Series which evidence undivided interests in the Trust by exchanging a portion of its interest in the Trust. Interest will accrue on the Class A Certificates from the Series R Closing Date through December 15, 1996, from December 16, 1996 through January 14, 1997 and with respect to each Interest Period thereafter at 0.07% per annum above the London interbank offered quotations for one-month United States dollar deposits ("LIBOR") prevailing on the related LIBOR Determination Date (as defined herein). Interest with respect to the Class A Certificates is payable on the 15th day of each month (or, if such day is not a business day, the next succeeding business day) (each, a "Distribution Date"), commencing with the January 15, 1997 Distribution Date. Principal with respect to the Class A Certificates is payable on each Distribution Date beginning with the June 1999 Distribution Date (or sooner under certain limited circumstances described herein).

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  The Class A Certificates offered hereby constitute a separate Series of Certificates being offered by the Seller from time to time pursuant to its Prospectus dated September 10, 1996. This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  The following summaries are qualified in their entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms which are used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. See "Index of Terms for Prospectus Supplement" and "Index of Terms for Prospectus." Unless the context otherwise requires, certain capitalized terms, when used herein, relate only to the Class A Certificates and the Collateral Interest. Other Series issued pursuant to other similar prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms, unless the context otherwise requires, is made only in the context of the issuance of such other Series.

                            SUMMARY OF SERIES TERMS

 Trust.................   First Chicago Master Trust II.

 Title of Security.....   Floating Rate Asset Backed Certificates Series
                           1996-^R (the "Class A Certificates").

 Initial Invested         $457,142,858.
  Amount...............

 Class A Initial
  Invested Amount......
                          $400,000,000.

 Collateral Initial
  Invested Amount......
                          $57,142,858.

 Class A Certificate      LIBOR plus 0.07% per annum.
  Rate.................

 Distribution Dates....   The fifteenth day of each month (or, if such
                           day is not a business day, the next succeeding business day), commencing January 15, 1997.

 Expected Initial
  Principal Payment
  Date.................
                          The June 1999 Distribution Date.

 Controlled
  Amortization Amount..
                          $33,333,333.33.

 Class A Expected
  Final Distribution
  Date.................   The May 2000 Distribution Date.

 Series R Closing         November 26, 1996.
  Date.................

 Series Termination       The July 2001 Distribution Date.
  Date.................

                          SUMMARY OF SERIES PROVISIONS

 Issuer................   The Class A Certificates and the Collateral
                           Interest (collectively, the "Certificates") each represent an undivided interest in the Trust. As used herein, the term "Series 1996-R" refers to the Class A Certificates and the Collateral Interest, and the term "Certificateholders" refers to holders of the Class A Certificates and the holder of the Collateral Interest, while the term "Series" refers to any Series issued by the Trust, including Series 1996-R. Concurrently with the issuance of the Class A Certificates offered hereby and the Collateral Interest, the Trust intends to issue another Series ("Series 1996-S"). The issuance of Series 1996-R is not conditioned on the issuance of Series 1996-S. Only the Class A Certificates are being offered hereby.

 Seller................   FCC National Bank (the "Bank"), a national bank
                           and a wholly-owned subsidiary of First Chicago NBD Corporation ("First

                           Chicago NBD"), is the transferor of ownership interests in certain receivables and the originator of the Trust. The Bank is referred to herein as the "Seller."

 Trustee...............   Norwest Bank Minnesota, National Association
                           (the "Trustee").

 The Accounts and the
  Receivables..........
                          The aggregate amount of Receivables in the
                           Accounts as of the end of the October 1996 Due Period was $15,978,267,238, of which $15,636,362,503 were Principal Receivables and $341,904,735 were Finance Charge Receivables (including those for the related Due Period as well as unpaid Finance Charge Receivables for previous Due Periods). Certain Interchange attributable to cardholder charges for merchandise and services will be treated as Finance Charge Receivables for purposes of the Series 1996-R Supplement. See "The Bank's Credit Card Business--Interchange" in the Prospectus.

                          The periodic charge currently assessed
                           (computed on either a monthly or daily basis), when applicable, on all Principal Receivables may be a fixed rate (currently, 19.8% per annum on most fixed rate Accounts) or a variable rate (currently equal on a per annum basis to the prime rate as published from time to time in The Wall Street Journal plus a spread which varies from program to program and generally ranges from 6.9% to 12.9%). In addition, certain recently opened Accounts, for an initial period (generally ranging from 6 to 15 months), may be assessed a fixed periodic charge (generally, 6.9% or 9.9% per annum) for purchases, which periodic rate will then convert after such initial period into a variable rate. See "The Accounts--Billing and Payments" herein and in the Prospectus. As of the end of the September 1996 Due Period, the Receivables assessed a fixed periodic charge and a variable periodic charge as a percentage of the total Receivables balance of the Accounts were approximately 6.11% and 93.89%, respectively.

 Class A Certificates..   The Class A Certificates will be issued in
                           book-entry form only, in the Initial Class A
                           Invested Amount, on the Series R Closing Date and will initially be represented by Class A Certificates registered in the name of Cede. A Certificate Owner will not be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described in the Prospectus. See "Description of the Certificates and the Agreement--Definitive Certificates" in the Prospectus. In such event, interests in the Class A Certificates will be available in denominations of $1,000 and in integral multiples thereof. All references herein to Class A
                           Certificateholders shall refer to Certificate Owners, except as otherwise specified herein. The Trust's assets will be allocated to either the interest of the Class A
                           Certificateholders, the interest of the holder of the Collateral Interest (the "Collateral Interest Holder"), the interest of the holders of other outstanding Series or the interest of the Seller (the last being referred to as the "First Chicago Interest"). Each Class A Certificate offered hereby evidences an undivided interest in the Trust assets allocated to the Class A Certificateholders, and represents the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest at the interest rate described on the cover hereof and under "Monthly Interest" below and payments of principal during the Controlled Amortization Period and Rapid Amortization Period to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal balance of the Class A Certificates as provided below). See "Maturity and Principal Payment Considerations" herein and in the Prospectus.

                          The Class A Invested Amount will, except if
                           there are unreimbursed Class A Investor
                           Charge-Offs or if a Liquidation Event occurs, remain fixed at the Class A Initial Invested Amount during the Revolving Period and decline thereafter during any Controlled Amortization Period or Rapid Amortization Period as principal is paid on the Class A Certificates. The Class A Invested Amount is subject to reduction as a result of allocating Defaulted Receivables to the Class A Certificates when amounts available from Excess Spread, the Cash Collateral Account and collections of Principal Receivables allocable to the Collateral Interest ("Reallocated Principal Collections") have been exhausted and the Collateral Invested Amount has been reduced to zero.

                          The Collateral Interest will be issued on the
                           Series R Closing Date to the Collateral
                           Interest Holder in the Collateral Initial
                           Invested Amount (the Collateral Initial
                           Invested Amount, together with the Class A
                           Initial Invested Amount, is referred to herein as the "Initial Invested Amount"). The amount of the Collateral Interest from time to time (the "Collateral Invested Amount" and, together with the Class A Invested Amount, the "Invested Amount") will form a portion of the Enhancement available to the Class A Certificateholders.

                          As of the end of the day on the November 1996
                           Distribution Date, the Trust has issued and outstanding the other Series identified in Annex I to this Prospectus Supplement. Annex 1 also includes the proposed terms of the Series 1996-S Certificates which are expected to be issued concurrently with issuance of the Certificates.

                          The Class A Certificates, to the extent of the
                           Class A Invested Amount, will include the right to receive varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each Due Period. Collections of Finance Charge Receivables and Defaulted Receivables will be allocated at all times to the Class A Certificateholders based on the Class A Floating Percentage of the Floating Allocation Percentage with respect to any Distribution Date. The "Class A Floating Percentage" for any Distribution Date is the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount for such Distribution Date and the denominator of which is the Invested Amount for such Distribution Date. The "Floating

                           Allocation Percentage" for any Distribution
                           Date is the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount for such Distribution Date, and the denominator of which is Aggregate Principal Receivables for the related Due Period. During the Revolving Period, collections of Principal Receivables will be allocated to the Class A Certificateholders, and generally paid to the Seller or, under certain circumstances, to the Collateral Interest Holder or to other Series, based on the Class A Principal Percentage of the Floating Allocation Percentage with respect to any Distribution Date. During the Controlled Amortization Period or Rapid Amortization Period, collections of Principal Receivables will be allocated to the Class A Certificateholders based on the Class A Principal Percentage of the Fixed Allocation Percentage. The "Class A Principal Percentage" for any Distribution Date (i) relating to the Revolving Period, is the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount for such Distribution Date, and the denominator of which is the Invested Amount for such Distribution Date and
                           (ii) relating to the Controlled Amortization
                           Period or the Rapid Amortization Period, is the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period, and the denominator of which is the Invested Amount as of such day. The "Fixed Allocation Percentage" for any Distribution Date is the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period and the denominator of which is the greater of (a) Aggregate Principal Receivables for the Due Period related to the current Distribution Date and (b) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Receivables for all Series outstanding for the current Distribution Date. The Class A Certificates will also be entitled to the benefit of the subordination of certain collections of Finance Charge Receivables and Principal Receivables allocated to the Collateral Interest as described herein. See "Description of the Class A Certificates and the Agreement--Allocation Percentages," "-- Allocation of Funds" and "--Liquidation Events" herein.

                          As of the end of the October 1996 Due Period,
                           Principal Receivables totaled $15,636,362,503 and upon issuance of the Certificates and the Series 1996-S Certificates after giving effect to payments to be made on the November 1996 Distribution Date, the sum of the initial invested amounts (or full invested amount for the Series 1991-D Certificates) for all outstanding Series issued by the Trust will be $10,271,428,575 and the aggregate current invested amount for all outstanding Series will be $9,079,761,908. See Annex I to this Prospectus Supplement for information regarding calculation of the numerator in respect of Principal Receivables for outstanding Series.

                          In addition to their rights to collections of
                           Finance Charge Receivables and Principal
                           Receivables allocated to the Class A Invested Amount, the Class A Certificates will also have the benefits of the funds, if any, available in the Cash Collateral Account as described herein. See "Description of the Class A Certificates and the Agreement--The Cash Collateral Account" and "--Application of Collections" herein.

                          The Class A Certificates represent undivided
                           interests in the Trust only and do not
                           represent interests in or obligations of the Seller or any affiliate thereof except to the limited extent described herein. Neither the Class A Certificates, the Accounts, the Receivables nor any collections thereon are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

 Registration of Class
  A Certificates.......
                          The Class A Certificates will initially be
                           represented by one or more Class A
                           Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Class A Certificates will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described in the Prospectus. See "Description of the Certificates and the Agreement-- Definitive Certificates" in the Prospectus. Class A Certificateholders may elect to hold their Class A Certificates through DTC in the United States or, in Europe, through Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). Transfers will be made in accordance with the rules and operating procedures described in the Prospectus. See "Description of Certificates and the Agreement--Book-Entry Registration" in the Prospectus.

 Monthly Interest......   Interest at the applicable Class A Certificate
                           Rate on the Class A Certificates for each Interest Period will be distributed to Class A Certificateholders on each Distribution Date, in an amount equal to the product of (i)(a) the actual number of days in the related Interest Period divided by 360, times (b) the Class A Certificate Rate for the related Interest Period and (ii) the Class A Invested Amount as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Series R Closing Date). Except as set forth on the cover page hereof with respect to the Interest Periods relating to the January 1997 Distribution Date, an "Interest Period," with respect to any Distribution Date, will be the period from the previous Distribution Date through the day preceding such Distribution Date. Interest for any Distribution Date due but not paid on such Distribution Date will be due on the next succeeding Distribution Date together with additional interest on such amount at the applicable Class A Certificate Rate plus 2% per annum. Interest payments on the Class A Certificates will be derived from collections allocated to Finance Charge Receivables based on the Class A

                           Floating Percentage of the Floating Allocation Percentage with respect to a Due Period (as well as any available Excess Spread and Excess Finance Charge Collections) and, if necessary, withdrawals from the Cash Collateral Account and Reallocated Principal Collections.

 Revolving Period......   No principal will be payable to the Class A
                           Certificateholders until the Expected Initial Principal Payment Date or, upon the occurrence of a Liquidation Event as described herein, the first Distribution Date with respect to the Rapid Amortization Period. For each Due Period during the period from and including the Series R Closing Date, up to and including the day prior to the day on which the Controlled Amortization Period or the Rapid Amortization Period commences (the "Revolving Period"), collections of Principal Receivables allocable to the Class A Certificateholders will, subject to certain limitations, be paid to the Seller, to the Collateral Interest Holder or to other Series. See "Description of the Class A Certificates and the Agreement-- Liquidation Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to its scheduled ending date.

 Principal Payments;
  Certain Allocations..
                          Collections of Principal Receivables with
                           respect to any Due Period will be allocated to the Class A Invested Amount on the related Determination Date on the basis of the Class A Principal Percentage of the Invested Percentage for Series 1996-R applicable to Principal Receivables for such Due Period. Under the Agreement, such collections for a Distribution Date will be paid (i) generally to the Seller, to the Collateral Interest Holder or to other Series, as described above, during the Revolving Period, (ii) to the Class A Certificateholders up to the Controlled Amount, and to the Seller, to the Collateral Interest Holder or to other Series to the extent that such collections of Principal Receivables exceed the Controlled Amount for the Distribution Date, during the Controlled Amortization Period, or (iii) to the Class A Certificateholders up to the Class A Invested Amount, during the Rapid Amortization Period.

                          Other Series offered by the Trust may or may
                           not have Amortization Periods like the
                           Controlled Amortization Period or the Rapid
                           Amortization Period for the Class A
                           Certificates, and such periods may have
                           different lengths and begin on different dates than such Controlled Amortization Period or Rapid Amortization Period. Thus, certain Series may be in their Revolving Periods, while others are in periods over which collections of Principal Receivables are distributed to or accumulated for the benefit of such Series. Under certain circumstances, one or more Series may be in their Amortization Periods or Accumulation Periods, while other Series are not. In addition, other Series may allocate Principal Receivables based upon different Invested Percentages. See "Description of the Certificates and the Agreement--Exchanges" in the Prospectus for a discussion of the potential terms of other Series. As of the date hereof, two series previously issued by the Trust are currently in their Amortization Periods.

 Principal Payments;
  Controlled
  Amortization Period..
                          Unless or until an event which causes the
                           Certificates to enter the Rapid Amortization
                           Period (a "Liquidation Event") has occurred, commencing on the first day of the Due Period relating to the June 1999 Distribution Date (the "Controlled Amortization Date") and ending when the Invested Amount has been paid in full, when Series 1996-R terminates or upon the occurrence of a Liquidation Event (the "Controlled Amortization Period"), collections of Principal Receivables allocable to the Class A Certificates will be distributed monthly, in payment of principal of the Class A Certificates, as provided herein, on each Distribution Date beginning with the Distribution Date for the Due Period commencing on the Controlled Amortization Date. During such period, the amount of collections of Principal Receivables allocable to the Class A Certificates will equal the product of such collections and the Class A Principal Percentage of the Invested Percentage for Series 1996-^R with respect to Principal Receivables and such collections will be paid to the Class A Certificateholders as principal, to the extent of the lesser of such product and the Controlled Amount.

 Principal Payments;
  Rapid Amortization
  Period...............   During the period beginning on the earlier of
                           the first day of the Due Period in which a Liquidation Event occurs or is deemed to occur and continuing to and including the earlier of
                           (a) the date on which the Invested Amount has been paid in full and (b) the date on which Series 1996-R terminates (the "Rapid Amortization Period"), collections of Principal Receivables and certain other amounts allocable to the Class A Certificateholders will no longer be paid to the Seller, to the Collateral Interest Holder (except in certain cases when an Enhancement Surplus exists) or to other Series but instead will be distributed to the Class A Certificateholders monthly, in payment of principal on the Class A Certificates, on each Distribution Date beginning with the first Distribution Date related to such Rapid Amortization Period. See "Description of the Class A Certificates and the Agreement-- Liquidation Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

 Excess Finance Charge
  Collections..........
                          To the extent that collections of Finance
                           Charge Receivables allocated to the
                           Certificates are not needed to make payments to Certificateholders or other payments required in respect of Series 1996-R, such collections may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to certain other Series. In addition, certain collections of Finance Charge Receivables allocated to certain other Series, to the extent such collections are not needed to make payments required in respect of each such Series, may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to Series 1996-R.

 Shared Collections of
  Principal
  Receivables..........
                          To the extent that collections of Principal
                           Receivables allocated to the Certificates are not needed to make payments to Certificateholders or other payments required in respect of Series 1996-R, such collections may be applied to cover principal payments due to or for the benefit of other Series. Any such application of collections will not result in a reduction of the Invested Amount of the Certificates. In addition, certain collections of Principal Receivables allocated to certain other Series, to the extent such collections are not needed to make payments required in respect of each such Series, will be applied, if necessary, to cover principal payments due to Certificateholders of Series 1996-R.

 Cash Collateral          The Certificates will have the benefit of an
  Account..............    account (the "Cash Collateral Account"), which
                           will be held in the name of the Trustee for the benefit of the Certificateholders. The
                           Cash Collateral Account will be funded on the Series R Closing Date in the amount of $4,571,429 (the "Initial Cash Collateral
                           Amount"). Withdrawals will be made from the Cash Collateral Account, to the extent of available funds on deposit therein, to pay the Class A Required Amount. See "Description of the Class A Certificates and the Agreement--
                           Application of Collections." The amount of funds available on deposit in the Cash
                           Collateral Account may be increased (i) under certain circumstances, and subject to certain conditions described herein, in connection with the application of collections of Principal Receivables to decrease the
                           Collateral Invested Amount and (ii) to the extent Excess Spread and Excess Finance Charge
                           Collections are required and available to be deposited therein as described herein. See
                           "Description of the Class A Certificates and the Agreement--The Cash Collateral Account" herein.

                          If the Class A Investor Default Amount for any
                           Distribution Date cannot be covered out of excess collections of Finance Charge Receivables allocable to Series 1996-R as described under "Description of the Class A Certificates and the Agreement--Application of Collections" herein, the Trustee will make a withdrawal from the Cash Collateral Account for any such deficiency up to the Available Cash Collateral Amount. If the Cash Collateral Account is exhausted, Reallocated Principal Collections will be applied to reduce any such deficiency. If such Reallocated Principal Collections are insufficient to fund any such deficiency, then the Collateral Invested Amount (to the extent not already reduced) will be reduced by the amount of such remaining deficiency. In the event that such reduction of the Collateral Invested Amount would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount of such remaining deficiency (a "Class A Investor Charge-Off"). Accordingly, in the event that the Cash Collateral Account is exhausted and the Collateral Invested Amount has been reduced to zero, and there is such a deficiency which has not been reimbursed, in future Due Periods interest paid to Class A Certificateholders and the amount of principal returned to Class A Certificateholders will be reduced. The "Class A Investor Default Amount" for any Due Period is the product of the Class A Floating Percentage for the related Distribution Date and the Investor Default Amount. The "Investor Default Amount" for any Due Period is the Floating Allocation Percentage for the related Distribution Date times the amount of Defaulted Receivables. Payment (made from the Cash Collateral Account or otherwise) with respect to a Class A Investor Default Amount will be treated in the same manner as collections allocable to Principal Receivables and generally will be,
                           (x) during the Revolving Period, paid to the Seller, to the Collateral Interest Holder or to other Series, and (y) during the Controlled Amortization Period or Rapid Amortization Period, paid to Class A Certificateholders (and, in certain circumstances during the Controlled Amortization Period, to the Collateral Interest Holder) until the Class A Invested Amount is paid in full. See "Description of the Class A Certificates and the Agreement--Application of Collections," "--Defaulted Receivables; Rebates and Fraudulent Charges" and "--Liquidation Events" herein.

 Amounts Available as
  Enhancement..........
                          The Cash Collateral Account and the Collateral
                           Interest constitute the Enhancement for Series 1996-R. The amount of Enhancement available to the Class A Certificateholders for any Distribution Date will equal the lesser of (i) the sum of the Collateral Invested Amount and the amount, if any, on deposit in the Cash Collateral Account (such sum, the "Available Enhancement Amount") and (ii) the Required Enhancement Amount. The "Required Enhancement Amount" with respect to any Distribution Date means, subject to certain limitations more fully described herein, the greater of (i) the product of (a) the Invested Amount related to such Distribution Date and (b) 13.5% and (ii) the sum of (A) $4,571,429 and (B) the product of (I) two and (II) the excess, if any, of $4,571,429 over the amount of funds on deposit in the Cash Collateral Account with respect to such Distribution Date. With respect to any Distribution Date, if the Available Enhancement Amount is less than the Required Enhancement Amount, certain excess collections of Finance Charge Receivables allocable to Series 1996-R will be deposited into the Cash Collateral Account to the extent of such shortfall. See "Description of the Class A Certificates and the Agreement--Application of Collections." On any Distribution Date, after taking into account all distributions, deposits and withdrawals to be made for such date, the Servicer will determine the amount by which the sum of the amount on deposit in the Cash Collateral Account and the Collateral Invested Amount (prior to distributions to the Collateral

                           Interest Holder) exceeds the Required
                           Enhancement Amount with respect to the next succeeding Distribution Date (such excess, the "Enhancement Surplus"). Collateral Monthly Principal up to such amount may be paid to the Collateral Interest Holder and will not be available to the Class A Certificateholders, thereby reducing the Collateral Invested Amount. See "Description of the Class A Certificates and the Agreement--The Cash Collateral Account" herein.

 Final Payment of
  Principal;
  Termination of the
  Trust................   The final distribution of principal and
                           interest on the Class A Certificates will be made no later than the Series Termination Date in the manner provided in "Description of the Class A Certificates and the Agreement--Final Payment of Principal; Termination of Trust" herein. After such date, neither the Trust nor the Seller will have any further obligation to pay principal or interest on the Class A Certificates.

                          The Class A Certificates will be subject to
                           optional repurchase by the Seller on any Distribution Date on or after which the Invested Amount of the Certificates is reduced to an amount less than or equal to 5% of the Initial Invested Amount, unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date on which the repurchase occurs. In any event, the final payment of principal on the Certificates will be no later than the Series Termination Date. See "Description of the Class A Certificates and the Agreement--Final Payment of Principal; Termination of Trust" herein.

 Servicing Fee.........   As servicing compensation from the Trust, the
                           Servicer receives a Servicing Fee payable from Interchange and from allocations of Finance Charge Receivables based upon the invested amounts, from time to time, of Series issued by the Trust, and from certain other amounts as described herein. See "Description of the Certificates and the Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Class A Certificates and Agreement--Servicing
                           Compensation and Payment of Expenses" herein.

 Tax Status............   Counsel is of the opinion that the Class A
                           Certificates will be characterized as debt for Federal income tax purposes. Under the Agreement, the Bank, the Class A Certificateholders and Certificate Owners will agree to treat the Class A Certificates as debt for Federal and state tax purposes. If the Class A Certificates are not characterized as debt, there may be adverse tax consequences for Certificateholders. See "Tax Matters" in the Prospectus for additional information concerning the application of Federal income tax laws and certain state tax laws.

 ERISA Considerations..   The acquisition and holding of Class A
                           Certificates by employee benefit plans and individual retirement accounts that are subject to the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), may result in "prohibited transactions." Under the regulations issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, including that interests in the Class A Certificates be held by at least 100 persons upon completion of the public offering being made hereby. Based on information provided by the Underwriters, the Bank will notify the Trustee as to whether or not the Class A Certificates will be held by at least 100 separately named persons at the conclusion of the offering, and it is anticipated that the other conditions of the regulations will be met. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing interests in Class A Certificates should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

 Rating of the Class A
  Certificates.........
                          It is a condition to the issuance of the Class
                           A Certificates that they be rated in one of the two highest rating categories by at least one Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the Collateral Invested Amount and the amount to be deposited in the Cash Collateral Account. See "Risk Factors-- Rating of the Certificates" in the Prospectus.

                       THE BANK'S CREDIT CARD PORTFOLIO

GENERAL

  The interests in Receivables which the Seller has conveyed or will convey to the Trust pursuant to the Agreement are generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain Standard MasterCard and Gold MasterCard credit card accounts. These accounts were generated under the VISA or MasterCard International programs and were either originated by the Bank or FNBC, or purchased by the Bank or FNBC from other credit card issuers. Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. For a further description of the Bank's credit card business, see "The Bank's Credit Card Business" in the Prospectus.

LOSS AND DELINQUENCY EXPERIENCE

  The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for substantially all VISA and MasterCard consumer revolving credit card accounts owned at the dates indicated by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown. As of the end of the September 1996 Due Period, the Receivables in the Accounts represented substantially all Receivables in the Bank's Portfolio. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below for the Bank's Portfolio.

                   LOSS EXPERIENCE FOR THE BANK'S PORTFOLIO

                            NINE MONTHS ENDED
                              SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                         ---------------------------     -----------------------------------
                            1996            1995            1995         1994        1993
                         -----------     -----------     -----------  ----------  ----------
                                               (DOLLARS IN THOUSANDS)
Average Receivables
 Outstanding(1)......... $15,728,710     $12,019,934     $12,625,398  $9,763,242  $7,862,277
Gross Charge-offs(2)....     806,329         448,311         645,417     451,094     365,376
Gross Charge-offs as a
 Percentage of Average
 Receivables
 Outstanding............        6.84%(3)        4.97%(3)        5.11%       4.62%       4.65%

--------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.
(2) Gross Charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes.
(3) On an annualized basis.

  Charge-offs for the Bank's Portfolio measured as a percentage of average receivables outstanding increased during 1995 and 1996 due, in part, to certain strategies employed by the Bank to increase the cardholder base which the Bank believes, in turn, will result in the increase of overall revenues for the Bank's Portfolio in the future. In addition, during 1995 and 1996, consumer debt service burden and defaults increased as a result of the growing consumer debt levels coupled with stagnant real wage growth. The Bank believes that the current level of unemployment and personal bankruptcy filings make reductions in the loss rates unlikely in the immediate future and expects the trend in charge-offs to continue in the near term. The timing of the peak level of charge-offs is uncertain at this time. Losses are also affected by other factors including competitive behavior and social conditions. The loss rates for the Bank's Portfolio could increase in the future if economic conditions were to worsen and could continue to increase for several months even after such conditions begin to improve. The loss rates set forth above do not reflect the reversal of unpaid fees and finance charges at the time a charge-off occurs.

  The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. With respect to accounts that are 30 to 90 days delinquent, reaging treatment occurs pursuant to a process which uses criteria that are more liberal than the criteria described above. An account 30 to 90 days delinquent can be reaged so long as these criteria are met. The entire process is system controlled. In addition to automatic reaging, account closure and usage restrictions are system controlled. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. The Bank may terminate, alter or modify its reaging process at any time. Currently, the Bank is evaluating various collection strategies which, if implemented, would alter the reaging process for certain accounts. The delinquency information in the following tables reflects the application of the Bank's current reaging process.

                AVERAGE DELINQUENCIES FOR THE BANK'S PORTFOLIO

                              AVERAGE OF
                          NINE MONTHS ENDED                    AVERAGE OF TWELVE MONTHS ENDED DECEMBER 31,
                       ------------------------ --------------------------------------------------------------------------
                          SEPTEMBER 30, 1996              1995                     1994                     1993
                       ------------------------ ------------------------ ------------------------ ------------------------
                       DELINQUENT               DELINQUENT               DELINQUENT               DELINQUENT
PAYMENT STATUS           AMOUNT   PERCENTAGE(1)   AMOUNT   PERCENTAGE(1)   AMOUNT   PERCENTAGE(1)   AMOUNT   PERCENTAGE(1)
--------------         ---------- ------------- ---------- ------------- ---------- ------------- ---------- -------------
                                                            (DOLLARS IN THOUSANDS)
30-59 days delin-
 quent...............   $260,793      1.66%      $189,476      1.50%      $138,280      1.41%      $112,934      1.44%
60-89 days delin-
 quent...............    125,603       .80         83,191       .66         57,419       .59         46,686       .59
90 days delinquent or
 more................    235,305      1.49        148,808      1.18        102,171      1.05         80,700      1.03
                        --------      ----       --------      ----       --------      ----       --------      ----
  Total..............   $621,701      3.95%      $421,475      3.34%      $297,870      3.05%      $240,320      3.06%
                        ========      ====       ========      ====       ========      ====       ========      ====

--------
(1)The percentages are the result of dividing Delinquent Amount by Average Receivables Outstanding for the applicable period.

  Delinquencies as a percentage of average receivables outstanding reflect a pattern similar to loss rates as a result of the same factors discussed with respect to the table set forth above for Loss Experience for the Bank's Portfolio.

REVENUE EXPERIENCE

  The gross revenues from monthly periodic charges and fees billed to cardholders on the Bank's Portfolio for each of the three years in the period ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, respectively, are set forth in the following table.

  The historic gross revenue figures in the table are calculated on an as-billed basis and represent amounts billed to cardholders in each billing cycle before deduction of charge-offs, reductions due to fraud, returned goods and customer disputes or other expenses. Cash collections on receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of periodic charges and fees may exceed cash as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash may exceed billings of periodic charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Bank believes that, during the periods shown, revenues on a billed basis closely approximated revenues on a cash basis. Revenues from periodic charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic charges on principal receivables, the amount of the annual membership fees, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic charges on purchases, fees and finance charges and changes in the delinquency rate on the Receivables. See "Risk Factors" in the Prospectus.

                  REVENUE EXPERIENCE FOR THE BANK'S PORTFOLIO

                             NINE MONTHS ENDED
                               SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                          ---------------------------     -----------------------------------
                             1996            1995            1995         1994        1993
                          -----------     -----------     -----------  ----------  ----------
                                                (DOLLARS IN THOUSANDS)
Average Receivables
 Outstanding(1).........  $15,728,710     $12,019,934     $12,625,398  $9,763,242  $7,862,277
Finance Charges and Fees
 Billed.................    1,920,851       1,499,291       2,066,872   1,601,164   1,316,326
Average Finance Charges
 and Fees Billed(2).....        16.28%(3)       16.63%(3)       16.37%      16.40%      16.74%

--------
(1)Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.
(2) Average Finance Charges and Fees Billed is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding and does not include revenue attributable to Interchange.
(3) On an annualized basis.

  The revenues for the Bank's Portfolio shown in the Revenue Experience table are related to periodic charges and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. The Bank introduced a variable rate card in 1987. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts. Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such accounts is generally either 6.9% or 9.9% per annum, a rate which is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. As of the end of the September 1996 Due Period, Receivables assessed a variable periodic charge constituted approximately 93.89% of the total Receivables balance of Accounts in the Trust. Fluctuations in the prime interest rate and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience. Throughout the periods shown above, the Bank made certain changes in the charges and fees assessed on the accounts. In 1993, the Bank waived fees (including annual fees) and removed a minimum rate floor of 19.8% per annum or offered a lower rate on some cash advances for certain cardholders. In 1994 and 1995, the Bank continued to offer a lower rate and/or no cash advance fee on some cash advances and/or purchases for certain cardholders for limited periods of time. In addition, the Bank is currently waiving annual fees and offering a lower variable interest rate on certain selected accounts. Commencing in mid-1996, the Bank introduced certain other pricing changes including increased fees and performance-based pricing whereby certain delinquent accounts are assessed a higher variable periodic rate. Also in 1996, the Bank reduced the minimum monthly payment required of cardholders in those months when a fee is charged to their accounts. The Bank has no basis to predict how these changes and any future changes in the terms of accounts may affect the revenue for the Bank's Portfolio. See "The Accounts--Billing and Payments" herein.

INTERCHANGE

  Pursuant to the terms of the Series 1996-R Supplement, the Seller will transfer to the Trust the Floating Allocation Percentage of Interchange attributable to cardholder charges for merchandise and services in the

Accounts. Interchange allocable to Series 1996-R in an amount equal to 1/12 of the product of 1.25% per annum and the Invested Amount with respect to each Due Period will be used exclusively to pay the Servicer part of its Monthly Servicing Fee. See "Description of the Class A Certificates and the Agreement--Servicing Compensation and Payment of Expenses." Interchange in excess of the portion thereof required to be used exclusively to pay the Servicer part of such Monthly Servicing Fee will be included in Finance Charge Receivables pursuant to the Series 1996-R Supplement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments to the Certificateholders. Interchange (including the portion used exclusively to pay the Servicer) will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.

                                 THE ACCOUNTS

  The Receivables arising from the Accounts as of the end of the September 1996 Due Period totaled $16,166,078,620 and included $15,828,123,824 of
Principal Receivables. The Accounts had an average Principal Receivables balance of $1,142 and an average credit limit of $7,292. The aggregate total Receivables balance as a percentage of the aggregate total credit limit was 15.99%.

  The Receivables arising from the Accounts as of the end of the October 1996 Due Period totaled $15,978,267,238 and included $15,636,362,503 of Principal Receivables.

  The following tables summarize the Accounts by various criteria as of the end of the September 1996 Due Period. Approximately 201,973 cardholder accounts included in the Accounts as of the end of the September 1996 Due Period are Classic VISA accounts with respect to which the cardholder has been upgraded to a VISA Gold account. The upgraded accounts generally have certain additional features, including higher credit limits, which are not generally included in the Classic VISA accounts. For some period of time (not exceeding three years), both accounts are active for a particular cardholder although the Classic VISA account is eventually closed. Upon any cardholder upgrade, the receivables balance in the Classic VISA account is transferred to the VISA Gold account (which account is considered to have the same account opening date as the Classic VISA account) and any new receivables created on the Classic VISA account are immediately transferred to the VISA Gold account. In addition, pursuant to the ordinary operating procedures of the Bank, accounts which expire and have no outstanding balance are not removed immediately from the Bank's Portfolio, but rather are removed periodically from the Bank's Portfolio and therefore may still be included as an Account for some period of time after expiration. As of the end of the September 1996 Due Period, approximately 989,458 expired accounts with a credit balance or no balance were included in the Accounts. Because the composition of the Accounts may change in the future, these tables are not necessarily indicative of the characteristics of the Trust at any time after the end of the September 1996 Due Period.

                COMPOSITION OF THE ACCOUNTS BY ACCOUNT BALANCES

                                         PERCENTAGE                  PERCENTAGE
                                          OF TOTAL                    OF TOTAL
                              NUMBER OF  NUMBER OF    RECEIVABLES    RECEIVABLES
       ACCOUNT BALANCE         ACCOUNTS   ACCOUNTS    OUTSTANDING    OUTSTANDING
       ---------------        ---------- ---------- ---------------  -----------
Credit Balance(1)............    153,010     1.10%  $   (24,714,030)     (.15)%
No Balance(2)................  6,235,010    44.98                 0       .00
$0.01 to $1,499.99...........  4,020,627    29.00     1,783,034,350     11.03
$1,500.00 to $2,999.99.......  1,253,893     9.05     2,785,420,603     17.23
$3,000.00 to $4,499.99.......    878,552     6.34     3,283,081,518     20.31
$4,500.00 to $9,999.99.......  1,271,190     9.17     7,751,732,286     47.95
$10,000 or more..............     49,304      .36       587,523,893      3.63
                              ----------   ------   ---------------    ------
  Total...................... 13,861,586   100.00%  $16,166,078,620    100.00 %
                              ==========   ======   ===============    ======

--------
(1) Credit Balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently with a credit balance are included, as Receivables may be generated with respect thereto in the future.
(2) Accounts currently with no balance are included, as Receivables may be generated with respect thereto in the future.

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                                          PERCENTAGE                 PERCENTAGE
                                           OF TOTAL                   OF TOTAL
                               NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
         CREDIT LIMIT           ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
         ------------          ---------- ---------- --------------- -----------
$0.01 to $1,499.99............    355,095     2.56%  $    90,597,535      .56%
$1,500.00 to $2,999.99........    432,709     3.12       488,538,960     3.02
$3,000.00 to $4,499.99........    784,513     5.66       967,600,879     5.99
$4,500.00 to $9,999.99........  8,897,960    64.19    10,094,311,489    62.44
$10,000 or more(1)............  3,391,309    24.47     4,525,029,757    27.99
                               ----------   ------   ---------------   ------
  Total....................... 13,861,586   100.00%  $16,166,078,620   100.00%
                               ==========   ======   ===============   ======

--------
(1)Maximum current credit limit on an Account is $65,000.

                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                          PERCENTAGE                 PERCENTAGE
                                           OF TOTAL                   OF TOTAL
                               NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
        PAYMENT STATUS          ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
        --------------         ---------- ---------- --------------- -----------
Current(1).................... 13,612,187    98.20%  $15,260,501,939    94.40%
30-59 days delinquent.........    134,468      .97       451,462,277     2.79
60-89 days delinquent.........     46,066      .33       172,840,725     1.07
90 days delinquent or more....     68,865      .50       281,273,679     1.74
                               ----------   ------   ---------------   ------
  Total....................... 13,861,586   100.00%  $16,166,078,620   100.00%
                               ==========   ======   ===============   ======

--------
(1) Includes Accounts on which the minimum payment has not yet been received prior to the second billing date following the issuance of the related bill.

                         COMPOSITION OF ACCOUNTS BY AGE

                                          PERCENTAGE                 PERCENTAGE
                                           OF TOTAL                   OF TOTAL
                               NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
             AGE                ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
             ---               ---------- ---------- --------------- -----------
Not more than 6 months........    596,999     4.31%  $   551,274,920     3.41%
Over 6 months to 12 months....  1,282,661     9.25     1,587,262,530     9.82
Over 12 months to 24 months...  3,053,809    22.03     4,137,865,821    25.59
Over 24 months to 48 months...  4,002,534    28.88     4,233,546,202    26.19
Over 48 months................  4,925,583    35.53     5,656,129,147    34.99
                               ----------   ------   ---------------   ------
  Total....................... 13,861,586   100.00%  $16,166,078,620   100.00%
                               ==========   ======   ===============   ======

                    GEOGRAPHIC COMPOSITION OF THE ACCOUNTS

                                                          PERCENTAGE PERCENTAGE
                                                           OF TOTAL   OF TOTAL
                                                          NUMBER OF  RECEIVABLES
STATE                                                      ACCOUNTS  OUTSTANDING
-----                                                     ---------- -----------
California...............................................    13.70%     16.66%
Illinois.................................................     7.20       7.91
New York.................................................     7.65       7.21
Texas....................................................     5.78       6.00
Florida..................................................     6.17       5.60
New Jersey...............................................     3.91       3.52
Pennsylvania.............................................     4.28       3.29
Colorado.................................................     2.49       3.17
Ohio.....................................................     3.55       3.14
Michigan.................................................     3.29       2.95
Washington...............................................     1.98       2.22
Virginia.................................................     2.09       2.16
Massachusetts............................................     2.45       2.11
Indiana..................................................     2.20       2.02
Maryland.................................................     1.92       1.86
Georgia..................................................     1.80       1.84
Minnesota................................................     2.45       1.83
Missouri ................................................     2.04       1.81
Tennessee................................................     1.81       1.78
North Carolina...........................................     1.82       1.74
Arizona..................................................     1.57       1.70
Oregon...................................................     1.45       1.64
Connecticut..............................................     1.28       1.19
Louisiana................................................     1.15       1.12
Hawaii...................................................     0.72       1.10
Alabama..................................................     1.07       1.09
Iowa.....................................................     1.32       1.06
Oklahoma.................................................     1.10       1.01
All Other(1).............................................    11.76      11.27
                                                            ------     ------
   Total.................................................   100.00%    100.00%
                                                            ======     ======

--------
(1)States and foreign countries with less than 1.00% of Total Receivables Outstanding.

BILLING AND PAYMENTS

  The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and periodic charges. The following is information on the current billing and payment characteristics of the Accounts.

  Monthly billing statements are sent by the Bank to cardholders. Prior to September 1996, each month, a cardholder generally had to make a minimum payment equal to the sum of: (i) 1/48 of the new balance (excluding any amount that was past due and any fees charged on the Account by the Bank), but not less than the greater of $10 or the amount of the finance charge (due to periodic rates) billed to the Account for the billing period, plus (ii) any amount that was past due (unless its inclusion in the minimum payment was waived in accordance with the Servicer's guidelines), plus (iii) the amount of any fees charged to the Account. Commencing with a cardholder's billing date in September 1996, a cardholder generally is required to make a minimum payment equal to the sum of: (i) 1/48 of the new balance (excluding any amount that is past due), but not less than the greater of $10 or the amount of the finance charge (due to periodic rates) billed to the Account for the billing period, plus (ii) any amount that is past due (unless its inclusion in the minimum payment is waived in accordance with the Servicer's guidelines).

  In either instance, balances under $10 must be paid in full. In addition, if the new balance in the Account less the minimum payment amount computed as described above exceeds the assigned credit limit, the difference between such amounts may be added to the required minimum payment shown on the monthly billing statement.

  Prior to September 1996, a monthly periodic charge was assessed on the Accounts. The monthly periodic charge was calculated by multiplying the finance charge balance in an Account by the applicable monthly periodic rate. The finance charge balance is the average daily balance owing on the Account during the billing period including in its calculation any fees charged to the Account by the Bank and any billed but unpaid finance charge. Monthly periodic charges were not assessed on purchases, fees or finance charges if all balances shown on the billing statement were paid in full by the cardholder's payment due date shown on the cardholder's billing statement each month. Commencing with a cardholder's billing date in September 1996, a daily periodic charge is assessed on the Accounts. Finance charges due to periodic rates for a billing cycle are computed by applying the applicable daily periodic rates to the related daily balances and then adding the resulting sums for each day in the billing cycle. The daily periodic rates are determined by dividing the applicable annual percentage rates for such billing cycle by 365. The daily balances of purchases, advances, and fees and finance charges (on which finance charges at the applicable daily periodic rates are computed) are determined separately by taking the beginning balance of purchases, advances, or fees and finance charges, adding any new purchases, advances, or fees and finance charges that accrued or were posted that day, and subtracting any payments or credits applied that day to such purchases, advances, or fees and finance charges. Daily periodic charges are not assessed on purchases, finance charges and fees if all balances shown on the billing statement are paid in full by the cardholder's payment due date shown on the cardholder's billing statement each month.

  As of the end of the September 1996 Due Period, the Receivables assessed a fixed periodic rate and a variable periodic rate as a percentage of the total Receivables balance of the Accounts was approximately 6.11% and 93.89%, respectively. The current periodic rate assessed on Receivables arising in most standard fixed rate Accounts is 19.8% per annum, although certain fixed rate Accounts are assessed at lower rates. With respect to Receivables arising in the variable rate Accounts, the periodic rate assessed is equal on a per annum basis to the interest rate index plus a spread. With respect to the monthly periodic charge, the interest rate index was determined on each billing date based on the prime rate listed in the money rate section of The Wall Street Journal on the 15th day of the month (or if the 15th is a Saturday, Sunday or holiday, the next business day) immediately preceding the month in which the billing date occurred. With respect to daily periodic charges, the interest rate index is determined on each billing date based on the prime rate listed in the money rate section of The Wall Street Journal on the first day of the month in which the beginning date of the billing period occurs (or if that day is a Saturday, Sunday or holiday, the prior business day).

  The spread on variable rate Accounts ranges generally from 6.9% to 12.9% per annum. Commencing in 1994, the Bank began offering certain new non-affinity Accounts a fixed rate monthly periodic charge on purchases for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such Accounts is generally either 6.9% or 9.9% per annum. Upon conversion to a variable rate, the periodic charge is computed as described above for variable rate Accounts.

  Commencing in 1996, the Bank began assessing certain delinquent Accounts a higher variable periodic rate equal to the greater of (i) the prime rate (as determined as described above) plus a spread of 12.9% or (ii)
19.8% per annum. If such an Account subsequently makes all required minimum payments for six consecutive billing periods, the variable periodic rate decreases to the prime rate plus a spread of 9.9% except that the periodic rate for cash advances will not be less than 19.8% per annum.

  By the terms of the most recent cardholder agreements governing the Accounts, the Bank may change the periodic rate at any time upon written notice to the cardholders. In addition, the cardholder agreements governing most standard fixed rate Accounts give cardholders the option of electing a variable periodic rate to be effective for transactions on or after the election is processed, equal on a per annum basis to the interest rate index plus 9.9% (with a minimum per annum rate of 19.8% for cash advances). Finally, the Bank, under limited circumstances, has offered to existing cardholders a variable periodic rate equal on a per annum basis to the interest rate index plus 4.9%.

  Since 1988, substantially all preapproved Accounts, which are not part of an affinity program, have not been assessed an annual membership fee; in addition, over the last few years, the Bank generally with respect to non-affinity Accounts has not assessed or has waived the annual fee for most other new Accounts and also has waived the annual fee for certain other selected Accounts. The annual membership fee when assessed on Accounts ranges generally from $12 to $100, in the case of certain affinity Accounts. Annual fees, to the extent assessed on the Accounts, will be included in the Receivables transferred to the Trust. The Bank may expand or discontinue the fee waiver program or institute other similar programs in the future.

  The Bank generally charges Accounts miscellaneous additional fees, including, effective with a cardholder's billing period commencing in September 1996: (i) a late fee not to exceed $20, if the Bank does not receive the required minimum monthly payment by the billing date immediately following the payment due date shown on the monthly billing statement; (ii) a returned payment check fee not to exceed $20, for each cardholder check received by the Bank and not paid by the cardholder's bank; (iii) an over-limit fee not to exceed $20, if the new balance of an Account (less new periodic charges and fees imposed on the current billing statement) exceeds the cardholder's stated credit limit on the billing date; (iv) a returned convenience check fee equal to $20, if a convenience check is returned unpaid because it exceeds a cardholder's available credit at the time it is presented to the Bank for payment or if the cardholder's account is delinquent at the time the convenience check is presented to the Bank for payment; and (v) a cash advance fee equal to 2.5% of the cash advance transaction amount (with a minimum fee of $2.50) for cash advances obtained from a financial institution or an automatic teller machine or for cash advances obtained by writing a check on an Account. Previously, the fees described in clauses (i), (ii), (iii) and
(iv) of the prior sentence were limited to no more than $15; cash advance fees, prior to September 1996, were equal to 2% of the cash advance transaction amount. From time to time, the Bank has waived, and may continue to waive, the cash advance fee for certain cash advance transactions including certain balance transfers. Any of the fees described herein may be waived or modified at any time. Currently, the above-described fees may not be charged on certain Accounts or may be charged at lower rates under certain circumstances. Certain of these fees assessed by various credit card issuers have been challenged in lawsuits. See "Risk Factors--Certain Legal Aspects" in the Prospectus.

  Commencing in 1993, the Bank waived fees and removed the minimum rate floor of 19.8% or offered a lower rate on some cash advances for certain cardholders. The Bank has offered and, in the future, may continue to offer a reduced rate for purchases and cash advances to certain accounts for a limited period of time. Commencing in 1994, the Bank also introduced an initial fixed rate/variable rate Account described above. The Bank may expand or discontinue any of these programs or institute other similar programs in the future.

                                  THE SELLER

  As of September 30, 1996, and based on the Consolidated Reports of Condition and Income (the "Call Report") of the Seller at such date, the Seller had total deposits of approximately $1.32 billion, total assets of approximately $9.96 billion, net income (for the first three quarters of 1996) of approximately $112 million and total equity capital of approximately $894 million. The Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

  The Series 1996-R Supplement provides that the Controlled Amortization Period will commence on the Controlled Amortization Date and that the Rapid Amortization Period will commence on the first day of the Due Period during which a Liquidation Event occurs or is deemed to occur. Although it is anticipated that principal payments will be made to the Class A Certificateholders in an amount equal to the Controlled Amortization Amount beginning on the June 1999 Distribution Date, no assurance can be given in that regard. Payments of Class A Monthly Principal are scheduled to be made to Class A Certificateholders on each Distribution Date during the Controlled Amortization Period, in an amount equal to the lesser of (a) the Controlled Amount and (b) an amount ("Class A Available Principal Collections") equal to the sum of (i) the Class A Principal Percentage of the Fixed Allocation Percentage of all collections of Principal Receivables in respect of the applicable Due Period, (ii) the amount of any Unallocated Principal Collections allocable to the Certificates on deposit in the Collection Account on such Distribution Date, (iii) the amount of certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments in respect of such other Series, and (iv) certain other amounts that are treated as Class A Available Principal Collections in accordance with the Series 1996-R Supplement. Although the Seller expects that there will be sufficient funds on each Distribution Date of the Controlled Amortization Period to pay the Controlled Amount on such date, no assurance can be given in this regard. The actual rate of payment of principal will depend, among other factors, on the rate of repayment and the rate of default by cardholders.

  In the event of the occurrence of a Liquidation Event, the Rapid Amortization Period will begin on the first day of the Due Period in which such Liquidation Event occurs. During the Rapid Amortization Period, distributions of principal to Class A Certificateholders will not be subject to the Controlled Amount. In addition, principal payable to Class A Certificateholders on the Distribution Date following a sale, disposition or other liquidation of the Receivables (or interests therein) in the event of an insolvency event as described herein under "Description of the Class A Certificates and the Agreement--Liquidation Events" or in connection with the Series Termination Date as described herein under "Description of the Class A Certificates and the Agreement--Final Payment of Principal; Termination of Trust," will be equal to the Class A Invested Amount. A "Liquidation Event" occurs, with respect to the Certificates, either automatically or after a specified period after notice, upon (i) failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (ii) material breaches of certain representations, warranties or covenants of the Seller, (iii) certain insolvency events involving the Seller, (iv) the average Portfolio Yield for any three consecutive Due Periods being less than the average of the Base Rates for the related Interest Periods, (v) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(vi) a failure by the Seller to convey the Receivables in Additional Accounts to the Trust when required by the Agreement, (vii) failure to pay the Class A Invested Amount on the May 2000 Distribution Date (the "Class A Expected Final Distribution Date") or (viii) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders. The term "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction the numerator of which is the amount of the Finance Charge Receivables (including Interchange) collected during such Due Period, calculated on a cash basis after subtracting certain Defaulted Receivables during such period, and the denominator of which is Aggregate Principal Receivables. The Term "Base Rate" means, with respect to any Interest Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) Class A Monthly Interest, (ii) Collateral Monthly Interest and (iii) the Monthly Servicing Fee, and the denominator of which is the Invested Amount as of the end of the day on the first day of such Interest Period. Although the Seller believes that the likelihood of a Liquidation Event occurring is remote, there can be no assurance that a Liquidation Event will not occur. See "Description of the Class A Certificates and the Agreement--Liquidation Events" herein.

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank's Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts but do not include Interchange.

           CARDHOLDER MONTHLY PAYMENT RATES FOR THE BANK'S PORTFOLIO

                                            NINE
                                           MONTHS
                                            ENDED
                                        SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                        ------------- -------------------------
                                            1996       1995     1994     1993
                                            -----     -------  -------  -------
Lowest.................................     20.30%      21.08%   19.81%   19.51%
Highest................................     21.86       25.01    25.02    24.21
Monthly Average........................     21.09       22.58    23.27    22.45

  The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which Class A Certificateholders can expect principal allocated on the basis of the Class A Principal Percentage of the Fixed Allocation Percentage to be paid during the Controlled Amortization Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the Principal Terms of any additional Series might not have an impact on the timing of payments received by Class A Certificateholders. Further, if a Liquidation Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced. Likewise, the sharing of collections of Principal Receivables allocated to other Series with this Series during a Rapid Amortization Period could significantly reduce the duration of such period for the Class A Certificates. See "Description of the Class A Certificates and the Agreement--Shared Collections of Principal Receivables" herein.

  Because there may be a slow-down in the payment rate with respect to the Accounts or a Liquidation Event may occur which would initiate a Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates to the final payment of the Class A Invested Amount will equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder monthly payment rate experience will be similar to historical experience.

           DESCRIPTION OF THE CLASS A CERTIFICATES AND THE AGREEMENT

  The Certificates will be issued pursuant to the Agreement and the Supplement relating thereto (the "Series 1996-R Supplement") entered into between the Bank, as transferor of interests in the Receivables and as Servicer of the Accounts and the Receivables and Norwest Bank Minnesota, National Association, as Trustee for the Certificateholders. Pursuant to the Agreement, the Seller may execute further Supplements thereto between the Seller and the Trustee in order to issue additional Series. See "Description of the Certificates and the Agreement--Exchanges" in the Prospectus. The following summary describes certain terms of the Agreement and the Series 1996-R Supplement and is qualified in its entirety by reference to the Agreement and the Series 1996-R Supplement. See "Description of the Certificates and the Agreement" in the Prospectus for additional information concerning the Class A Certificates and the Agreement. Only the Class A Certificates are being offered hereby.

GENERAL

  Payments of interest and principal will be made on each related Distribution Date to Class A Certificateholders in whose names the Class A Certificates were registered on the last day of the calendar month preceding such Distribution Date (each, a "Record Date"). Interest will be distributed to Class A Certificateholders on the 15th day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), commencing January 15, 1997. Class A Monthly Interest will be distributed to Certificateholders in an amount equal to the product of
(i)(a) the actual number of days in the related Interest Period divided by 360, times (b) the Class A Certificate Rate for the related Interest Period and (ii) the Class A Invested Amount as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Series R Closing Date). Interest will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Class A Monthly Interest due but not paid on any Distribution Date will be due on the next succeeding Distribution Date with additional interest on such amount at the Class A Certificate Rate plus 2% per annum. Interest payments will be derived from collections allocated to Finance Charge Receivables available to the Class A Certificates (including Excess Spread and Excess Finance Charge Collections allocable to Series 1996-R) and, if necessary, withdrawals from the Cash Collateral Account and Reallocated Principal Collections.

  The Class A Certificate Rate will be 0.07% per annum above the rate for deposits in United States dollar deposits ("LIBOR") determined as set forth below.

  The Servicer will determine LIBOR for the Interest Period from the Series R Closing Date through December 15, 1996 on the second business day prior to the Series R Closing Date. The Servicer will determine LIBOR on December 12, 1996 for the Interest Period from December 16, 1996 through January 14, 1997, and, for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business. The Servicer will determine LIBOR in accordance with the following provisions:

    (i) On each LIBOR Determination Date, the Servicer will determine LIBOR on the basis of the rate for deposits in United States dollars for the Interest Period following the LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices); or

    (ii) If, on the LIBOR Determination Date, such rate does not appear on Telerate Page 3750, LIBOR will be determined on the basis of the rates at which deposits in United States dollars are offered by at least two of the Reference Banks at approximately 1:00 a.m., London time, on such day to prime banks in the London interbank market for the Interest Period following such LIBOR Determination Date. "Reference Banks" means four major banks in the London interbank market selected by the Servicer. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of such quotations (rounded, if necessary, to the nearest multiple of 0.0625% per annum); or

    (iii) If, on the LIBOR Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be the rate per annum (rounded as aforesaid) that the Servicer determines to be either
  (x) the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on the relevant LIBOR Determination Date for one-month United States dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Servicer, being so made or (y) in the event the Servicer can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on such LIBOR Determination Date to leading European banks for one-month United States dollar deposits; or

  (iv) If, on the LIBOR Determination Date, the banks selected as aforesaid by the Servicer are not quoting as described in paragraph (iii) above, LIBOR for such Interest Period will be LIBOR as determined on the previous LIBOR Determination Date (or LIBOR as determined with respect to the Series R Closing Date, in the case of the first LIBOR Determination Date).

  The Class A Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Servicer at (847) 931-3222.

  No principal payments are scheduled to be made on the Class A Certificates prior to the June 1999 Distribution Date. Monthly principal distributions will begin on the first Distribution Date following the Due Period in which either the Controlled Amortization Period or the Rapid Amortization Period commences. The Controlled Amortization Period is scheduled to begin on the first day of the Due Period relating to the June 1999 Distribution Date (the "Controlled Amortization Date"). The Rapid Amortization Period may begin at any time due to the occurrence of a Liquidation Event. See "--Liquidation Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

  The Class A Certificates will initially be represented by certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The interests of holders of beneficial interests in the Class A Certificates ("Certificate Owners") will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Class A Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described under "Description of the Certificates and the Agreement--Definitive Certificates" in the Prospectus, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates. All references herein to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

  Class A Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Class A Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates and Agreement--General," "--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, during each Due Period the Servicer will allocate between Series 1996-R, any other Series issued by the Trust and the First Chicago Interest all amounts collected on Finance Charge Receivables and all amounts collected on Principal Receivables and the amount of all Defaulted Receivables. Collections of Finance Charge Receivables (including the applicable portion of Interchange) and Defaulted Receivables will be allocated at all times to Series 1996-R, and collections of Principal Receivables will be allocated during the Revolving Period with respect to Series 1996-R and generally paid to the Seller or, in certain circumstances, to the Collateral Interest Holder or to other Series, based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount for such Distribution Date, and the denominator of which is Aggregate Principal Receivables for the related Due Period (the "Floating Allocation Percentage"). During the Controlled Amortization Period or Rapid Amortization Period for Series 1996-R, collections of Principal Receivables will be allocated to Series 1996-R based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the day on the last Distribution Date relating to the

Revolving Period for Series 1996-R and the denominator of which is the greater of (a) Aggregate Principal Receivables for the Due Period related to the current Distribution Date and (b) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Receivables for all Series outstanding for the current Distribution Date (the "Fixed Allocation Percentage").

  As used herein, the following terms have the following meanings:

  "Class A Floating Percentage" means, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount for such Distribution Date and the denominator of which is the Invested Amount for such Distribution Date.

  "Class A Invested Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed prior to such date.

  "Class A Principal Percentage" means, with respect to any Distribution Date
(i) relating to the Revolving Period for Series 1996-R, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount for such Distribution Date, and the denominator of which is the Invested Amount for such Distribution Date and (ii) relating to the Controlled Amortization Period or the Rapid Amortization Period for Series 1996-R, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period for Series 1996-R, and the denominator of which is the Invested Amount as of such day.

  "Collateral Floating Percentage" means, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount for such Distribution Date, and the denominator of which is the Invested Amount for such Distribution Date.

  "Collateral Invested Amount" means, for any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, minus (b) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates to avoid the occurrence of a Class A Investor Charge-Off, minus (c) the amount of Collateral Charge-Offs for all prior Distribution Dates, minus (d) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date; provided, however, that the Collateral Invested Amount may not be reduced below zero.

  "Collateral Principal Percentage" means, with respect to any Distribution Date (i) relating to the Revolving Period for Series 1996-R, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount for such Distribution Date, and the denominator of which is the Invested Amount for such Distribution Date and (ii) relating to the Controlled Amortization Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period for Series 1996-R, and the denominator of which is the Invested Amount as of such day.

  "Invested Amount" means, with respect to any date of determination, an amount equal to the sum of (a) the Class A Invested Amount and (b) the Collateral Invested Amount.

  "Invested Percentage" means, on any date of determination with respect to any Distribution Date: (a) when used with respect to Principal Receivables during the Controlled Amortization Period or a Rapid Amortization

Period for Series 1996-R, the Fixed Allocation Percentage; and (b) when used with respect to Principal Receivables during the Revolving Period for Series 1996-R, and Finance Charge Receivables and Defaulted Receivables at any time, the Floating Allocation Percentage.

  "First Chicago Percentage" means when used with respect to allocations of collections of Finance Charge Receivables and Principal Receivables and the amount of Defaulted Receivables, 100% minus the sum of the applicable Invested Percentages with respect to all Series then issued and outstanding.

APPLICATION OF COLLECTIONS

  The Bank, as Servicer, uses for its own benefit all collections received with respect to the Receivables in each Due Period until the related Transfer Date at which time such collections are applied as described below and under "Description of the Certificates and the Agreement--Application of Collections" in the Prospectus.

  Throughout the existence of the Trust, the Servicer allocates to the Seller, as holder of the Exchangeable Seller's Certificate, an amount equal to the First Chicago Percentage of the aggregate amount of Collections allocable to Principal Receivables and Finance Charge Receivables in respect of such Due Period. On each Determination Date with respect to the Revolving Period for Series 1996-R, the Servicer will allocate to the Seller or, in certain circumstances, to other Series, from collections an amount equal to the Floating Allocation Percentage of the aggregate amount of collections in respect of Principal Receivables for the related Distribution Date, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date) and will exclude any such collections to be applied as Collateral Monthly Principal.

  On each Determination Date with respect to the Controlled Amortization Period for Series 1996-R, the Servicer will allocate to the Seller or, in certain circumstances, to other Series, from collections an amount equal to the excess of the Fixed Allocation Percentage for the related Distribution Date of the aggregate amount of collections in respect of Principal Receivables over the related Controlled Amount, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date) and will exclude any such collections to be applied as Collateral Monthly Principal.

  On each Distribution Date with respect to a Rapid Amortization Period, the Servicer will distribute all collections in respect of Principal Receivables allocable to Series 1996-R with respect to the related Due Period in payment of principal on the Certificates (as more fully described below under "-- Allocation of Funds").

REALLOCATION OF COLLECTIONS

  With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest and any Class A Additional Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, (iv) if there is a successor Servicer not affiliated with the Seller, the Monthly Servicing Fee for such Distribution Date and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the Class A Available Funds (as defined below under "--Allocation of Funds"). If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-R and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charge Collections available with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charge Collections and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable to the Collateral Interest for the related Due Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount which will have the effect of reducing the Collateral Invested Amount. If Reallocated Principal Collections with respect to the related Due Period, together with Excess Spread and Excess Finance Charge Collections allocated to Series 1996-R and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. See "-- Defaulted Receivables; Rebates and Fraudulent Charges."

  Reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased to the extent of Excess Spread and Excess Finance Charge Collections and Reallocated Principal Collections available for such purpose on each Distribution Date. See "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections."

ALLOCATION OF FUNDS

  The Servicer shall apply, or shall instruct the Trustee (or the Paying Agent, in the case of distributions to Class A Certificateholders) to apply, Class A Available Funds, Collateral Available Funds, Class A Available Principal Collections and Collateral Principal Collections on each Distribution Date to make the following distributions from the Collection Account for such Distribution Date.

  Payment of Interest, Fees and Other Items.

    (a) An amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following order of priority:

      (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

      (ii) an amount equal to the Monthly Servicing Fee with respect to Series 1996-R, for such Distribution Date will be distributed to the Servicer;

      (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Class A Available Principal Collections for such Distribution Date; and

      (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charges Collections" below;

  provided, however, that in the event that there are insufficient funds to pay in full the amounts distributable pursuant to clauses (i), (ii) and
  (iii) above (before giving effect to any Excess Spread or withdrawal from the Cash Collateral Account, application of Reallocated Principal Collections or reduction in the Collateral Invested Amount for such purpose), such amounts shall be paid on a pro rata basis.

    (b) An amount equal to the Collateral Available Funds with respect to such Distribution Date will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

  "Class A Available Funds" means, with respect to any Due Period, an amount equal to the Class A Floating Percentage of the Floating Allocation Percentage of Collections of Finance Charge Receivables (including any amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Series 1996-R Supplement).

  "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the Class A Invested Amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the Class A Invested Amount at the applicable Class A Certificate Rates for the Interest Periods from the Series R Closing Date through January 14, 1997.

  "Collateral Available Funds" means, with respect to any Due Period, an amount equal to the Collateral Floating Percentage of the Floating Allocation Percentage of Finance Charge Receivables (including any amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Series 1996-R Supplement).

  "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the Interest Period and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Invested Amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the initial Collateral Invested Amount at the applicable Collateral Rates for the Interest Periods from the Series R Closing Date through January 14, 1997.

  "Collateral Rate" means a rate not greater than LIBOR plus 1.00% per annum.

  "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (a) (iv) and clause (b) above under "--Payment of Interest, Fees and Other Items."

  Excess Spread; Excess Finance Charge Collections. On each Distribution Date, the Trustee will apply or cause the Servicer to apply Excess Spread and Excess Finance Charge Collections allocated to Series 1996-R with respect to the related Due Period to make the following distributions in the following order of priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (a) (i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items," in that order of priority; provided, however, that no payment shall be made to fund a deficiency pursuant to such clause (a) (ii) unless there is a successor Servicer not affiliated with the Seller;

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Class A Available Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

    (c) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, plus any additional interest with respect to amounts that were due but not paid to the Collateral Interest Holder on a prior Distribution Date at a rate equal to the Collateral Rate ("Collateral Additional Interest") will be distributed to the Collateral Interest Holder for application in accordance with the agreement between the Collateral Interest Holder, the Seller, the Servicer and the Trustee (the "Loan Agreement");

    (d) an amount equal to the Collateral Default Amount for such Distribution Date shall be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

    (e) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (b) and (c) of the definition of "Collateral Invested Amount" under "--

  Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed, including pursuant to the Loan Agreement) will be applied in accordance with the Loan Agreement;

    (f) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) shall be deposited into the Cash Collateral Account;

    (g) an amount equal to any unpaid portion of the Monthly Servicing Fee with respect to Series 1996-R for such Distribution Date, plus the amount of any such Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date shall be distributed to the Servicer; and

    (h) the balance shall be applied in accordance with the Loan Agreement.

  Payments of Principal. On each Distribution Date, the Trustee will apply or cause the Servicer to apply Class A Available Principal Collections and Collateral Principal Collections in the following order of priority:

    (a) on each Distribution Date with respect to the Revolving Period for Series 1996-R , all such Class A Available Principal Collections which are not allocated at the option of the Seller as part of Collateral Monthly Principal to make a payment with respect to the Collateral Interest will be allocated to the Seller or to other Series;

    (b) on each Distribution Date with respect to the Controlled Amortization Period or the Rapid Amortization Period for Series 1996-R , all such Class A Available Principal Collections will be distributed or deposited in the following order of priority:

      (i) an amount equal to Class A Monthly Principal will be paid to the Class A Certificateholders; and

      (ii) the balance, if any, will be paid to the Collateral Interest Holder, the Seller or to other Series;

    (c) on each Distribution Date with respect to the Revolving Period for Series 1996-R, Collateral Principal Collections will be distributed or deposited in the following order of priority:

      (i) an amount equal to Collateral Monthly Principal for such Distribution Date will be applied in accordance with the Loan
    Agreement; and

      (ii) balance, if any, will be treated as Class A Available Principal Collections and applied as described in clause (a) above;

    (d) on each Distribution Date with respect to the Controlled Amortization Period for Series 1996-R, Collateral Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Collateral Monthly Principal will be applied in accordance with the Loan Agreement; and

      (ii) the balance, if any, will be treated as Class A Available Principal Collections and applied as described in clause (b) above; and

    (e) on each Distribution Date with respect to the Rapid Amortization Period, Collateral Principal Collections will be treated as Class A Available Principal Collections.

  "Class A Available Principal Collections" means, with respect to any Distribution Date, the sum of (a) the Class A Principal Percentage of the Invested Percentage of collections of Principal Receivables, (b) the amount, if any, of Unallocated Principal Collections on deposit in the Collection Account allocated to the Certificates, (c) Excess Principal Collections allocated to the Certificates and (d) any other amounts which are to be treated as Class A Available Principal Collections in accordance with the Series 1996-R Supplement.

  "Class A Monthly Principal" means, on each Distribution Date beginning with the earlier to occur of (i) the first Distribution Date to occur with respect to any Rapid Amortization Period for Series 1996-R and (ii) the first Distribution Date to occur with respect to the Controlled Amortization Period for Series 1996-R, an amount equal to Class A Available Principal Collections; provided, however, that for each Distribution Date with respect to the Controlled Amortization Period (unless and until a Liquidation Event is deemed to have occurred), Class A Monthly Principal shall not exceed the Controlled Amount for such Distribution Date; provided, further, that with respect to any Distribution Date, Class A Monthly Principal shall not exceed the Class A Invested Amount.

  "Collateral Monthly Principal" means, on each Distribution Date, an amount calculated as follows:

    (i) on any Distribution Date prior to the Distribution Date on which the Class A Invested Amount is paid in full, the lesser of (A) the sum of (x) Collateral Principal Collections with respect to such Distribution Date and
  (y) Class A Available Principal Collections not applied to Class A Monthly Principal on such Distribution Date and (B) the Enhancement Surplus on such Distribution Date; and

    (ii) on the Distribution Date on which the Class A Invested Amount is paid in full, the sum of (A) Collateral Principal Collections with respect to such Distribution Date and (B) Class A Available Principal Collections not applied to Class A Monthly Principal on such Distribution Date;

  notwithstanding the foregoing, prior to the occurrence of a Liquidation Event and under certain limited circumstances specified in the Series 1996-R Supplement, "Collateral Monthly Principal" shall mean for any applicable Distribution Date, the sum of (I) Collateral Principal Collections with respect to such Distribution Date and (II) Class A Available Principal Collections not applied to Class A Monthly Principal on such Distribution Date; provided, however, that an amount not less than the Collateral Monthly Principal as so calculated is deposited into the Cash Collateral Account on such Distribution Date.

  "Collateral Principal Collections" means, with respect to any Due Period, the Collateral Principal Percentage of the Invested Percentage of Collections of Principal Receivables, plus any other amounts which are to be treated as Collateral Principal Collections in accordance with the provisions of the Series 1996-R Supplement, minus the amount of Reallocated Principal Collections with respect to such Due Period applied for the benefit of the Class A Certificates.

  "Controlled Amount" for any Distribution Date with respect to the Controlled Amortization Period shall mean an amount equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount.

  "Deficit Controlled Amortization Amount" means, on the first Distribution Date with respect to the Controlled Amortization Period for Series 1996-R, the excess, if any, of the Controlled Amortization Amount over the amount of Class A Monthly Principal for such Distribution Date and, on each subsequent Distribution Date with respect to the Controlled Amortization Period for Series 1996-R, the excess, if any, of the Controlled Amount over the amount of Class A Monthly Principal for such Distribution Date.

  Payments to Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account, as described above, from payments on the Receivables, amounts required for any optional repurchase or other purchase of the Certificates by the Seller or the proceeds of any sale of the Receivables will be deposited in the Collection Account.

  The paying agent (the "Paying Agent") will initially be FNBC. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purposes of making distributions to the Certificateholders.

SHARED COLLECTIONS OF FINANCE CHARGE RECEIVABLES

  To the extent that collections of Finance Charge Receivables allocated to the Certificates are not needed to make payments to Certificateholders or other payments required in respect of Series 1996-R, such collections may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to certain other Series (including Series 1994-I, Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M,

Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-S and certain subsequently issued Series). To the extent collections of Finance Charge Receivables allocated to certain other Series (including Series 1994-I, Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-S and certain subsequently issued Series) are not needed to make payments required in respect of each such Series, such collections ("Excess Finance Charge Collections") may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to Series 1996-R and to other Series experiencing shortfalls. There can be no assurance that such Excess Finance Charge Collections will be available to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to the Class A Certificates. To the extent Excess Finance Charge Collections are also allocated to other Series, the pro rata share of such Excess Finance Charge Collections available to the Class A Certificates will be reduced.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

  To the extent that collections of Principal Receivables allocated to the Certificates are not needed to make payments to the Certificateholders, such collections may be applied to cover principal payments due to or for the benefit of any other Series. Any such application of collections will not result in a reduction of the Invested Amount of the Certificates.

  Similarly, certain collections of Principal Receivables allocated to other Series (including Series 1993-F, Series 1993-G, Series 1993-H, Series 1994-I, Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-S and certain subsequently issued Series), to the extent such collections are not needed to make payments to or for the benefit of such other Series ("Excess Principal Collections"), will be applied, if necessary, to cover Class A Monthly Principal due to Class A Certificateholders (and Collateral Monthly Principal due to the Collateral Interest Holder). There can be no assurance that such Excess Principal Collections will be available to cover Class A Monthly Principal due on any Distribution Date. Such Excess Principal Collections may also be allocated to other Series (including Series 1993-F, Series 1993-G, Series 1993-H, Series 1994-I, Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-S and certain subsequently issued Series). To the extent such Excess Principal Collections are also allocated to other Series, the pro rata share of such Excess Principal Collections allocated to the Certificates will be reduced.

THE CASH COLLATERAL ACCOUNT

  The Trust will have the benefit of the Cash Collateral Account, which will be held with the trust department of The First National Bank of Chicago for the benefit of the Certificateholders. Funds on deposit in the Cash Collateral Account will be invested in Eligible Investments.

  The Cash Collateral Account will have an initial Available Cash Collateral Amount of $4,571,429. On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of (i) the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account on such Distribution Date) and (ii) the Required Cash Collateral Amount. The "Required Cash Collateral Amount" means, on any date of determination, the Required Enhancement Amount less the Collateral Invested Amount. The "Required Enhancement Amount" with respect to any Distribution Date means the greater of (i) the product of (a) the Invested Amount related to such Distribution Date and (b) 13.5% and (ii) the sum of (a) $4,571,429 and (b) the product of (I) two and (II) the excess, if any, of $4,571,429 over the amount on deposit in the Cash Collateral Account with respect to such Distribution Date; provided, however, that (i) if any withdrawal is made from the Cash Collateral Account in respect of the Class A Required Amount or if a Liquidation Event occurs or if there are certain reductions in the Collateral Invested Amount, the Required Enhancement Amount for such Distribution Date shall equal the Required Enhancement Amount for the Distribution Date immediately preceding the occurrence of such withdrawal, such Liquidation Event or such reduction, (ii) in no event shall the Required Enhancement Amount exceed the Class A Invested Amount on any such date, and
(iii) the Required

Enhancement Amount may be reduced without the consent of the Certificateholders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of any of the Certificates for which such Rating Agency furnishes a rating and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Liquidation Event or an event that, after the giving of notice or the lapse of time, would constitute a Liquidation Event to occur.

  For each Distribution Date, a withdrawal may be made from the Cash Collateral Account in an amount up to the lesser of (i) the sum of the Class A Required Amount and any unreimbursed Class A Investor Charge-Offs (to the extent such sum has not been paid from Excess Spread and Excess Finance Charge Collections allocated to Series 1996-R) and (ii) the Available Cash Collateral Amount, to fund the unpaid portion of the Class A Required Amount and unreimbursed Class A Investor Charge-Offs.

  Under certain circumstances specified in the Loan Agreement, the Seller will have the option to elect to deposit certain amounts held pursuant to the Loan Agreement into the Cash Collateral Account, which will result in a reduction of the Collateral Invested Amount. Any such election will have the effect of converting all or a portion of the Enhancement in the form of the Collateral Invested Amount into Enhancement in the form of amounts on deposit in the Cash Collateral Account. The amount of such reduction of the Collateral Invested Amount for any given Distribution Date will not exceed the Collateral Monthly Principal.

  In addition, under certain limited circumstances specified in the Series 1996-R Supplement and prior to the occurrence of a Liquidation Event, the Seller may elect to deposit Collateral Monthly Principal (as determined in accordance with clauses (I) and (II) of the definition thereof appearing under "--Allocation of Funds" above) into the Cash Collateral Account, which will result in a reduction of the Collateral Invested Amount. Any such election will have the effect of converting all or a portion of the Enhancement in the form of the Collateral Invested Amount into Enhancement in the form of amounts on deposit in the Cash Collateral Account.

  On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections to the extent described above under "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections" to increase the amount on deposit in the Cash Collateral Account to the extent such amount is less than the Required Cash Collateral Amount. In addition, if on any Distribution Date, after taking into account all distributions, deposits and withdrawals to be made for such date, the amount on deposit in the Cash Collateral Account and the Collateral Invested Amount exceeds the Required Enhancement Amount for the next succeeding Distribution Date, the Collateral Invested Amount may be reduced. The amount of such reduction will not exceed the Collateral Monthly Principal for such Distribution Date.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

  The term "Investor Default Amount" means, for any Due Period, the product of the Floating Allocation Percentage for such Distribution Date and the amount of Defaulted Receivables.

  A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage for such Distribution Date and the Investor Default Amount. An amount equal to the Class A Investor Default Amount will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 1996-R or from amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections and applied as described above under "--Allocation of Funds--Payments of Interest, Fees and Other Items" and "--Reallocation of Collections."

  On each Distribution Date, if the Class A Investor Default Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-R, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections, the Collateral Invested Amount (to the extent not already reduced as a result of a Collateral Charge-Off with respect to such Distribution Date) will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-
Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-R and available for such purpose as described under "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections."

  A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Distribution Date in an amount equal to the product of the Collateral Floating Percentage for such Distribution Date and the Investor Default Amount. On each Distribution Date, if the Collateral Default Amount exceeds the Excess Spread and Excess Finance Charge Collections allocable to Series 1996-R and available to cover such amount as described above under "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections," the Collateral Invested Amount will be reduced by the amount of such excess (a "Collateral Charge-Off"). If the Collateral Invested Amount has been reduced by the amount of any Collateral Charge-Offs, the Collateral Interest Holder will thereafter be reimbursed for such Collateral Charge-Offs on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Collateral Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-R and available for such purpose as described under "--Allocation of Funds-- Excess Spread; Excess Finance Charge Collections."

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

  The Class A Certificates will be subject to optional repurchase by the Seller on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 5% of the Initial Invested Amount, unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller. The repurchase price of the Certificates will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through, and including, the day preceding the Distribution Date with respect to which the repurchase occurs. In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the July 2001 Distribution Date. In the event that the Invested Amount is greater than zero on the July 2001 Distribution Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Agreement and the Series 1996-R Supplement, in an amount up to 110% of the Invested Amount of the Certificates at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any collections on the Receivables will be paid, pro rata to the Class A Certificateholders, then to the Collateral Interest Holder, on the Series Termination Date, as final payment of the Certificates.

LIQUIDATION EVENTS

  The Revolving Period for Series 1996-R will continue through the end of the April 1999 Due Period and the Controlled Amortization Period will begin at such time, unless a Liquidation Event occurs. A Rapid Amortization Period will commence at the beginning of the Due Period during which a Liquidation Event occurs or is deemed to occur. A Liquidation Event with respect to the Certificates refers to any of the following events:

    (i) failure on the part of the Seller (a) to make any payment or deposit on the date required under the Agreement or the Series 1996-R Supplement (or within the applicable grace period which will not exceed five business days), (b) duly to observe or perform in any material respect the covenant of the Seller not to sell, pledge, assign or transfer to any person, or grant any unpermitted lien on, any Receivable, or (c) duly to observe or perform in any material respect any other covenants or agreements of the Seller, which in the case of subclause (c) hereof, continues unremedied for a period of 60 days after written notice;

    (ii) any representation or warranty made by the Seller in the Agreement or the Series 1996-R Supplement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Liquidation Event described in this clause (ii) shall not be deemed to occur if the Seller has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

    (iii) certain events of insolvency, conservatorship or receivership relating to the Seller;

    (iv) the average Portfolio Yield for any three consecutive Due Periods is less than the average of the Base Rates for the related Interest Periods;

    (v) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

    (vi) after any applicable grace period, a failure by the Seller to convey Additional Accounts to the Trust when required by the Agreement;

    (vii) the Class A Invested Amount is not paid in full on the Class A Expected Final Distribution Date; or

    (viii) any Servicer Default occurs which would have a material adverse effect on the Certificateholders.

  In the case of any event described in clause (i), (ii) or (viii), a Liquidation Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders of such Series evidencing undivided interests aggregating not less than 50% of the Invested Amount of such Series, by written notice to the Seller and the Servicer (and to the Trustee, if given by such Certificateholders) declare that a Liquidation Event has occurred as of the date of such notice. In the case of any event described in clause (iii) or (v), a Liquidation Event with respect to all Series, and in the case of any event described in clause (iv), (vi) or (vii), a Liquidation Event with respect to only Series 1996-R, will be deemed to have occurred without any notice or other action on the part of the Trustee or the applicable Certificateholders immediately upon the occurrence of such event. The Rapid Amortization Period for Series 1996-R will commence on the first day of the Due Period in which a Liquidation Event occurs or is deemed to occur. Monthly distributions of principal to the Class A Certificateholders will begin (if they have not already begun) on the first Distribution Date following such Due Period in the manner described herein. See "--Allocation of Funds." Thus, Class A Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Class A Certificates. If a Liquidation Event occurs and the FDIC is appointed as the receiver for the Bank and no Liquidation Event other than such receivership or insolvency exists, the FDIC may have the power to prevent commencement of the Rapid Amortization Period.

  In addition to the consequences of a Liquidation Event discussed above, if pursuant to certain provisions of Federal law, the Seller voluntarily goes into liquidation or the FDIC or any other person is appointed a receiver or conservator of the Seller, on the day of such appointment the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of any Preexisting Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables of all Series in a commercially reasonable manner and on commercially reasonable terms. Furthermore, even if the Receivables are not sold pursuant to the preceding sentence, with respect to Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-R, Series 1996-S and any subsequently or contemporaneously issued Series, unless otherwise instructed within a specified period by holders representing undivided interests aggregating more than 50% of the invested amount of each Preexisting Series and each class of each such Series (including a majority in interest in each collateral interest) (unless otherwise specified in the related Supplement), each holder of an interest in the First Chicago Interest and any other person specified in any Supplement, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds will be distributed to the applicable certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the Prospectus for a discussion of how Federal legislation may affect the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The portion of the Servicing Fee allocable to Series 1996-R on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to 1/12 of the product of (a) 2.00% per annum and (b) the Invested Amount with respect to the related Due Period. A portion of the Monthly Servicing Fee equal to 1/12 of the product of 1.25% per annum and the Invested Amount with respect to the related Due Period will be paid solely from Interchange allocable to Series 1996-R, before such Interchange is used for any other purpose. A portion of the Monthly Servicing Fee equal to 1/12 of the product of 0.75% per annum and the Invested Amount with respect to the related Due Period will be paid from collections of Finance Charge Receivables allocable to the Certificates. The remaining portion of the Servicing Fee will be allocable to the First Chicago Interest or to other Series. The Monthly Servicing Fee will be paid each month from the Collection Account; provided, however, that in the event there are insufficient collections of Finance Charge Receivables (excluding amounts payable from Excess Spread or the Cash Collateral Account) available to make the distribution of the Class A Monthly Interest, the Class A Investor Default Amount and the portion of the Monthly Servicing Fee payable from such funds, such Class A Monthly Interest, Class A Investor Default Amount and Monthly Servicing Fee will be paid on a pro rata basis to the extent of such funds. If a successor Servicer has been appointed, Excess Spread may be used, and withdrawals from the Cash Collateral Account may be made, if there are insufficient collections of Finance Charge Receivables available to the Certificates to pay the portion of the Monthly Servicing Fee of such successor Servicer payable from such funds.

REPORTS TO CLASS A CERTIFICATEHOLDERS

  On each Distribution Date, there will be forwarded to each Class A Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth: (i) the total amount distributed with respect to the Class A Certificates; (ii) the amount of the distribution on such Distribution Date allocable to principal; (iii) the amount of such distribution allocable to interest; (iv) the amount of collections processed during the preceding Due Period and allocated in respect of the Certificates;
(v) the Invested Amount, the Class A Invested Amount, the Collateral Invested Amount, the Class A Floating Percentage, the Class A Principal Percentage and the Invested Percentages; (vi) the aggregate outstanding balance of Accounts which are 30 days or more delinquent as of the close of business at the end of the preceding Due Period; (vii) the Investor Default Amount and the Class A Investor Default Amount for such Distribution Date; (viii) the amount of Class A Investor Charge-Offs for such Distribution Date and the amount of reimbursements of such Class A Investor Charge-Offs; (ix) the amount of the Monthly Servicing Fee for such Distribution Date; (x) the Available Cash Collateral Amount and the Collateral Invested Amount at the close of business on such Distribution Date; (xi) the Class A Required Amount, if any, for such Distribution Date; (xii) the amount of Excess Spread and Reallocated Principal Collections, if any, available with respect to such Distribution Date; (xiii) the amount, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested Amount as of the end of the day on the Record Date; (xiv) the "pool factor" as of the end of the related Record Date (consisting of an eight-digit decimal expressing the ratio of the Class A Invested Amount to the Class A Initial Invested Amount); and (xv) the existing Deficit Controlled Amortization Amount.

  On or before January 31 of each calendar year, beginning with 1997, there will be furnished to each person who at any time during the preceding calendar year was a Class A Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Class A Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Class A Certificateholders to prepare their tax returns. See "Tax Matters" in the Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement dated November 14, 1996 and a Terms Agreement dated November 14, 1996 (such agreements, collectively, the "Underwriting Agreement") between the Seller and the underwriters named below (collectively, the "Underwriters"), the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates as set forth opposite its name:

                                                                    PRINCIPAL
                                                                    AMOUNT OF
                                                                     CLASS A
                             UNDERWRITERS                          CERTIFICATES
                             ------------                          ------------
     First Chicago Capital Markets, Inc. ......................... $ 80,000,000
     Bear, Stearns & Co. Inc. ....................................   80,000,000
     Chase Securities Inc. .......................................   80,000,000
     Lehman Brothers Inc. ........................................   80,000,000
     NationsBanc Capital Markets, Inc. ...........................   80,000,000
                                                                   ------------
       Total...................................................... $400,000,000
                                                                   ============

  In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated. The Seller has been advised by the several Underwriters that the several Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.150% of the principal amount of the Class A Certificates. Underwriters may allow and such dealers may reallow a concession not in excess of 0.100% of such principal amount.

  The Underwriting Agreement provides that the Seller will indemnify the several Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the several Underwriters may be required to make in respect thereof.

  First Chicago Capital Markets, Inc. ("FCCM") is an affiliate of the Seller. Any obligations of FCCM are the sole obligations of FCCM and do not create any obligations on the part of any affiliate of FCCM.

  FCCM may from time to time purchase or acquire a position in the Class A Certificates and may, at its option, hold or resell such Class A Certificates. FCCM expects to offer and sell previously issued Class A Certificates in the course of its business as a broker-dealer. FCCM may act as a principal or agent in such transactions. The accompanying Prospectus and this Prospectus Supplement may be used by FCCM in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                                              PAGE
----                                                              ----
Available Cash Collateral Amount................................. S-32
Available Enhancement Amount..................................... S-11
Bank............................................................. S-1, S-3
Bank's Portfolio................................................. S-14
Base Rate........................................................ S-22
Call Report...................................................... S-21
Cash Collateral Account.......................................... S-10
Cede............................................................. S-7
Cedel............................................................ S-7
Certificate Owners............................................... S-25
Certificateholders............................................... S-3
Certificates..................................................... S-1, S-3
Class A Additional Interest...................................... S-28
Class A Available Funds.......................................... S-29
Class A Available Principal Collections.......................... S-22, S-30
Class A Certificateholders....................................... S-1
Class A Certificate Rate......................................... S-3
Class A Certificates............................................. S-1, S-3
Class A Expected Final Distribution Date......................... S-3, S-22
Class A Floating Percentage...................................... S-5, S-26
Class A Initial Invested Amount.................................. S-3
Class A Invested Amount.......................................... S-26
Class A Investor Charge-Off...................................... S-11, S-34
Class A Investor Default Amount.................................. S-11, S-33
Class A Monthly Interest......................................... S-29
Class A Monthly Principal........................................ S-30
Class A Principal Percentage..................................... S-6, S-26
Class A Required Amount.......................................... S-27
Code............................................................. S-13
Collateral Additional Interest................................... S-29
Collateral Available Funds....................................... S-29
Collateral Charge-Off............................................ S-34
Collateral Default Amount........................................ S-34
Collateral Floating Percentage................................... S-26
Collateral Initial Invested Amount............................... S-3
Collateral Interest.............................................. S-1
Collateral Interest Holder....................................... S-4
Collateral Invested Amount....................................... S-5, S-26
Collateral Monthly Interest...................................... S-29
Collateral Monthly Principal..................................... S-31
Collateral Principal Collections................................. S-31
Collateral Principal Percentage.................................. S-26
Collateral Rate.................................................. S-29
Controlled Amortization Amount................................... S-3
Controlled Amortization Date..................................... S-9, S-25
Controlled Amortization Period................................... S-9
Controlled Amount................................................ S-31
Deficit Controlled Amortization Amount........................... S-31
Distribution Date................................................ S-2, S-3, S-24
DTC.............................................................. S-7, S-25
Enhancement Surplus.............................................. S-12
ERISA............................................................ S-13
Euroclear........................................................ S-7
Excess Finance Charge Collections................................ S-32
Excess Principal Collections..................................... S-32

TERM                                                                  PAGE
----                                                                  ----
Excess Spread........................................................ S-29
Expected Initial Principal Payment Date.............................. S-3
FCCM................................................................. S-1, S-38
FDIC................................................................. S-7
First Chicago Interest............................................... S-4
First Chicago NBD.................................................... S-3
First Chicago Percentage............................................. S-27
Fixed Allocation Percentage.......................................... S-6, S-26
Floating Allocation Percentage....................................... S-5, S-25
Initial Cash Collateral Amount....................................... S-10
Initial Invested Amount.............................................. S-3, S-5
Interest Period...................................................... S-7
Invested Amount...................................................... S-5, S-26
Invested Percentage.................................................. S-26
Investor Default Amount.............................................. S-11, S-33
LIBOR................................................................ S-2, S-24
LIBOR Determination Date............................................. S-24
Liquidation Event.................................................... S-9, S-22
Loan Agreement....................................................... S-29
Monthly Servicer Report.............................................. S-36
Monthly Servicing Fee................................................ S-36
Participants......................................................... S-25
Paying Agent......................................................... S-31
Portfolio Yield...................................................... S-22
Rapid Amortization Period............................................ S-9
Reallocated Principal Collections.................................... S-5, S-28
Receivables.......................................................... S-1
Record Date.......................................................... S-24
Reference Banks...................................................... S-24
Required Cash Collateral Amount...................................... S-32
Required Enhancement Amount.......................................... S-11, S-32
Revolving Period..................................................... S-8
Seller............................................................... S-4
Series............................................................... S-3
Series R Closing Date................................................ S-3
Series 1996-R ....................................................... S-3
Series 1996-S ....................................................... S-3
Series 1996-R Supplement............................................. S-23
Series Termination Date.............................................. S-3
Telerate Page 3750................................................... S-24
Trust................................................................ S-1, S-3
Trustee.............................................................. S-4
Underwriters......................................................... S-38
Underwriting Agreement............................................... S-38

                                    ANNEX I

                        PRIOR ISSUANCES OF CERTIFICATES

  The table below sets forth the principal characteristics of the 14 Series heretofore issued by the Trust that are currently outstanding. The table also sets forth the proposed terms of the Series 1996-S Certificates which are expected to be issued concurrently with the issuance of the Certificates. For more specific information with respect to any Series, any prospective investor should contact First Chicago NBD. First Chicago NBD will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Document for any previous publicly-issued Series. Requests should be addressed to First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670, Attention: Investor Relations (312) 732-4812.

SERIES 1991-D

  Initial Principal Amount..........     $1,000,000,000
  Certificate Rate..................     8.40%
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $83,333,333.26
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $83,333,333.33
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the January 1996
                                          Distribution Date
  Monthly Servicing Fee.............     2.00%
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $30,000,000
  Minimum First Chicago Interest         7%
  Percentage........................
  Series Termination Date...........     June 1998 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $50,000,000

SERIES 1992-E

  Initial Principal Amount..........     $1,000,000,000
  Certificate Rate..................     6.25%
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $1,000,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....
                                         $83,333,333.33
  Controlled Amortization Date......
                                         First day of the Due Period
                                          relating to the March 1997
                                          Distribution Date

  Monthly Servicing Fee.............     2.00%
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $120,000,000
  Minimum First Chicago Interest         7%
  Percentage........................
  Series Termination Date...........     August 1999 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $50,000,000

SERIES 1993-F

  Initial Principal Amount..........     $700,000,000
  Certificate Rate..................     LIBOR plus a spread of 0.30% per
                                          annum, but in no event in excess
                                          of 12% per annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $700,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $58,333,333.33
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the January 1998
                                          Distribution Date
  Monthly Servicing Fee.............     2.10% (of which 1.60% is payable
                                          solely from Interchange
                                          allocable to Series 1993-F)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $91,000,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     February 2000 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $35,000,000

SERIES 1993-G

  Initial Principal Amount..........     $300,000,000
  Certificate Rate..................     LIBOR plus a spread of 0.18% per
                                          annum, but in no event in excess
                                          of 12% per annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $25,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables

  Controlled Amortization Amount....     $25,000,000
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the January 1996
                                          Distribution Date
  Monthly Servicing Fee.............     2.10% (of which 1.60% is payable
                                          solely from Interchange
                                          allocable to Series 1993-G)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $9,000,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     February 1998 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $15,000,000

SERIES 1993-H

  Initial Principal Amount..........     $700,000,000
  Certificate Rate..................     LIBOR plus a spread of 0.20% per
                                          annum, but in no event in excess
                                          of 12% per annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $700,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $58,333,333.33
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the March 1998
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1993-H)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $91,000,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     April 2000 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $35,000,000

SERIES 1994-I

  Initial Principal Amount..........    $500,000,000
  Certificate Rate..................    LIBOR plus a spread of 0.17% per
                                         annum, but in no event in excess
                                         of 11% per annum
  Scheduled Interest Payment Dates..
                                        The fifteenth day of each month
                                         (or, if such day is not a
                                         business day, the next
                                         succeeding business day)

  Current Principal Amount..........     $500,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $41,666,666.67
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the December 1996
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1994-I)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $62,500,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     January 1999 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $25,000,000

SERIES 1994-J

  Initial Principal Amount..........     $500,000,000
  Certificate Rate..................     LIBOR plus a spread of 0.22% per
                                          annum, but in no event in excess
                                          of 12% per annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $500,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $41,666,666.67
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the December 1998
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1994-J)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $65,000,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     January 2001 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $25,000,000

SERIES 1994-K

  Initial Principal Amount..........     $500,000,000
  Certificate Rate..................     LIBOR plus a spread of 0.1875%
                                          per annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $500,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $41,666,666.67
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the March 1999
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1994-K)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $72,500,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     April 2001 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $25,000,000

SERIES 1994-L

  Initial Principal Amount..........     $500,000,000
  Certificate Rate..................     7.15% per annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $500,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $41,666,666.67
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the March 1999
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1994-L)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral Amount..     $57,500,000
  Minimum First Chicago Interest
  Percentage........................     7% (or such lower percentage
                                          acceptable to the Rating
                                          Agencies)
  Series Termination Date...........
                                         April 2001 Distribution Date

  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $25,000,000

SERIES 1995-M

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.24% per
                                          annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $571,428,572
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $41,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the November 2001
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-M)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $71,428,572
  Amount............................
  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     December 2003 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

SERIES 1995-N

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.16% per
                                          annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $571,428,572
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $41,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the November 1998
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-N)
  Enhancement.......................
                                         Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested
  Amount............................     $71,428,572

  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     December 2000 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

SERIES 1995-O

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.23% per
                                          annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $571,428,572
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $41,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the January 2002
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-O)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $71,428,572
  Amount............................
  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     February 2004 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

SERIES 1995-P

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.18% per
                                          annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $571,428,572
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization
  Amount............................
                                         $41,666,666.67
  Class A Controlled Amortization
  Date..............................     First day of the Due Period
                                          relating to the January 2000
                                          Distribution Date

  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-P)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $71,428,572
  Amount............................
  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     February 2002 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

SERIES 1996-Q

  Initial Principal Amount..........     $1,028,571,429 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.13% per
                                          annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $1,028,571,429
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $75,000,000
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the March 2001
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1996-Q)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $128,571,429
  Amount............................
  Initial Cash Collateral Amount....     $10,285,714
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     April 2003 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $51,428,571

SERIES 1996-S*

  Initial Principal Amount..........     $800,000,000 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.125% per
                                          annum
  Scheduled Interest Payment Dates..     The fifteenth day of each month
                                          (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables

  Class A Controlled Amortization        $116,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the July 2002
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1996-S)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $100,000,000
  Amount............................
  Initial Cash Collateral Amount....     $8,000,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     August 2004 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $40,000,000
--------
* All terms subject to change.

PROSPECTUS
                         FIRST CHICAGO MASTER TRUST II
                           ASSET BACKED CERTIFICATES
                    FCC NATIONAL BANK, SELLER AND SERVICER

The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and which are set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each of the Certificates will evidence an undivided interest in the First Chicago Master Trust II (the "Trust") created pursuant to a Pooling and Servicing Agreement between FCC National Bank, as seller and servicer (the "Bank"), and Norwest Bank Minnesota, National Association, as trustee. The Trust assets include receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts and any Enhancements, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. The Bank owns the remaining interest in the Trust not represented by any Series. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index of Terms for Prospectus" beginning on page 63.

Each Series will consist of one or more classes of Certificates (each, a "Class"), as specified in the related Prospectus Supplement. The interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a form of Enhancement as specified in the related Prospectus Supplement. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

While the specific terms of any Series in respect of which this Prospectus is being delivered are described in the related Prospectus Supplement, the terms of such Series are not subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 15 HEREIN.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE THEREOF EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. NEITHER THE CERTIFICATES, THE UNDERLYING ACCOUNTS, THE RECEIVABLES NOR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents is set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price is set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. An affiliate of the Bank may, from time to time, act as agent or underwriter in connection with the sale of Certificates. See "Plan of Distribution."

This Prospectus and applicable Prospectus Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of the Bank, in connection with offers and sales related to secondary market transactions in the Certificates. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 10, 1996.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series to be offered thereby and hereby, among other things, sets forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to an Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, monthly unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement (the "Agreement"). See "Description of the Certificates and the Agreement--Book-Entry Registration," "--Reports to Certificateholders" and "-- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Bank does not intend to send any of its financial reports to Certificateholders or to owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  FCC National Bank, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1995, and the Trust's Current Reports on Form 8-K dated January 12, 1996, February 9, 1996, March 12, 1996, April 11, 1996, May 10, 1996, June 13, 1996, July 11, 1996,
July 12, 1996, August 13, 1996 and September 9, 1996.

  All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670, Attention: Investor Relations (312) 732-4812.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms which are used herein are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Unless the context otherwise requires, certain capitalized terms, when used herein and in the accompanying Prospectus Supplement, relate only to the particular Series being offered by such Prospectus Supplement. Other Series issued pursuant to other similar prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms, unless the context otherwise requires, is made only in the context of the issuance of such other Series.

TYPE OF SECURITY......  Asset Backed Certificates (the "Certificates") to
                         be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes (each, a "Class"). The accompanying Prospectus Supplement identifies all previously issued Series of the Trust that remain outstanding (as well as any Series proposed to be issued by the Trust) and certain principal terms and other relevant characteristics thereof.

ISSUER................  The Certificates represent undivided interests in
                         First Chicago Master Trust II (the "Trust"). The Trust's fiscal year ends December 31.

SELLER................  FCC National Bank (the "Bank"), a national bank and a wholly-owned subsidiary of First Chicago NBD Corporation ("First Chicago NBD"), is the transferor of ownership interests in certain receivables and the originator of the Trust. The Bank is referred to herein as the "Seller."

TRUSTEE...............  Norwest Bank Minnesota, National Association (the
                         "Trustee").

TRUST ASSETS..........  The Trust assets include all receivables existing from time to time (the "Receivables") in certain consumer revolving credit card accounts owned by the Bank (the "Accounts"), any Receivables in Additional Accounts added to the Trust from time to time, funds collected or to be collected from cardholders in respect of the Receivables (other than recoveries on charged-off Receivables, unless such recoveries are made available to one or more Series as specified in the related Prospectus Supplement, and insurance proceeds), moneys on deposit in certain accounts of the Trust, the right to receive certain Interchange fees attributable to the Accounts (which right may not be afforded to a particular Series) and any Enhancement issued with respect to a particular Series (the drawing on or payment of such Enhancement not being available to the Certificateholders of any other Series). The Trust will not include the Receivables from any Removed Accounts which are removed from the Trust from time to time. The term "Enhancement" shall mean, with respect to any Series, any letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, cash collateral account, collateral interest or other contract, agreement or arrangement for the benefit of Certificateholders of such Series or any Class thereof. See "Enhancement."

THE ACCOUNTS AND THE
 RECEIVABLES..........
                        The Accounts currently consist of substantially all
                         of the VISA(R) and MasterCard(R)* consumer revolving credit card accounts existing in all of the Seller's ten billing cycles, excluding certain accounts not originated by either the Seller or its affiliate, The First National Bank of Chicago ("FNBC").

                        The Seller has previously transferred its interests
                         in all of the Receivables outstanding in the Ac-counts to the Trust, so that the Trust holds all such Receivables. Additional accounts added to each of the billing cycles referred to above in the normal operation of the Seller's credit card business and satisfying the criteria provided in the Agreement also are being added and currently are expected to continue to be added on a daily basis to the Accounts as a category of Additional Accounts (the "Automatic Additional Accounts"). All new Receivables arising in such Automatic Ad-ditional Accounts have been and will continue to be automatically transferred to the Trust. The Seller, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time.

                        The Receivables consist of amounts charged by card-
                         holders for goods and services and amounts ad-vanced to cardholders as cash advances (the "Prin-cipal Receivables") and all related periodic charges, annual fees, late charges, over-limit fees and all other fees billed to card- holders on the Accounts for a Due Period (the "Finance Charge Receivables") and unpaid Finance Charge Receiv-ables for prior Due Periods. In addition, certain Interchange attributable to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables for purposes of a particular Series. See "The Bank's Credit Card Business--Interchange." All new Receivables arising in the Accounts (including in Additional Accounts) have been and will continue to be auto-matically transferred to the Trust. Accordingly, the amount of Re- ceivables fluctuates from day to day as new Receivables are generated and as exist-ing Receivables are collected, written off as un-collectible or otherwise adjusted. The term "Ag-gregate Principal Receivables" means, for any Due Period, the aggregate amount of Principal Receiv-ables at the end of the prior Due Period.

                        A periodic charge (computed on either a monthly or
                         daily basis) is currently assessed, when applicable, on all Principal Receivables. The periodic charge may be a fixed rate or a variable rate. See "The Accounts--Billing and Payments."

                        Pursuant to the Agreement, the Seller has the right
                         (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the First Chicago Interest at a specified mini-mum level, is obligated, to designate additional eligible consumer revolving credit card accounts to be included as Accounts (the "Additional Ac-counts") and to convey to the Trust all of the Re-ceivables in the Additional Accounts, whether such Receivables are then existing or thereafter creat-ed.
--------
* VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and MasterCard International, Inc., respectively.

                        Further, pursuant to the Agreement, the Seller has
                         the right (subject to certain limitations and con-ditions) to accept removal of certain Accounts designated by the Seller from the Trust (the "Re-moved Accounts") and accept the conveyance of all of the Receivables in the Removed Accounts, whether such Receivables are then existing or thereafter created.

                        The Certificates represent undivided interests in
                         the Trust only and do not represent interests in or obligations of the Seller or any affiliate thereof except to the limited extent described herein. Neither the Certificates, the Accounts, the Receivables nor any collections thereon are insured or guaranteed by the Federal Deposit In-surance Corporation (the "FDIC") or any other gov-ernmental agency.

EXCHANGES.............  The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of Certificates which will be transferable and have the characteristics described below, and (ii) a certificate which evidences the principal amount of the Seller interest in the Trust (the "First Chicago Interest"), which initially is held by the Seller and which generally is not transferable (the "Exchangeable Seller's Certificate"). The Agreement also provides that, pursuant to any one or more supplements to the Agreement (each, a "Supplement"), the Seller may tender the Exchange-able Seller's Certificate or, if permitted by the applicable Supplement, certificates representing any Series of Certificates and the Exchangeable Seller's Certificate, to the Trustee in exchange for one or more new Series and a reissued Ex-changeable Seller's Certificate (any such tender, an "Exchange"). Under the Agreement, the Seller may define, with respect to any Series, the Prin-cipal Terms of the Series. See "Description of the Certificates and the Agreement--Exchanges." Any Exchange involving only the tender of the Ex-changeable Seller's Certificate to the Trustee will have the effect of decreasing the First Chi-cago Interest. The Seller may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Docu-ment") in transactions either registered under the Act or exempt from registration thereunder, di-rectly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The Seller intends to continue to offer, from time to time, additional Series issued by the Trust. Set forth in the Prospectus Supplement is a chart which pro-vides the Principal Terms and other relevant char-acteristics of the other outstanding Series which have been issued or are proposed to be issued by the Trust.

                        Under the Agreement and pursuant to a Supplement,
                         an Exchange may occur only upon delivery to the Trustee of the following: (i) a Supplement speci-fying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless oth-erwise specified in the related Supplement, the certificates of such Series under existing law will be characterized as debt for Federal income tax purposes and that the issuance of such Series will not adversely affect the Federal income tax characterization of any outstanding Series,
                         (iii) if required by the related Supplement, an Enhancement, (iv) if an Enhancement is required by the Supplement, any Enhancement agreement with re-spect thereto, (v) written confirmation from each Rating Agency that the

                         Exchange will not result in the Rating Agency re-ducing or withdrawing its rating on any then out-standing Series rated by it, and (vi) the existing Exchangeable Seller's Certificate and, if applica-ble, the Certificates representing the Series to be exchanged.

GENERAL TERMS OF THE
 CERTIFICATES.........
                        Each Series of Certificates will represent an undi-
                         vided interest in the Trust. Each Certificate of a Series will represent the right to receive pay-ments of (i) interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or other type of variable rate and (ii) payments of principal dur-ing the Controlled Amortization Period, the Prin-cipal Amortization Period, or, under certain lim-ited circumstances, the Rapid Amortization Period (each, an "Amortization Period"), or on a Sched-uled Payment Date, in which case such Series will have a Controlled Accumulation Period and, under certain limited circumstances if so specified in the related Prospectus Supplement, a Rapid Accumu-lation Period (each, an "Accumulation Period"), as well as, under certain limited circumstances, a Rapid Amortization Period, all as specified in the related Prospectus Supplement.

                        Each Series of Certificates will consist of one or more
                         Classes, one or more of which may be senior to other Classes of Certificates (such senior classes, "Senior Certificates") and one or more of which may be subor-dinated to other Classes of Certificates (such subor-dinated classes, "Subordinated Certificates").

                        The assets of the Trust will be allocated among the
                         Certificateholders of each Series and the holder of the Exchangeable Seller's Certificate (and, in certain circumstances, the Enhancement Provider with respect to a Series). The aggregate amount of the interest of the Certificateholders of a Series in the Principal Receivables of the Trust is referred to herein as the "Invested Amount." If specified in any Prospectus Sup-plement, the term "Invested Amount" with respect to the related Series includes the Collateral Interest with respect to such Series. The aggregate amount of the interest represented by the Exchangeable Seller's Certificate in the Principal Receivables of the Trust is referred to herein as the "First Chicago Amount," and is based on the aggregate amount of Principal Re-ceivables in the Trust not allocated to the Certificateholders or any Enhancement Provider. See "Description of the Certificates and Agreement--Gener-al." As new Receivables are added to the Trust and as payments are made on the First Chicago Interest, the First Chicago Amount will fluctuate over time.

                        The Certificateholders of each Series will have the
                         right to receive (but only to the extent needed to make required payments under the Agreement and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Princi-pal Receivables for each Due Period and will be allo-cated a varying percentage of the amount of Defaulted Receivables for such Due Period (each such percentage, an "Invested Percentage"). The related Prospectus Sup-plement specifies the Invested Percentages applicable to a Se-ries with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Defaulted Receivables during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable, for such Series. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of Certificates and the Agreement--Allocation Percent-ages."

REGISTRATION OF         Unless otherwise specified in the related Prospec-
 CERTIFICATES.........   tus Supplements, the Certificates of each Series
                         offered hereby will initially be represented by one or more certificates registered in the name of Cede, as the nominee of The Depository Trust Com-pany ("DTC"), and no person acquiring an interest in the Certificates will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Cer-tificates are issued under the limited circum-stances described herein. Unless otherwise speci-fied in the related Prospectus Supplement, Certif-icate Owners may elect to hold their interests in the Certificates through DTC in the United States or, in Europe, through Cedel, societe anonyme
                         ("Cedel") or the Euroclear System ("Euroclear").
                         Transfers will be made in accordance with the rules and operating procedures described herein.
                         See "Description of the Certificates and the Agreement--Definitive Certificates."

INTEREST PAYMENTS.....  Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Inter-est Period") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the re-lated Prospectus Supplement) (each, a "Distribu-tion Date") specified in the related Prospectus Supplement. Interest payments on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to the applicable Se-ries during the preceding Due Period (or applica-ble Due Periods), as described in the related Pro-spectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as speci-fied in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than month-ly, such collections or other amounts allocable to such Series or Class will be deposited in one or more trust accounts or held by the Servicer pend-ing distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement.

REVOLVING PERIOD......  Unless otherwise specified in the related Prospec-
                         tus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commence-ment Date or the Scheduled Payment Date with re-spect to such Series or Class, as described below. For the period beginning on the date of issuance of a Series (the "Series Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period") with respect to such Series, collections of Prin-cipal Receivables otherwise allo-cable to such Series will, subject to certain lim-itations, be paid to the holder of the Ex-changeable Seller's Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, paid to the holders of other Series of Certificates, as described herein and in the related Prospectus Supplement. See "De-scription of the Certificates and the Agreement-- Liquidation Events" for a discussion of the events which might lead to early termination of the Re-volving Period.

PRINCIPAL PAYMENTS....  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or de-termined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have a Con-trolled Accumulation Period, as described below. If a Series has more than one Class of Certifi-cates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the ap-plicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date or Scheduled Payment Date, if a Liq-uidation Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances de-scribed herein or in the related Prospectus Sup-plement.

CONTROLLED
 AMORTIZATION PERIOD..
                        If the Prospectus Supplement relating to a Series
                         so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certif-icates of such Series or any Class thereof will have an amortization period (the "Controlled Amor-tization Period") during which collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distribu-tions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distri-butions. The amount to be distributed on any Dis-tribution Date during the Controlled Amortization Period will be limited to an amount (the "Con-trolled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Sup-plement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Certificates of such Series or Class and (c) the date by which the final distribution of principal and interest on the Cer-tificates of such Series will be made (the "Series Termination Date").

PRINCIPAL
 AMORTIZATION PERIOD..
                        If the Prospectus Supplement relating to a Series
                         so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distribu-tions to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Sup-plement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the re-lated Prospectus Supplement and continue until the earlier of (a) the commencement of the Rapid Amor-tization Period, (b) payment in full of the Cer-tificates of such Series or Class and (c) the Se-ries Termination Date with respect to such Series.

CONTROLLED
 ACCUMULATION PERIOD..
                        If the Prospectus Supplement relating to a Series
                         so specifies, unless a Rapid Amortization Period or, if so specified in the related Prospectus Sup-plement, a Rapid Accumulation Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumula-tion period (the "Controlled Accumulation Period") during which collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date (each, a "Transfer Date") (or such other day specified in the related Prospectus Supplement) in a trust ac-count held in the name of the Trustee for the ben-efit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account with respect to any Distribution Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supple-ment (the "Controlled Accumulation Amount") plus any deficit Controlled Accumulation Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to de-posits of principal into such Principal Funding Accounts. The Controlled Accumulation Period will commence at the close of business on a date speci-fied in or determined in the manner specified in the related Prospectus Supplement (which may per-mit the postponement of such commencement) and continue until the earliest of (a) the commence-ment of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation

                         Period, (b) payment in full of the Certificates of such Series or Class and (c) the Series Termina-tion Date with respect to such Series.

                         Funds on deposit in any Principal Funding Account may be invested in Eligible Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum re-turn on the investment of such funds. Investment earnings on such funds may be applied to pay in-terest on the related Series of Certificates or any Class thereof or make other payments as speci-fied in the related Prospectus Supplement. In or-der to enhance the likelihood of payment in full of principal at the end of a Controlled Accumula-tion Period with respect to a Series of Certifi-cates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

RAPID ACCUMULATION      If so specified and under the conditions set forth
 PERIOD...............   in the Prospectus Supplement relating to a Series
                         having a Controlled Accumulation Period, during the period from the day on which a Liquidation
                         Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Certificates of such Series and (c) the Series Termination Date with respect to such Series (the "Rapid Accumulation Period"), collections of Principal Receivables allocable to such Series (and certain other amounts if so spec-ified in the related Prospectus Supplement) will be deposited in the Principal Funding Account on each Transfer Date (or such other day specified in the related Prospectus Supplement) and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid
                         Accumulation Period will not be limited to any Controlled Deposit Amount. The Rapid Accumulation
                         Period is intended to result in the fastest possi-ble accumulation of funds available to make prin-cipal distributions to Certificateholders of a Se-ries following a Liquidation Event with respect to such Series in order to better assure the repay-ment of principal to such Certificateholders. See
                         "Description of the Certificates and the Agree-ment--Liquidation Events" for a discussion of the events that might lead to the commencement of a Rapid Accumulation Period.

                        During the Rapid Accumulation Period, funds on de-
                         posit in any Principal Funding Account may be in-vested in Eligible Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or any Class thereof or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of a Rapid Accumulation Period with re-spect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

RAPID AMORTIZATION      During the period from the day on which a Liquida-
 PERIOD...............   tion Event has occurred with respect to a Series
                         or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumula-tion Period, from such time specified in the re-lated Prospectus Supplement after a Liquidation
                         Event
                         has occurred and the Rapid Accumulation Period has commenced, to the earlier of (a) payment in full of the Certificates of such Series and (b) the Se-ries Termination Date with respect to such Series
                         (the "Rapid Amortization Period"), collections of
                         Principal Receivables allocable to such Series
                         (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series, monthly on each Distribution Date with respect to such Series in the manner and or-der of priority set forth in the related Prospec-tus Supplement. During the Rapid Amortization Pe-riod with respect to a Series, distributions of principal will not be limited by any Controlled
                         Deposit Amount or Controlled Distribution Amount.
                         In addition, upon the commencement of the Rapid
                         Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Se-ries or Class on the first Distribution Date with respect to the Rapid Amortization Period. The
                         Rapid Amortization Period is intended to result in the fastest possible distribution of principal to Certificateholders of a Series following a Liqui-dation Event with respect to such Series in order to better assure the repayment of principal to such Certificateholders. See "Description of the Certificates and the Agreement--Liquidation
                         Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization
                         Period.

EXCESS FINANCE CHARGE
 COLLECTIONS..........
                        To the extent that collections of Finance Charge
                         Receivables allocated to the Certificates of a Se-ries are not needed to make payments to Certificateholders of such Series or other pay-ments required in respect of such Series, such collections may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to one or more other Series to the extent specified in the Prospectus Supple-ment relating to such other Series.

SHARED COLLECTIONS OF
 PRINCIPAL
 RECEIVABLES..........  To the extent that collections of Principal Receiv-
                         ables allocated to the Certificates of a Series are not needed to make payments to Certificateholders of such Series or other pay-ments required in respect of such Series, such collections may be applied to cover principal pay-ments due to or for the benefit of one or more other Series to the extent specified in the Pro-spectus Supplement relating to such other Series. Any such application of collections will not re-sult in a reduction of the Invested Amount of the Certificates originally allocated such collections of Principal Receivables.


FUNDING PERIOD........  The Prospectus Supplement relating to a Series of
                         Certificates may specify that for a period begin-ning on the Series Closing Date of such Series and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Peri-od"), which period is expected to be less than a year, the aggregate amount of Principal Receiv-ables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such

                         Series. The amount of such deficiency (the "Pre-Funding Amount") may be placed in a trust account held in the name of the Trustee for the benefit of Certificateholders of such Series (the "Pre-Fund-ing Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust if so specified in the Pro-spectus Supplement. The Pre-Funding Amount of a Series may be up to 100% of the principal amount of the Certificates of such Series. The related Prospectus Supplement will specify the initial In-vested Amount on the Series Closing Date with re-spect to such a Series, the aggregate principal amount of the Certificates of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full In-vested Amount. The Invested Amount will increase as Principal Receivables are added to the Trust or as the Invested Amounts of other Series of the Trust are reduced.

                        During the Funding Period, funds, if any, on de-
                         posit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Exchangeable Seller's Certificate to the extent of any increases in the Invested Amount of such Series. In the event that the Invested Amount of such Series does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospec-tus Supplement. Such payment will reduce the ag-gregate principal amount of such Certificates. In addition, a prepayment premium or penalty or simi-lar amount may be payable to Certificateholders of such Series if specified in the related Prospectus Supplement.

                        If so specified in the related Prospectus Supple-
                         ment, funds on deposit in the Pre-Funding Account may be invested in Eligible Investments or subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such invest-ment arrangement will be applied to pay interest on the Certificates of such Series.

OPTIONAL REPURCHASE...  Each Series of Certificates will be subject to op-
                         tional repurchase by the Seller on any Distribu-tion Date after the Invested Amount of such Series is reduced to an amount less than or equal to 5% of the initial Invested Amount of such Series or such other amount specified in the related Pro-spectus Supplement, if certain conditions set forth in the Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount of such Series, plus accrued and unpaid in-terest on the Certificates of such Series and any other amounts payable as described in the Prospec-tus Supplement, through the day preceding the Dis-tribution Date on which the repurchase occurs. See "Description of the Certificates and the Agree-ment--Final Payment of Principal; Termination of Trust."

SERVICING.............  Under the Agreement, the Servicer (initially, the
                         Bank) is responsible for servicing, managing and making collections on all Receivables in the

                         Trust. Subject to certain conditions, the Servicer may use for its own benefit and not segregate col-lections of Receivables received in each Due Pe-riod until the Transfer Date. On or about the 8th day preceding each Distribution Date (each, a "De-termination Date"), the Servicer will allocate as described herein and in the accompanying Prospec-tus Supplement all collections of Receivables re-ceived with respect to the related Due Period to each Series and the Seller and on the Transfer Date preceding such Distribution Date will deposit the portion allocable to the Certificateholders of any Series into a segregated trust account held in the name of the Trustee for the benefit of Certificateholders (the "Collection Account"). See "Description of the Certificates and the Agree-ment--Application of Collections." In certain lim-ited circumstances, the Bank may resign or be re-moved as Servicer, in which event either the Trustee or a third party servicer may be appointed as successor Servicer (the Bank or any such suc-cessor Servicer is referred to herein as the "Servicer"). As servicing compensation from the Trust, the Servicer receives a Servicing Fee pay-able from Interchange, from allocations of Finance Charge Receivables based upon the Invested Amounts, from time to time, of Series issued by the Trust, and from certain other amounts, as de-scribed herein or in the accompanying Prospectus Supplement.

TAX STATUS............  Except to the extent otherwise specified in the re-
                         lated Prospectus Supplement, it is anticipated that Tax Counsel will render an opinion that the Certificates offered hereby (the "Offered Certifi-cates") will be characterized as indebtedness for Federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Sup-plement, the Certificate Owners will agree to treat the Offered Certificates as debt for Feder-al, state and local income tax purposes. See "Tax Matters" for additional information concerning the application of Federal income tax laws.

ERISA                   Under regulations issued by the Department of La-
CONSIDERATIONS........   bor, the Trust's assets would not be deemed "plan
                         assets" of any employee benefit plan holding in-terests in the Certificates of a Series if certain conditions are met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of
                         1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. No as-surance can be made with respect to any offering of the Certificates of any Series that the condi-tions which would allow the Trust's assets not to be deemed "plan assets" will be met, although the intention of the underwriters (but not their as-surance) as to whether the Certificates of a par-ticular Series offered hereby will be "publicly-offered securities," and therefore eligible for an ERISA exemption, is set forth in the related Pro-spectus Supplement. Accordingly, employee benefit plans contemplating purchasing interests in Cer-tificates should consult their counsel before mak-ing a purchase. See "ERISA Considerations."

CERTIFICATE RATING....  It will be a condition to the issuance of the Cer-
                         tificates of each Series or Class thereof offered pursuant to this Prospectus and the accompanying Prospectus Supplement that they be rated in one of the four highest rating catego-ries by at least one nationally recognized rating organization (each such rating organization se-lected by the Seller to rate any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof of-fered hereby is set forth in the related Prospec-tus Supplement.

                        A rating is not a recommendation to buy, sell or
                         hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated indepen-dently of any other rating. See "Risk Factors-- Rating of the Certificates."

LISTING...............  If so specified in the Prospectus Supplement relat-
                         ing to a Series, application will be made to list the Certificates of such Series, or all or a por-tion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                 RISK FACTORS

  Limited Liquidity. Certain financial institutions currently make a market in types of asset-backed certificates similar to the Certificates. It is expected that the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but no such underwriter will be obligated to make a market in such Certificates. There is no assurance that any such market will develop or, if a market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

  Certain Legal Aspects. While the Seller has transferred or will transfer interests in the Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of the Certificateholders. The Seller warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken or will take all actions as are required under New York, Illinois and Delaware law to perfect the Trust's interest in the Receivables and the Seller warrants that if the transfer by the Seller to the Trust granted the Trust a security interest in the Receivables, the Trust will at all times have a first priority perfected security interest therein and, with certain exceptions, and for certain limited periods of time, in proceeds thereof. Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein under the New York, Illinois or Delaware Uniform Commercial Code (collectively, the "UCC"), a tax or government lien on property of the Seller arising before any Receivable comes into existence may have priority over the Trust's interest in such Receivable and in the event of an insolvency of the Seller, the receiver's administrative expenses may also have priority over the Trust's interest in the Receivables. In addition, while the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the Seller's own benefit prior to each Distribution Date and, in the event of the insolvency or receivership of the Seller or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections. If the short term deposit rating of the Seller is reduced below A-1 or P-1 by the applicable Rating Agency, the Seller will, within five business days, commence the deposit of collections directly into the Collection Account within one business day after the date of processing, and the Collection Account will be moved to an Eligible Institution other than the Seller, which Eligible Institution may be an affiliate of the Seller. If a receiver or conservator were appointed for the Seller, causing a Liquidation Event with respect to all Series then outstanding, pursuant to the Agreement (x) with respect to outstanding Series issued prior to April 19, 1995 (each, a "Preexisting Series"), unless holders of more than 50% of the Invested Amount of any such Series instruct otherwise or unless otherwise required by the FDIC as receiver or conservator for the Seller, the Trustee would sell the Receivables of all Series, and (y) with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the Supplement relating thereto), unless holders of more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, the holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement instruct otherwise or unless otherwise required by the FDIC as receiver or conservator for the Seller, the Trustee would sell the portion of the Receivables allocable to all Series other than the Preexisting Series, thereby causing a loss to Certificateholders of such Series if the net proceeds allocable to such Series from such sale, if any, and the amount available under any applicable Enhancement, if any, were insufficient to pay Certificateholders of such Series in full. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates. To the extent the Seller grants a security interest in the Receivables to the Trust, and that interest is validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Seller, and payments to the Trust with respect to the Receivables should not be subject to recovery by a receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, possible delays and reductions in payments to the Certificateholders of all outstanding Series could occur. In addition, Federal law governing receiverships of Federally-insured depository institutions could be interpreted to require compliance with certain claims procedures if a receiver were appointed for the Seller before the Trustee could collect, sell, dispose of or otherwise liquidate the Receivables, which could delay or possibly reduce payments on the Certificates. If the only Liquidation Event to occur is either the insolvency of the Seller or the appointment of a receiver or conservator for the Seller, the receiver or conservator for the Seller may have the power to continue to require the Seller to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period (or a Rapid Accumulation Period, if applicable). See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership." "Actual direct compensatory damages" are generally thought to comprise outstanding principal plus interest accrued to the date of payment, but a United States Federal district court has held that such damages should be measured by the fair market value of the repudiated bonds as of the date of repudiation. If this court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Seller repudiated its obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

  The Accounts and Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and enforcement of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the level of periodic charges or fees, and failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

  Members of Congress in the past have proposed legislation, which has not been enacted into law, to limit the maximum annual percentage rate that may be assessed on credit card accounts. The Seller cannot predict if Congress will take any such action in the future. If Federal legislation were enacted which contained an interest rate limit substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield could be reduced to a rate less than the Base Rate. The terms "Portfolio Yield" and "Base Rate" for each Series (or Class thereof) have the meanings set forth in the Prospectus Supplement relating to such Series. If the Portfolio Yield for a period specified in the applicable Prospectus Supplement is less than the Base Rate for the related period specified in the Prospectus Supplement, a Rapid Amortization Period or Rapid Accumulation Period with respect to the applicable Series will commence. In addition, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers. As a result of these developments and other factors, there can be no assurance as to whether any Federal or state legislation will be promulgated which would impose additional limitations on the periodic finance charges or fees relating to the Accounts.

  Certain jurisdictions may attempt, and private parties are attempting, to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws. A successful attempt could have an adverse impact on the credit card operations of out-of-state credit card issuers including the Seller. Such a determination could also lead to similar actions in other states by private parties or governmental agencies and could have an adverse impact on Seller's credit card operations or the yield on the Receivables in the Trust. One potential effect of any such determination involving the Seller, if successful, would be to reduce the amount of Finance Charge Receivables. If such a reduction occurs, a Liquidation Event may occur with respect to one or more Series and a Rapid Amortization Period or Rapid Accumulation Period may commence with respect to such affected Series.

  Pursuant to the Agreement, the Seller or, in some circumstances, the Servicer, covenants to accept the transfer of each Receivable that does not comply with all applicable requirements of law the failure to comply with which would have a material adverse effect on Certificateholders if such Receivable is written off as uncollectible or if the proceeds of such Receivable are not available to the Trust. Additionally, under certain conditions, the Seller covenants in the Agreement to accept the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens. In the Agreement, the Seller makes certain other covenants and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy, if any such covenant or warranty is not complied with and such noncompliance continues beyond the applicable cure period and such Receivables are written off as uncollectible or the proceeds of such Receivables are not available to the Trust (or, in the case of Receivables subject to certain types of liens, immediately upon the discovery of such lien), is that (x) if such covenant or warranty was a Seller covenant or warranty, the principal balance of such Receivables will be deducted from the aggregate amount of Principal Receivables used to calculate the First Chicago Interest, or (y) if such covenant or warranty was a Servicer covenant or warranty or if such deduction would reduce the First Chicago Interest below zero or would otherwise not be permitted by law, the Servicer or the Seller, as appropriate, will be obligated to make a deposit in the Collection Account equal to the principal amount of such Receivable (plus periodic charges through the end of the related Due Period to the extent not included in the amount of the Receivable) (the "Transfer Deposit Amount"). In addition, in the event of the breach of certain representations and warranties, the Seller may be obligated to purchase all issued and outstanding Series. See "Description of the Certificates and the Agreement--Covenants, Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

  Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. A significant decline in the amount of Receivables generated in the Accounts could result in commencement of a Rapid Amortization Period or Rapid Accumulation Period. The Agreement provides that the Seller is required to designate Additional Accounts the Receivables of which will be added to the Trust in the event that the amount of Aggregate Principal Receivables is not maintained at a certain minimum amount. Such minimum amount may be increased by Supplements pursuant to which additional Series are issued. There can be no assurance that the Seller will have Eligible Additional Accounts to so designate. If Additional Accounts are not designated by the Seller when required, a Liquidation Event may occur with respect to one or more Series and a Rapid Amortization Period or Rapid Accumulation Period for such Series would commence. In addition, increased convenience use (where cardholders pay their Receivables early and thus avoid all finance charges on purchases, fees and finance charges) would decrease the effective yield on Receivables and could also cause a Rapid Amortization Period or Rapid Accumulation Period for one or more Series as well as decreased protection to Certificateholders against defaults with respect to the Accounts. Conversely, only a minimum monthly payment is required with respect to the Accounts and a significant decrease in the rate of repayment by cardholders of the outstanding balances or an increase in defaults or delinquencies of such Accounts could delay the return of principal during an Amortization Period or following an Accumulation Period and could, if the applicable Enhancement is exhausted, cause a loss of principal to Certificateholders. See "The Bank's Credit Card Business" and "Maturity and Principal Payment Considerations."

  Pre-Funding Account. With respect to any Series having a Pre-Funding Account, in the event that there is an insufficient amount of Principal Receivables in the Trust at the end of the applicable Funding Period, the Certificateholders of such Series will be repaid principal from amounts on deposit in the Pre-Funding Account (to the extent of such insufficiency) following the end of such Funding Period, as described more fully in the Prospectus Supplement relating to such Series. As a result of such repayment, Certificateholders would receive a principal payment significantly earlier than they expected. In addition, Certificateholders would not receive the benefit of the applicable Certificate Rate for the period of time originally expected on the amount of such early repayment. There can be no assurance that a Certificateholder would be able to reinvest such early repayment amount at a similar rate of return.

  If so provided in the related Prospectus Supplement, a prepayment premium or penalty may be payable to the Certificateholders of such Series upon such early repayment. Any such premium or penalty payment would be an obligation of the Seller only; no assets of the Trust would be available for such payment. In the event of the insolvency or receivership of the Seller, such a premium or penalty payment may be subject to avoidance or recovery by the FDIC as receiver or conservator of the Seller.

  Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, except in the circumstances specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus

Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Invested Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust, including as a result of certain events of insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due on the Senior Certificates and any remainder will then be used to pay amounts due on the Subordinated Certificates.

  Social, Legal, Economic and Other Factors. Changes in card use and payment patterns by cardholders may result from a variety of social, legal and economic factors. The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns. Moreover, certain credit card issuers assess periodic charges at rates significantly lower than the rate currently being assessed on a significant number of the Accounts. Certain of the Accounts (generally those in affinity programs) provide benefits to cardholders of such Accounts which may not be offered to other cardholders. Benefits provided under certain Accounts, including benefits under cardholder affinity programs, could be modified or terminated in the future by the Bank (or in the case of benefits available under affinity programs, the other parties to such programs) which could make the Bank's credit card product less attractive to cardholders. If cardholders choose to use competing sources of credit or alternative accounts of the Bank, the rate at which new Receivables are generated in the Accounts may be reduced and payment patterns with respect to Receivables may be affected.

  In 1992, a jury in Federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Dean Witter, Discover & Co., on the basis that another such subsidiary is the issuer of the Discover Card, a competitor of the VISA credit card. In September 1994, the United States Court of Appeals reversed the trial court's decision upholding the verdict, and held VISA's conduct did not violate the antitrust laws. The United States Court of Appeals denied Dean Witter, Discover & Co.'s motion for a rehearing en banc, and in June 1995, the United States Supreme Court refused to review the decision of the Court of Appeals. While the United States Supreme Court refused to review the Court of Appeals decision with regard to Dean Witter, Discover & Co.'s antitrust claims, the case is continuing on Dean Witter, Discover & Co.'s state law claims and VISA's counterclaims.

  Also, there are proposed in the Congress and certain state legislatures from time to time new laws and amendments to existing laws to regulate further the credit card industry or reduce finance charges applicable to credit card accounts. However, the Seller is unable to determine and has no basis on which to predict whether or to what extent legal, economic or social factors will affect card use, repayment patterns or revenues. In order, in part, to avoid the occurrence of a Rapid Amortization Period or Rapid Accumulation Period due to changes in card use and payment patterns, the Seller has agreed to add Additional Accounts, if they are available, to be included in the Accounts if Aggregate Principal Receivables in the Trust falls below certain levels.

  Economic factors including the rate of inflation, unemployment and relative interest rates may also be reflected in changes of card use and payment patterns, including increased risks of defaults by cardholders. Since the largest number of the cardholders (based on billing addresses) whose Accounts historically have been included in the Trust are in California, Illinois, New York and Texas, adverse changes in economic conditions in these areas could have a direct impact on the timing and amount of payments on the Certificates. In addition, the Receivables include delinquent and reaged Receivables and in all likelihood include obligations of cardholders who are or are about to become bankrupt or insolvent. If there are not sufficient funds from the allocable portions of collections of Finance Charge Receivables as described herein or from the other sources of payment described in the related Prospectus Supplement, interest paid to Certificateholders of the affected Series on future Distribution Dates and the aggregate amount of principal returned to such Certificateholders will be reduced.

  The Ability of the Seller to Change Terms of the Accounts. The Seller has the right to determine the periodic charges (which may be computed on a monthly or daily basis) and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in periodic charges would decrease the effective yield on the Accounts and could result in the occurrence of a Liquidation Event and the commencement of a Rapid Amortization Period or a Rapid Accumulation Period with respect to one or more Series. In servicing the Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in servicing comparable accounts which it owns or services. Under the Agreement, the Seller has agreed that, unless required by law or unless, in its good faith judgment, necessary to maintain on a competitive basis its credit card business, it will not reduce the annual percentage rate of the periodic charge assessed on the Receivables or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of the Portfolio Yield is a rate less than the Base Rate of any Series. The Servicer also has covenanted that it will change other terms relating to the Accounts only if, in the reasonable judgment of the Servicer, (x) if the Seller owns a comparable segment of consumer revolving credit card accounts, such change is made applicable to any such comparable segment owned by the Seller which has characteristics the same or substantially similar to the Accounts, or (y) if the Seller does not own such a comparable segment, such change is not made with the intent to benefit materially the Seller over Certificateholders. Except as specified above, there are no restrictions on the Servicer's ability to change the terms of the Accounts. The Servicer has instituted programs to waive annual fees on certain accounts, has from time to time changed the minimum monthly payment on Accounts, has allowed cardholders to elect a variable rate option (which, under certain circumstances, could allow for a lower periodic charge than the fixed rate periodic charge assessed by the Seller) and has lowered the spread applicable to certain variable rate Accounts. There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Servicer to take other actions which would otherwise change Account terms.

  The Seller introduced a variable rate card in 1987. From 1989 through 1994, the Seller emphasized the origination of such accounts and substantially all new accounts originated during that time were variable rate accounts. The Seller also offered all cardholders with fixed rate accounts the opportunity to switch to a variable rate option. The total yield on such variable rate Accounts is affected by fluctuations in the prime rate, and decreases in the prime rate will diminish the yield on such Accounts. Depending on fluctuations in interest rates, the variable rate monthly periodic charge may change from month to month and could be less than the fixed charge applicable to most standard fixed rate Accounts. Commencing in 1994, the Seller has offered certain new non-affinity accounts a fixed rate periodic charge on purchases for an initial period which, after such period, converts into a variable rate periodic charge. The initial fixed rates on these new accounts is substantially lower than that which the Seller generally assesses on its standard fixed rate Accounts and is also generally lower than the variable periodic charge assessed on most variable rate Accounts. Commencing in mid-1996, the Seller introduced certain other pricing changes including increased fees and performance-based pricing whereby certain delinquent accounts are assessed a higher variable periodic rate. Also in 1996, the Seller reduced the minimum monthly payment required of cardholders in those months when a fee is charged to their accounts. The Seller cannot predict how fluctuations in the prime rate and/or the continued use of the initial fixed/variable rate pricing for certain new Accounts, or the reduction in the minimum monthly payment, may affect the future revenue experience of the Accounts.

  Master Trust Considerations. The Trust, as a master trust, has previously issued a number of Series of Certificates, and is expected to issue other additional Series from time to time in the future. The Prospectus Supplement identifies all previously issued Series which remain outstanding. While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of Certificateholders of any previously issued Series. Such Principal Terms may include methods for determining applicable Invested Percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series or other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that either (x) each Rating Agency which has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or (y) if at the time of the Exchange there is no outstanding Series which is currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank deliver a certificate to the Trustee to the effect that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder. See "Description of the Certificates and the Agreement-- Exchanges."

  Addition of Accounts. The Seller may, and in some cases will be obligated to, designate Additional Accounts, the Receivables in which will be conveyed to the Trust. There can be no assurance that the Seller will have Eligible Additional Accounts to so designate. Since substantially all of the receivables in the accounts in the Bank's Portfolio have already been transferred to the Trust, any new accounts which may be designated by the Seller as Additional Accounts may have different terms and provisions than the Accounts. Further, the Additional Accounts which the Seller may designate may be subject to different eligibility criteria than the Accounts. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts because such accounts were originated at a later date or were part of a special portfolio of credit card accounts originated by the Seller or an affiliate of the Seller or were acquired from another credit card issuer. The Seller is required to give prior written notice of any such addition to the Rating Agency, and, prior to the date of such addition, the Seller must not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates due to such addition. See "Description of the Certificates and the Agreement--Addition of Accounts."

  Control. Subject to certain exceptions, the Certificateholders of each Series (and, if so provided in the related Supplement, the Enhancement Provider with respect to such Series) may take certain actions, or direct certain actions to be taken, under the Agreement or the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate Invested Amount of all Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Seller. In addition, if a receiver or conservator were appointed for the Seller causing a Liquidation Event with respect to all Series then outstanding, the Trustee would sell the portion of the Receivables allocable to Certificates offered hereby as set forth in the Agreement unless (i) holders of more than 50% of the Invested Amount of each Preexisting Series, (ii) unless otherwise specified in the Supplement relating thereto, a majority in Invested Amount of each Class of each Series issued after the Preexisting Series (including a majority in interest in each Collateral Interest), (iii) each holder of an interest in the First Chicago Interest and (iv) any other person specified in any Supplement, instruct otherwise or unless otherwise required by the FDIC. Therefore, even if a majority in Invested Amount of each Class of each Series being offered pursuant to the accompanying Prospectus Supplement were to instruct the Trustee not to sell the Receivables upon the occurrence of the aforementioned Liquidation Event, such instruction would not be effective unless agreed to by
(i) a majority in Invested Amount of each Preexisting Series, (ii) unless otherwise specified in the Supplement relating thereto, a majority in Invested Amount of each Class of each Series issued after the Preexisting Series (including a majority in interest in each Collateral Interest), (iii) each holder of an interest in the First Chicago Interest and (iv) any other person specified in a Supplement.

  Rating of the Certificates. It is a condition to the issuance of the Certificates that they be rated in one of the four highest rating categories by at least one Rating Agency. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement (including amounts payable from any Pre-Funding Account) and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Liquidation Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

  The Seller will request a rating of each Class of Certificates offered hereby by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate any Class of Certificates will nonetheless issue a rating with respect to any such Class of Certificates, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a Rating Agency pursuant to the Seller's request.

  Limited Credit Enhancement. Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Enhancement is reduced to zero, or Enhancement is otherwise not available to cover a loss, Certificateholders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust and will be more likely to suffer a loss. See "Enhancement."

  Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by certificates registered in the name of Cede and will not be registered in the names of the Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners of such Series will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations, and will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Certificate Owners by DTC, Cedel or Euroclear and their participating organizations. See "Description of the Certificates and the Agreement--Book-Entry Registration" and "--Definitive Certificates."

                        THE BANK'S CREDIT CARD BUSINESS

GENERAL

  The interests in Receivables which the Seller has conveyed or will convey to the Trust pursuant to the Agreement are generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain Standard MasterCard and Gold MasterCard credit card accounts. These accounts were generated under the VISA USA, Incorporated ("VISA") or MasterCard International Incorporated ("MasterCard International") programs and were either originated by the Bank or FNBC, or purchased by the Bank or FNBC from other credit card issuers. Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. The Bank is a member of MasterCard International, and First Chicago NBD and the Bank are members of VISA. The Bank currently offers other VISA and MasterCard credit card accounts with various program features, charges and rate structures. The Bank services these accounts at its headquarters located in Wilmington, Delaware and its operations center located in Elgin, Illinois and retains two affiliated credit card servicing companies, First Card Services, Inc. ("FCSI"), located in Uniondale, New York, and NBD Service Corp., located in Indianapolis, Indiana, to perform collection and customer service activities.

  The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International systems. Should either system materially curtail its activities, or should the Bank cease to be a member of MasterCard International or First Chicago NBD and the Bank cease to be members of VISA, for any reason, a Liquidation Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

  The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used for two types of transactions: purchases and cash advances (including balance transfers). Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine or by writing a check on an account; a balance transfer occurs when a cardholder transfers a credit card balance with another credit card issuer to an account with the Seller. Amounts due with respect to each type of transaction will be included in the Receivables.

  The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (i) direct mail solicitations for accounts on a preapproved credit basis; (ii) applications made available to prospective cardholders at FNBC, the Bank and their affiliates, at retail outlets, at other financial institutions with which arrangements have been made, on college campuses and in magazines; (iii) affinity marketing; and (iv) purchases of accounts from other credit card issuers.

  If an account is opened in response to a direct mail preapproved solicitation, the prospective cardholder's name has previously been screened through a credit bureau to ensure that the person meets certain standards of creditworthiness and fiscal responsibility. In the case of preapproved solicitations, the credit limit is based upon the prospective cardholder's creditworthiness as measured by the Seller's risk evaluation process, length and depth of credit experience and usage of credit. In the case of pre-approved solicitations where an offer is made for a credit card with a credit line "up to" a predetermined amount, credit line assignment is based on similar criteria at the time of the response.

  Before an account is opened in response to an application, the prospective cardholder's application is reviewed for completeness and creditworthiness. A credit report issued by an independent credit reporting agency is generally obtained and information on such report regarding the applicant may be verified. The ability of the applicant to repay credit card balances is generally evaluated by applying a credit score card, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his obligations. If an application is approved, an initial credit limit is established for the account based on the applicant's credit score.

  Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes solicitation of prospective cardholders through the use of purchased lists. Solicitation activities used in connection with affinity marketing also include: solicitation in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, preapproved solicitations will be used in the same manner as described in the preceding paragraph.

  Credit card accounts that have been purchased by FNBC and the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution.

  Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such cardholder agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon the Bank's continuing evaluation of the cardholder's payment behavior.

COLLECTION EFFORTS

  Efforts to collect delinquent credit card receivables are made by the Bank and FCSI personnel and collection agencies and attorneys retained by the Bank. Under current practice, the Bank includes a request for payment of overdue amounts on all billing statements subsequent to a delinquency. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. Certain cardholders whom the Bank considers higher risk may be contacted when their accounts first become delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. The current policy of the Bank is to recognize losses no later than the 180th day of delinquency (i.e., 210 days after the date of the billing statement), although charge-offs may be made earlier in some circumstances. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment and applicable law. Under the terms of the Agreement, any recoveries (including insurance proceeds) received on charged-off Accounts are retained by the Bank and are not included in the assets of the Trust.

LOSS AND DELINQUENCY EXPERIENCE

  The Prospectus Supplement relating to each Series sets forth the loss and delinquency experience with respect to payments by cardholders for substantially all VISA and MasterCard consumer revolving credit card accounts owned by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown in the Prospectus Supplement. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth in the Prospectus Supplement for the Bank's Portfolio.

  The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. With respect to accounts that are 30 to 90 days delinquent, reaging treatment occurs pursuant to a process which uses criteria that are more liberal than the criteria described above. An account 30 to 90 days delinquent can be reaged so long as these criteria are met. The entire process is system controlled. In addition to automatic reaging, account closure and usage restrictions are system controlled. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. The Bank may terminate, alter or modify its reaging process at any time. Currently, the Bank is evaluating various collection strategies which, if implemented, would alter the reaging process for certain accounts. The delinquency information set forth in the Prospectus Supplement reflects the application of the Bank's current reaging process.

REVENUE EXPERIENCE

  The gross revenues from periodic charges and fees billed to cardholders on the Bank's Portfolio are set forth in the Prospectus Supplement for the periods indicated in the Prospectus Supplement.

  The revenues for the Bank's Portfolio shown in the Prospectus Supplement are related to periodic charges (either computed on a monthly or daily basis) and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. The Bank introduced a variable rate card in 1987. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts. Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period which then converts into a variable rate. The initial fixed rate offered on such accounts is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. In mid-1996, the Bank introduced certain changes to the terms of the Accounts, including increased fees, a reduced minimum monthly payment in those months when a fee is charged to an Account and performance-based pricing whereby certain delinquent accounts are assessed a higher periodic charge. Fluctuations in the prime interest rate, and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience.

INTERCHANGE

  Members participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding full payer receivables and servicing cardholders for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder sales charges in the Accounts bears to the total amount of cardholder sales charges for all accounts in the Seller's entire portfolio. This percentage is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. Unless otherwise specified in the related Prospectus Supplement, Interchange will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield for a Series.

                                 THE ACCOUNTS

GENERAL

  The Accounts currently consist of substantially all of the VISA(R) and MasterCard(R) consumer revolving credit card accounts existing in all of the Seller's ten billing cycles (billing cycles 0, 1, 2, 3, 4, 5, 6, 7, 8 and 9), excluding certain accounts not originated by either the Seller or FNBC. Additional accounts added to each of the foregoing billing cycles in the normal operation of the Seller's credit card business will generally be added on a daily basis as a category of Additional Accounts. See "Description of the Certificates and the Agreement--Addition of Accounts."

  The Seller's VISA and MasterCard accounts are grouped into billing cycles for the purpose of administrative convenience. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders. The Accounts include VISA and MasterCard accounts in billing cycles ending at the close of business on ten separate days in each month. The Seller transferred to the Trust all Receivables existing in the Accounts on the billing date for such Account in either May 1990, September 1990, May 1991, July 1991 May 1992 or June 1996 (each, a "Cut Off Date") and all Receivables generated in each such Account after the applicable Cut Off Date. All monthly calculations with respect to each Account are computed based on the activity during the applicable billing cycle for that Account (the monthly billing cycle periods for the Accounts ending in the same month during the term of the Trust being collectively referred to herein as a "Due Period"). Thus, in the case of the October 1996 Distribution Date, for example, monthly collections would be based on the September 1996 Due Period and would reflect collection activity for billing cycles commencing at the opening of business on the 2nd, 4th, 7th, 10th, 13th, 16th, 19th, 22nd, 25th and 28th days of August 1996, and ending at the close of business of the 1st, 3rd, 6th, 9th, 12th, 15th, 18th, 21st, 24th and 27th days of September 1996, respectively, with respect to the Accounts in each of such billing cycles.

  Accounts were previously assigned to billing cycles based on the month in which they were opened. More recently, new accounts have been assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles. Because the Accounts include substantially all the accounts existing in the Seller's ten billing cycles (except for certain accounts not originated by either the Seller or FNBC), and because the Receivables include all amounts payable by cardholders under the Accounts, the Receivables of some of the Accounts include delinquent or reaged Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent.

  Pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions described below) to designate from time to time additional qualifying VISA and MasterCard consumer revolving credit card accounts of the Bank to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The Seller currently adds all new accounts opened in the ordinary course of business in the ten billing cycles as Automatic Additional Accounts on a daily basis and currently intends to continue the addition of such new accounts. In addition, the Seller is required to designate Additional Accounts (x) to maintain the First Chicago Amount equal to Aggregate Principal Receivables minus the sum of the Invested Amounts for all Series, so that the First Chicago Amount for the related Due Period equals or exceeds 7% of the Aggregate Principal Receivables for the same Due Period, or such lower percentage as is acceptable to the Rating Agencies, subject to certain conditions (the "Minimum First Chicago Interest Percentage") and (y) to maintain, for so long as the Certificates remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the sum of the initial Invested Amounts (or other amounts, if applicable) of all outstanding Series and (the "Minimum Aggregate Principal Receivables"). The Seller will convey the Receivables then existing or thereafter created under any such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions discussed herein) to accept the removal of certain Accounts designated by the Seller from the Trust and to require the Trustee to convey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller on the applicable Cut Off Dates plus any Additional Accounts and minus any Removed Accounts. See "Description of the Certificates and the Agreement-- Conveyance of Receivables."

  The Prospectus Supplement includes tables summarizing the Accounts by various criteria as well as certain other information relating to the Accounts, including information supplementing the foregoing description of the Accounts. Such information includes the amount of Principal Receivables and Finance Charge Receivables in the Accounts, the average Receivables balance of the Accounts, the average credit limit of the Accounts and the aggregate total Receivables balance as a percentage of the aggregate total credit limit of the Accounts.

BILLING AND PAYMENTS

  The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and periodic charges. The Prospectus Supplement contains information on the current billing and payment characteristics of the Accounts.

  The Bank has the right to determine the periodic charges applicable to the Accounts, including the right to alter or defer minimum monthly payments required under the Accounts or to change various other terms with respect to the Accounts, subject to certain limitations contained in the Agreement. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

  Payments by cardholders to the Bank on the Accounts are processed and applied first to any fees billed to the Accounts, next to billed and unpaid periodic charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled periodic charges. There can be no assurance that periodic rates, fees and other charges will remain at current levels in the future. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

                                  THE SELLER

  The primary business of the Seller, a wholly-owned subsidiary of First Chicago NBD, is the processing and issuance of VISA and MasterCard credit cards. The Seller, which was acquired by First Chicago NBD as of July 1, 1987, from Beneficial Corporation, was named Beneficial National Bank USA prior to its acquisition by First Chicago NBD. The Prospectus Supplement contains additional information relating to the Seller.

  The principal executive offices of the Seller are located at One Gateway Center, 300 King Street, Wilmington, Delaware 19801 (telephone 302-594-8606). The principal executive offices of First Chicago NBD are located at One First National Plaza, Chicago, Illinois 60670 (telephone 312-732-4000).

                                   THE TRUST

  The Trust was formed for this and like transactions pursuant to the Agreement and prior to formation had no assets or obligations. Since its formation, the Trust has not engaged in any business activity but rather acquires and holds Receivables and the other assets of the Trust and proceeds therefrom, issues additional Series and makes payments on the Certificates and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust. The Trust has issued and outstanding the Series identified in the Prospectus Supplement.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates will be paid to the Seller. The Seller intends to use such proceeds for general corporate purposes.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

  For each Series, following its Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during a Controlled Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if a Rapid Amortization Period or a Rapid Accumulation Period commences, collections of Principal Receivables will be paid to Certificateholders or accumulated in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement specifies when the Controlled Amortization Period, the Principal Amortization Period or Controlled Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Controlled Accumulation Period, or a Rapid Accumulation Period, as applicable, the manner and priority of principal payments and accumulations among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Liquidation Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

  The Prospectus Supplement includes a table setting forth the highest and lowest cardholder monthly payment rates for the Bank's Portfolio during any month in each period shown in such table and the average cardholder monthly payment rates for all months during such periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown.

  The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts will be similar to the historical experience set forth in the Prospectus Supplement. Further, if a Liquidation Event occurs with respect to a Series, the average life and maturity of the Certificates of such Series could be significantly reduced. Likewise, the sharing of collections of Principal Receivables allocated to other Series with a Series during a Rapid Amortization Period or Rapid Accumulation Period with respect to that Series could significantly reduce the duration of such a period.

  The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder monthly payment rate experience will be similar to historical experience.

               DESCRIPTION OF THE CERTIFICATES AND THE AGREEMENT

  The Certificates of each Series will be issued pursuant to the Agreement and a Supplement entered into between the Bank, as transferor of interests in the Receivables and as Servicer of the Accounts and the Receivables, and Norwest Bank Minnesota, National Association, as Trustee for the Certificateholders. Pursuant to the Agreement, the Seller may execute further Supplements thereto between the Seller and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement common to each Series of Certificates and is qualified in its entirety by reference to the Agreement and the related Supplement.

GENERAL

  The Certificates will represent an undivided interest in the Trust, including the right to receive, in the aggregate, the applicable Invested Percentage of all collections received with respect to the Receivables in the Trust. The property of the Trust consists of the Receivables generated under the Accounts and under any Additional Accounts hereinafter added to the Trust, all funds to be collected from cardholders in respect of Receivables (other than recoveries with respect to previously charged-off Receivables, unless such recoveries are made available to one or more Series as specified in the related Prospectus Supplement, and insurance proceeds), all moneys on deposit in the Collection Account and any other account established for the benefit of any Series (which account may not be for the benefit of any other Series), the right to receive certain Interchange fees attributable to the Accounts (which right may not be afforded to a Series) and any Enhancement issued with respect to any particular Series (the drawing on or payment of which may not be available to the Certificateholders of any other Series). The Trust will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

  Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

  For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates of such Series were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

  For each Series of Certificates, the Seller initially will own the Exchangeable Seller's Certificate. The Exchangeable Seller's Certificate represents the undivided interest in the Trust not represented by the Certificates or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Seller's Certificate will have the right to a percentage (the "First Chicago Percentage") of all cardholder payments from the Receivables in the Trust.

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for a Series, the Invested Amount of such Series will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the First Chicago Amount will fluctuate each day, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, or when principal with respect thereto is accumulating in the Principal Funding Account for such Series, the Invested Amount of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the First Chicago Amount will generally increase to reflect reductions in the Invested Amount for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The First Chicago Amount may also be reduced as the result of an Exchange.

  Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates offered hereby. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates.

Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations ("Participants"), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificate Owners may hold their interests in the Certificates offered hereby through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and "Tax Matters--Foreign Investors."

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a

"clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from FNBC, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement or any Supplement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement or any Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Invested Amount of a Series only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian Law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement or any Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Series, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Default, Certificate Owners representing in the aggregate not less than 50% of the aggregate Invested Amount of all Series then issued and outstanding advise DTC through Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the affected Certificates and instructions for re-registration, the Trustee will issue the affected Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement (the "Holders").

  Distribution of principal and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein, in the related Prospectus Supplement and in the Agreement. Interest and principal payments on a Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Certificate (whether a Definitive Certificates or a certificate registered in the name of Cede representing the Certificates of a Series), however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to Certificateholders of such Series. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

  Unless otherwise specified in the related Prospectus Supplement, Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be FNBC. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

  For each Series of Certificates and Class thereof, interest will accrue from the relevant Series Closing Date on the applicable Invested Amount at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Invested Amount during the preceding Due Period or Due Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the dates and the manner for determining Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the related Series Closing Date and ends on the day before an

Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Liquidation Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Due Period or Due Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

  Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

CONVEYANCE OF RECEIVABLES

  As of each of June 28, 1990, October 25, 1990, June 12, 1991, August 1, 1991, June 1, 1992, and July 1, 1996, the Seller transferred and assigned to the Trust the Receivables in the applicable portion of the Accounts outstanding as of the relevant Cut Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing (other than recoveries with respect to previously charged-off Receivables and insurance proceeds).

  In connection with the transfer of the Receivables to the Trust, and the sale of the previously issued Series of Certificates and the Certificates offered hereby, the Seller has reflected and will reflect the transfer of a portion of the Receivables in an amount equal to the sum of the initial Invested Amounts of the previously issued Series of Certificates and the initial Invested Amount of the Series of Certificates offered hereby to the Trust on its books and records. In addition, the Seller has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable Cut Off Date,
(i) its account number and billing cycle, (ii) its collection status, (iii) the aggregate amount outstanding in such Account and (iv) the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, is retaining and is not delivering to the Trustee any other records or agreements relating to the Accounts or the Receivables. The records and agreements relating to the Accounts and the Receivables are not segregated from those relating to other credit card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables are stamped or marked to reflect the transfer of Receivables to the Trust. The Seller has filed or will file UCC financing statements with respect to the Receivables meeting the requirements of New York, Illinois and Delaware state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

EXCHANGES

  The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Seller's Certificate, a certificate which evidences the First Chicago Interest, presently is held by the Seller and generally is not transferable. The Agreement also provides that, pursuant to any one or more Supplements, the Seller may tender the Exchangeable Seller's Certificate, or the Exchangeable Seller's Certificate and the certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Seller's Certificate. Under the Agreement, the Seller may define, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof);
(iv) the interest payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating to Certificateholders of such Series collections; (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the Minimum First Chicago Interest Percentage; (ix) the minimum amount of Aggregate Principal Receivables required to be maintained through the designation by the Seller of Additional Accounts; (x) the issuer and terms of a letter of credit or other form of Enhancement with respect thereto; (xi) the Base Rate applicable to such Series; (xii) the terms on which the Certificates of such Series may be repurchased by the Seller or remarketed to other investors; (xiii) the Series Termination Date; (xiv) any deposit into any account maintained for the benefit of Certificateholders of such Series; (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class; (xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid);
(xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xviii) whether Interchange will be included in funds available to Certificateholders of such Series; (xix) the priority of any Series with respect to any other Series; (xx) the rights of the holders of the Exchangeable Seller's Certificate that have been transferred to the holders of such Series; and (xxi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Seller will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Seller may offer any Series to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. A chart set forth in the Prospectus Supplement provides the Principal Terms and other relevant characteristics of the other outstanding Series which have been issued or are proposed to be issued by the Trust. The Seller intends to offer, from time to time, additional Series.

  The Agreement provides that the Seller may perform Exchanges and define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Amortization Periods or Accumulation Periods while other Series are not. Thus, certain Series may not be amortizing, or accumulating principal for ultimate payment to Certificateholders, while other Series are in such Amortization Period or Accumulation Period. Moreover, each Series may have the benefits of a letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement provided by entities different from those providing the letters of credit, Cash Collateral Accounts, Collateral Interests, interest rate swaps or other form of Enhancement with respect to any other Series. Under the Agreement, any such letter of credit, Cash Collateral Account, Collateral Interests, interest rate swap or other form of Enhancement shall only be available for the Series to which it relates. Likewise, with respect to each such letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, the Seller may deliver a different letter of credit, loan, collateral, swap or other form of Enhancement agreement. The Agreement also provides that the Seller may specify different coupon rates and monthly servicing fees with respect to each Series. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates, the Monthly Servicing Fee, the Investor Default Amount, Investor Charge-Offs or other amounts payable with respect to any Series will be allocated as provided in such letter of credit, loan, collateral, swap or other form of Enhancement agreement, if applicable. The Seller also has the option under the Agreement to vary between Series the terms upon which a Series may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Seller may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

  Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Seller may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its Certificate Rate and (iii) the provider of a letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, if any, with respect to such Series. On the date of the Exchange, the Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Seller and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise specified in the related Supplement, the Certificates of such Series will be characterized as debt under existing law for Federal income tax purposes and that the issuance of such Series will not materially adversely impact the Federal income tax characterization of any outstanding Series, (iii) the letter of credit, Cash Collateral Account, funds for the purchase of the Collateral Interest, interest rate swap or other form of Enhancement, if any, and a letter of credit, loan, collateral, swap or other form of Enhancement agreement with respect thereto executed by the Seller and the provider of the letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Seller's Certificate and the applicable Certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Seller's Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and a new Exchangeable Seller's Certificate.

COVENANTS, REPRESENTATIONS AND WARRANTIES

  The Seller has covenanted to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Accounts, unless cured within 60 days from receipt of notice from the Trustee, the Seller will accept the transfer of any Receivable which is written off as uncollectible or any Receivable the proceeds of which are unavailable to the Trust, if (i) such Receivable is not an Eligible Receivable or (ii) the Agreement does not constitute either (a) a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to such Receivable, whether then existing or thereafter created, and of all proceeds thereof (including amounts in the Collection Account) or (b) a grant of a first priority perfected security interest in such Receivable and, with certain exceptions and for certain limited periods of time, the proceeds thereof (including amounts in the Collection Account), which security interest is effective as to each Receivable upon the creation thereof. Additionally, under certain conditions, the Seller covenants in the Agreement to accept the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens.

  The Seller shall accept the transfer of any Receivable, as described above, by deducting the principal balance of such Receivable from the aggregate amount of Principal Receivables used to calculate the First Chicago Interest; provided, however, that if such deduction would reduce the First Chicago Interest below zero or would otherwise not be permitted by law, the Seller will be obligated to make a deposit in the Collection Account in immediately available funds equal to the Transfer Deposit Amount. Such deposit shall be considered a payment in full of the ineligible Receivable. Any amounts so paid by the Seller shall be allocated in respect of Finance Charge Receivables and Principal Receivables as provided in the Agreement.

  The Seller represented and warranted as of the issuance dates for all previous Series, and will represent and warrant as of the issuance date of the Certificates offered hereby, to the Trustee for the benefit of all

Certificateholders of all Series which from time to time may have an interest in the Trust, that (i) the Agreement constitutes a legal, valid, binding and enforceable obligation of the Seller, (ii) all material information with respect to the Accounts and the Receivables in the list provided to the Trustee was true and correct in all material respects as of the applicable Cut Off Dates and (iii) any Additional Accounts conformed as of the applicable date to the computer file or list of Additional Accounts provided by the Seller to the Trustee on or prior to the date the Receivables in such Additional Accounts were added to the Trust (or in the case of Automatic Additional Accounts, to the computer file or list of Additional Accounts provided by the Seller to the Trustee on the applicable Determination Date as described in "--Addition of Accounts" below). In the event that (x) any of the representations and warranties described in clause (i), (ii) or (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and such event has a material adverse effect on the interests of holders of the Certificates, then either the Trustee or the holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Seller (and to the Trustee and the Servicer, if given by the Certificateholders), may direct the Seller to purchase all Series outstanding within 60 days of such notice. The Seller is obligated to purchase all Series on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The purchase price is equal to the aggregate Invested Amount of all Series on the Record Date related to the applicable payment date on which the purchase is scheduled to be made plus an amount equal to all interest accrued but unpaid on all Series at the applicable Certificate Rates through the end of the Interest Periods of such Series. The payment of such purchase price into the Collection Account in immediately available funds will be considered a prepayment in full of all Receivables and will be paid in full to the Certificateholders upon presentation and surrender of their Certificates. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders.

  An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account or an Eligible Additional Account, (ii) which was created in compliance with all requirements of law and pursuant to a credit card agreement which complies with all requirements of law in either case the failure to comply with which would have a material adverse effect upon certificateholders, (iii) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which the Trust will at all times have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vi) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the States of Delaware, Illinois and New York, (vii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Agreement, (viii) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses and adjustments permitted by the Agreement to be made by the Servicer, (ix) as to which the Seller has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (x) as to which the Seller has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or certificateholders therein. An "Eligible Account" is defined to mean an account (i) which is a VISA or MasterCard consumer revolving credit card account and was in existence and owned by the Bank at the close of business on its Cut Off Date, (ii) which is payable in United States dollars, (iii) the credit card or cards for which accounts have not been reported lost or stolen,
(iv) the receivables in which have not been written off, (v) which was not originated or originally purchased by Beneficial National Bank USA, (vi) which is not part of certain affinity programs and (vii) which was not originated by The Society for Savings, Hartford, Connecticut.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS

  As described above under "The Accounts," the Seller has the right and, in some circumstances is obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The Seller is required to add Additional Accounts if, on a Determination Date, the First Chicago Amount for the related Due Period is less than the Minimum First Chicago Interest Percentage of the Aggregate Principal Receivables for the same Due Period or if, on any Determination Date, Aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement). Each such Additional Account must be an "Eligible Additional Account." An "Eligible Additional Account" is either: (i) an account (a) which is a VISA or MasterCard consumer revolving credit card account which was in existence and owned by the Bank on the date on which such account is to be added to the Trust, (b) which is payable in United States dollars, (c) the credit card or cards for which have not been reported lost or stolen and (d) the receivables in which have not been charged off; (ii) any Automatic Additional Account; or (iii) any other consumer revolving credit card account which the applicable Rating Agency permits to be added to the Trust. The Seller is required to give prior written notice of such additions to the Rating Agency and prior to the date of such addition shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates.

  Accounts opened during the normal operation of the Seller's credit card business in the billing cycles the Receivables of which are included in the Trust (or any other billing cycle of the Seller of which a substantial portion of the Receivables have been transferred to the Trust in the future) may also be added to the Trust automatically on a daily basis ("Automatic Additional Accounts"). Automatic Additional Accounts will not include those accounts purchased by the Seller from another credit card issuer or accounts included in any affinity program or other special program, the accounts of which are not then currently included in the Trust. The Seller, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time. The Seller will provide to the Trustee on each Determination Date a computer file or a microfiche list containing a true and complete list showing each Automatic Additional Account included during the Due Period relating to such Determination Date and indicating for each such Automatic Additional Account as of its first billing date (i) its account number and billing cycle,
(ii) its collection status, (iii) the aggregate amount outstanding in such Automatic Additional Account and (iv) the aggregate amount of Principal Receivables in such Automatic Additional Account.

REMOVAL OF ACCOUNTS

  Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the First Chicago Amount exceeds 15% of Aggregate Principal Receivables with respect to such Determination Date, the Seller may, but shall not be obligated to, accept all Receivables and proceeds thereof from certain Accounts offered to it by the Trustee, without notice to the Certificateholders. The Seller may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the First Chicago Amount over the amount of Aggregate Principal Receivables required to be maintained pursuant to the Agreement and any Supplement for deletion and removal from the Trust. The Seller is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Seller shall have delivered to the Trustee for execution a written reassignment and a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables;
(ii) the Seller shall represent and warrant that no selection procedure used by the Seller which is adverse to the interests of the Certificateholders was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller, cause a Liquidation Event to occur; (iv) the Seller shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates; and (v) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

COLLECTION ACCOUNT

  The Trustee has established and maintains in the name of the Trustee, on behalf of the Trust, a segregated trust account for the benefit of the Certificateholders. The Collection Account has been established and is maintained with the trust department of The First National Bank of Chicago, an Eligible Institution. An "Eligible Institution" is defined as a depository institution organized under the laws of the United States or any one of the States thereof, which is a member of the FDIC and which has a short-term unsecured debt rating of at least A-1 and P-1 by the applicable Rating Agency; provided, however, that no such rating shall be required of an institution which maintains the Collection Account as a fully segregated trust account with the trust department of such institution. The Trustee, the Seller or the Servicer, or any affiliate of either of them, may qualify as an Eligible Institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in: (i) obligations fully guaranteed by the United States of America; (ii) demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency; (iv) money market funds which have the highest rating from the applicable Rating Agency; or (v) any other investment if the applicable Rating Agency confirms in writing that such investment will not adversely affect its rating on any Series (collectively, the "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account are paid monthly to the Seller. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

OTHER TRUST ACCOUNTS

  If so specified in the Prospectus Supplement relating to a Series, the Trustee shall have the power to establish one or more accounts for such Series, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Prospectus Supplement, each of which series accounts shall be held for the benefit of Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. Such series account will be established at an Eligible Institution (which may be the Trustee or an affiliate of the Seller, Servicer or Trustee) unless otherwise specified in the related Prospectus Supplement. Funds in any series account established by a Series Supplement may be invested in Eligible Investments or otherwise as provided in the related Prospectus Supplement. Any earnings (net of losses and investment expenses) on funds in such series accounts will be paid to, or for the account of, the Seller or as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Servicer will have revocable power to withdraw funds from the series accounts for the purpose of carrying out the Servicer's duties under the Agreement and related Supplement.

FUNDING PERIOD

  For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, all or a portion of the principal amount of such Series (the "Pre-Funding Amount") will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of one or more other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are added to the Trust or as the Invested Amounts of the other Series of the Trust are reduced. If the Invested

Amount does not equal the Full Invested Amount by the end of the Funding Period, Certificateholders of the affected Series will receive principal repayments prior the expected date of receipt. See "Risk Factors--Pre-Funding Account."

  During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Exchangeable Seller's Certificate to the extent of any increases in the Invested Amount of such Series. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the related Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

  Monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

PAIRED SERIES

  If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Paired Series"), such that a reduction in the Invested Amount of one such Series generally results in an increase in the Invested Amount of the other such Series. The effects of this feature will be described in the related Prospectus Supplements of the Paired Series.

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, during each Due Period the Servicer will allocate between the Series issued by the Trust and the First Chicago Interest all amounts collected on Finance Charge Receivables and all amounts collected on Principal Receivables and the amount of all Defaulted Receivables. Collections of Finance Charge Receivables (including the applicable portion of Interchange) and Defaulted Receivables will be allocated at all times to a Series, and collections of Principal Receivables will be allocated during the Revolving Period with respect to a Series and generally paid to the Seller or, in certain circumstances, to the Enhancement Provider or to other Series, based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount for such Distribution Date, and the denominator of which is Aggregate Principal Receivables for the related Due Period (the "Floating Allocation Percentage"). During an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), collections of Principal Receivables will be allocated thereto based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period (or such other amount determined in the manner specified in the related Prospectus Supplement) and the denominator of which is the greater of (a) Aggregate Principal Receivables for the Due Period related to the current Distribution Date and (b) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Receivables for all Series outstanding for the current Distribution Date (the "Fixed Allocation Percentage").

  "Invested Percentage" means, on any date of determination with respect to any Distribution Date: (a) when used with respect to Principal Receivables during an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), the Fixed Allocation Percentage; and (b) when used with respect to Principal Receivables during the Revolving Period with respect to a Series (or Class thereof) and Finance Charge Receivables and Defaulted Receivables at any time, the Floating Allocation Percentage.

  "First Chicago Percentage" means when used with respect to allocations of collections of Finance Charge Receivables and Principal Receivables and the amount of Defaulted Receivables, 100% minus the sum of the applicable Invested Percentages with respect to all Series then issued and outstanding.

APPLICATION OF COLLECTIONS

  The Bank, as Servicer, uses for its own benefit all collections received with respect to the Receivables in each Due Period until the related Transfer Date at which time such collections are applied as described below. Under the Agreement, collections on the Receivables for any Due Period are allocated such that all collections up to the amount of Finance Charge Receivables billed at the beginning of such Due Period are deemed collections of Finance Charge Receivables and the remaining amount of such collections are deemed collections of Principal Receivables. If the short-term deposit ratings of the Seller are reduced below A-1 or P-1 by the applicable Rating Agency, then the Seller will, within five business days, commence the deposit of collections directly into the Collection Account within one business day of the date of processing and will move the Collection Account, if then held by the Seller, to an Eligible Institution other than the Seller, which Eligible Institution may be an affiliate of the Seller. In addition, if at any time the Seller is not the Servicer, the Servicer will, within five business days, commence the deposit of all collections received with respect to the Receivables in each Due Period into the Collection Account within one business day of the date of processing, and, in such event, the Collection Account, if then held by the Seller, will be moved to an Eligible Institution other than the Seller. Should the Seller be required to make daily deposits into the Collection Account as described above, the Seller, upon the approval of each Rating Agency, may make an estimated allocation of collections between Finance Charge Receivables and Principal Receivables.

  Throughout the existence of the Trust, the Servicer allocates to the Seller, as holder of the Exchangeable Seller's Certificate, an amount equal to the First Chicago Percentage of the aggregate amount of collections allocable to Principal Receivables and Finance Charge Receivables in respect of such Due Period. On each Determination Date with respect to the Revolving Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the Floating Allocation Percentage of the aggregate amount of collections in respect of Principal Receivables for the related Distribution Date, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date).

  On each Determination Date with respect to a Controlled Amortization Period or a Controlled Accumulation Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the excess of the Fixed Allocation Percentage for the related Distribution Date of the aggregate amount of collections in respect of Principal Receivables over the amount required to be distributed or accumulated as principal with respect to such Series, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination
Date).

  On each Distribution Date with respect to a Principal Amortization Period, a Rapid Amortization Period or a Rapid Accumulation Period for a Series, the Servicer will distribute, or accumulate, collections of Principal Receivables allocable to the Certificateholders of such Series in payment of principal, or as accumulation of principal, on the Certificates of such Series.

  The Servicer need not deposit amounts allocable to the Seller as holder of the Exchangeable Seller's Certificate into the Collection Account and instead may pay, or be deemed to pay, to the Seller such amounts as collected.

  Any amounts in respect of Principal Receivables not distributed to the Seller because such Principal Receivables would exceed the First Chicago Interest in Principal Receivables (after giving effect to any new

Receivables transferred to the Trust for the Due Period relating to such Determination Date) ("Unallocated Principal Collections") will be held in the Collection Account until distributable to the Seller or to one or more Series. Any Transfer Deposit Amounts, any Adjustment Payments, any proceeds from any repurchase of the Certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Liquidation Event caused by the appointment of a receiver or conservator for the Seller or in connection with a Series Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as collections of Principal Receivables or Finance Charge Receivables, as applicable.

  Payments to Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account, as described above, from payments on the Receivables, amounts required for any optional repurchase or other purchase of the Certificates by the Seller or the proceeds of any sale of the Receivables will be deposited in the Collection Account.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

  The Paying Agent will initially be FNBC. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purposes of making distributions to the Certificateholders.

DISCOUNT OPTION

  If so specified in the Prospectus Supplement for a Series, the Seller may at any time designate a specified fixed or variable percentage as specified in such Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation may be applicable to one or more Series. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency in writing of its then current rating on each outstanding Series affected thereby. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

SHARED COLLECTIONS OF FINANCE CHARGE RECEIVABLES

  To the extent that collections of Finance Charge Receivables allocated to a Series are not needed to make payments to Certificateholders of such Series or other payments required in respect of such Series, such collections ("Excess Finance Charge Collections") may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to one or more other Series. There can be no assurance, however, that such Excess Finance Charge Collections will be available to cover such shortfalls.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

  To the extent that collections of Principal Receivables allocated to a Series are not needed to make payments to or for the benefit of the Certificateholders of such Series, such collections ("Excess Principal Collections") may be applied to cover principal payments due to or for the benefit of one or more other Series. Any such application of collections will not result in a reduction of the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance, however, that such Excess Principal Collections will be available to cover any shortfall of principal due on any Distribution Date for any Series.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

  The term "Investor Default Amount" means, with respect to any Series and for any Due Period, the product of the Floating Allocation Percentage for such Distribution Date times the amount of Defaulted Receivables; the term "Defaulted Receivables" means, for any Due Period, Receivables which in such Due Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. Under existing policies of the Servicer, Receivables which are unpaid will be written off by the last day of the Due Period in which they become 180 days delinquent (210 days after the date of the billing statement) unless the cardholder cures such default by making a partial payment which qualifies under the standards customarily applied by the Servicer.

  In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Due Period may be paid from other amounts, including from collections of Finance Charge Receivables available therefor or from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Seller's Certificates, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificates to make up any Investor Default Amount allocable to such Senior Certificates. Any portion of the Investor Default Amount allocable to a Class of Certificates and not covered by collections of Finance Charge Receivables, Enhancement or subordination (or any other source specified in the related Prospectus Supplement) will result in a reduction in the Invested Amount of such Class (such reduction, an "Investor Charge-Off"). An Investor Charge-Off for a Class of Certificates will slow down or reduce the return of principal to the Certificateholders of the affected Class. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent Finance Charge Receivables, Enhancement, subordination (or any other source specified in the related Prospectus Supplement) is allocable to such affected Class in excess of other required payments to be made to or in respect of such affected Class on such Distribution Date. Any such reimbursement will result in an increase in the Invested Amount with respect to such Class. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Classes of such Series.

  If the Servicer adjusts the amount of any Receivable because of a rebate, refund or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, the amount of the First Chicago Interest for any Due Period will be reduced by the amount of the adjustment. In addition, the amount of the First Chicago Interest in the Trust will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge. After the Due Period in which any such reduction in the amount of the First Chicago Interest occurred, the principal amount of such Receivable described above will not be included in the calculation of any Invested Percentage. Furthermore, to the extent that the reduction in the First Chicago Interest in Principal Receivables would reduce such interest below zero, the Seller will deposit an offsetting amount of cash into the Collection Account (an "Adjustment Payment") on the related Distribution Date for such Due Period.

DEFEASANCE

  If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or certain Eligible Investments as described in the related Prospectus Supplement sufficient to make all remaining scheduled interest and principal payments on such Series, on the dates scheduled for such payments, and to pay all amounts owing to any Enhancement Provider with respect to such Series, if such action would not result in a Liquidation Event for any Series. Prior to its first exercise of its right to substitute money or Eligible Investments for Receivables, the Seller will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (ii) an opinion of counsel to the effect that, unless otherwise specified in the related Supplement, the defeasance will not materially adversely impact the Federal income tax characterization of the Series or any other outstanding Series.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

  The Certificates of each Series will be subject to optional repurchase by the Seller on any Distribution Date on or after which the Invested Amount of such Series is reduced to an amount less than or equal to 5% of the initial Invested Amount thereof (or such other amount specified in the related Prospectus Supplement), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller. The repurchase price of the Certificates of a Series will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through, and including, the day preceding the Distribution Date with respect to which the repurchase occurs (or such other amount specified in the related Prospectus Supplement). In any event, the last payment of principal and interest on the Certificates of a Series will be due and payable no later than the Series Termination Date for such Series. In the event that the Invested Amount of a Series is greater than zero on the applicable Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Agreement and the related Supplement, in an amount up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than the total amount of Receivables allocable to such Series). The net proceeds of such sale and any collections on the Receivables will be paid to the Certificateholders of such Series in the priority specified in the related Prospectus Supplement on the Series Termination Date as final payment of the Certificates of such Series.

  Unless the Seller instructs the Trustee otherwise, the Trust will only terminate on the earlier of: (a) the day following the day on which funds shall have been deposited in the Collection Account sufficient to pay in full the aggregate Invested Amounts of all Series outstanding plus accrued interest thereon at the applicable Certificate Rates through the applicable Interest Period or (b) June 1, 2100. Upon the termination of the Trust and the surrender of the Exchangeable Seller's Certificate, the Trustee shall convey to the Seller all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account).

LIQUIDATION EVENTS

  Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Series will continue through the date specified in the related Prospectus Supplement, unless a Liquidation Event with respect to such Series occurs. A Rapid Amortization Period or Rapid Accumulation Period will commence at the beginning of the Due Period during which a Liquidation Event occurs or is deemed to occur. A "Liquidation Event" occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

    (i) certain events of insolvency, conservatorship or receivership relating to the Seller; or

    (ii) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (i) or (ii), a Liquidation Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event. In addition, a Liquidation Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. If a Liquidation Event occurs and the FDIC is appointed as the receiver for the Bank and no Liquidation Event other than such receivership or insolvency exists, the FDIC may have the power to prevent commencement of a Rapid Amortization Period or a Rapid Accumulation Period.

  In addition to the consequences of a Liquidation Event discussed above, if pursuant to certain provisions of Federal law, the Seller voluntarily goes into liquidation or the FDIC or any other person is appointed a receiver or conservator of the Seller, on the day of such appointment the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of any Preexisting Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables of all Series in a commercially reasonable manner and on commercially reasonable terms. Furthermore, even if the Receivables are not sold pursuant to the preceding sentence, with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the related Supplement), unless otherwise instructed within a specified period by holders representing undivided interests aggregating more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, the holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds will be distributed to the applicable Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" for a discussion of how Federal legislation may affect the Trustee's ability to liquidate the Receivables.

INDEMNIFICATION

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the activities of the Trust or the Trustee pursuant to the Agreement, including those arising from acts or omissions of the Servicer; provided, however, that the Servicer will not indemnify (i) the Trust or the Certificateholders for any liabilities, costs and expenses with respect to Federal, state or local income or franchise taxes required to be paid by the Trust or the Certificateholders or (ii) the Trust, the Certificateholders or the Trustee for liabilities imposed by reason of any wrongful actions taken by or omissions of the Trustee.

  Under the Agreement, the Seller will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Seller will also indemnify each Certificateholder for any such losses, claims, damages or liabilities except to the extent that they arise from any action by such Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of such successor Servicer.

  The Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trustee, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  In the Agreement, the Servicer covenants that, except as otherwise required by any requirement of law or as is deemed by the Servicer to be necessary in order for the Servicer to maintain its credit card business on a competitive basis based on a good faith assessment by the Servicer of the nature of the competition in the credit card business, it will not reduce the annual percentage rate of the periodic charge assessed on the Receivables or other fees on the Accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield is a rate less than the Base Rate for any Series. The Servicer also covenants that it may change the terms relating to the Accounts, only if in the reasonable judgment of the Servicer, if the Seller owns a comparable segment of accounts, such change is made applicable to any comparable segment of consumer revolving credit card accounts owned by the Seller which have characteristics the same as or substantially similar to the Accounts and if the Seller does not own such a comparable segment, such change is not made with the intent to benefit materially the Seller over the Certificateholders.

  Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and issuing credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

  In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all requirements of law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on Certificateholders; (ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction; and
(iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except that, in the case of clauses (ii) and (iii) above, the Servicer may make customer service, curing and delinquency adjustments in the ordinary course of business in accordance with prudent servicing practices.

  Under the terms of the Agreement, the Servicer is obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivables or Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been written off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such transfer will be effected by the Servicer depositing the Transfer Deposit Amount of such Receivable in the Collection Account. This transfer obligation constitutes the sole remedy available to the Certificateholders, if such covenant or warranty of the Servicer is not satisfied. The Trust's interest in any such repurchased Receivable shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, 1/12 of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the First Chicago Interest and the aggregate Invested Amount of all Series with respect to the related Due Period. The Servicing Fee will be allocated among the First Chicago Interest and Certificateholders of all Series. The portion of the Servicing Fee allocable to the Certificateholders of a Series on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to 1/12 of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Invested Amount of such Series with respect to the related Due Period. All or a portion of the Monthly Servicing Fee for a Series will be paid from collections of Finance Charge Receivables allocable or otherwise available to such Series. A portion of the Monthly Servicing Fee for a Series may be payable from Interchange allocable to such Series. Amounts available from Enhancement or other sources specified in the related Prospectus Supplement may also be available to pay the Monthly Servicing Fee for a Series. The remaining portion of the Servicing Fee will be allocable to the First Chicago Interest. The Monthly Servicing Fee for each Series will be paid from the Collection Account on each Distribution Date.

  The Servicer pays from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

  Any person into which, in accordance with the Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

  In the event of any Servicer Default, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and appoint a new Servicer (a "Service Transfer"), subject to the right of Enhancement Providers, if applicable, to approve such new Servicer. The rights and interests of the Seller under the Agreement in the First Chicago Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Service Transfer, then the Trustee will offer the Servicer the right to accept the transfer of all of the Receivables. The deposit amount for such a transfer for each Series shall be equal to the greater of
(i) the principal amount of such Series, plus accrued interest thereon, at the applicable Certificate Rate, through the end of the applicable Interest Period for such Series and (ii) the average bid price quoted by at least two recognized securities dealers for similar securities rated in the highest rating category by each Rating Agency and having a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series. However, if the FDIC is appointed as the receiver or conservator for the Servicer, and no Servicer Default other than such receivership, conservatorship or insolvency exists, the FDIC may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

  A "Servicer Default" refers to any of the following events:

    (i) failure by the Servicer or, for so long as the Seller is the Servicer, the Seller to make any payment, transfer or deposit, or to give instructions to the Trustee, or to give notice to the Trustee to make such payment, transfer or deposit, or to give notice of any required withdrawal, drawing or payment required to be made under any form of Enhancement, on the date the Servicer or the Seller, as the case may be, is required to do so under the Agreement or any Supplement (or within a five-day grace period);

    (ii) failure on the part of the Servicer or, for so long as the Seller is the Servicer, the Seller duly to observe or perform any other covenants or agreements of the Servicer or the Seller in the Agreement or any Supplement which has a material adverse effect on the Certificateholders, which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

    (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement or in any certificate delivered pursuant to the Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders, and which material adverse effect continues for the Certificateholders for a period of 60 days after written notice; or

    (iv) the occurrence of certain events of bankruptcy, insolvency, receivership or conservatorship of the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days or referred to under clause (ii) or (iii) for a period of 60 business days shall not constitute a Servicer Default, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Supplement and the Servicer shall provide the Trustee, the Enhancement Providers, if any, applicable to any Series, the Seller and the Certificateholders prompt notice of such failure or delay by the Servicer, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified in the related Prospectus Supplement, for each Series, on each Distribution Date, there will be forwarded to each Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth: (i) the total amount distributed with respect to the Certificates of such Series; (ii) the amount of the distribution on such Distribution Date allocable to principal; (iii) the amount of such distribution allocable to interest; (iv) the amount of collections processed during the preceding Due Period and allocated in respect of the Certificates of such Series; (v) the Invested Amount of such Series and the Invested Percentages with respect to such Series; (vi) the aggregate outstanding balance of Accounts which are 30 days or more delinquent as of the close of business at the end of the preceding Due Period; (vii) the Investor Default Amount for such Distribution Date; (viii) the amount of Investor Charge-Offs for such Distribution Date and the amount of reimbursements of such Investor Charge-Offs; (ix) the amount of the Monthly Servicing Fee for such

Distribution Date; (x) the amount available under any Enhancement at the close of business on such Distribution Date; (xi) the amount, if any, by which the principal balance of the Certificates of such Series exceeds the Invested Amount of such Series as of the end of the day on the Record Date; and (xii) the "pool factor" as of the end of the related Record Date (consisting of an eight-digit decimal expressing the ratio of the Invested Amount to the initial Invested Amount). In the case of a Series having more than one Class, the Monthly Servicer Report will provide information as to each Class of Certificates.

  On or before January 31 of each calendar year, there will be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See "Tax Matters."

EVIDENCE AS TO COMPLIANCE

  The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before March 31 of each calendar year, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.

  The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

CONVEYANCE OF ACCOUNTS

  Subject to the conditions set forth in the succeeding sentence, the Seller may transfer or otherwise convey its interest in Accounts, including the Receivables in such Accounts (subject to the interest of the Trustee), in whole or in part, and, in conjunction with such transfer will execute (and the Trustee will authenticate and deliver to the transferee) a certificate substantially in the form of the Exchangeable Seller's Certificate which represents the transferred interest in such Accounts. The Seller will be permitted to convey Accounts only upon satisfaction of the following conditions: (i) the acquiring person will (a) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and be a bank or other entity that is not subject to the Bankruptcy Code of 1978, and (b) expressly assume by an agreement supplemental to the Agreement the performance of the Seller's obligations with respect to such Accounts; (ii) the Seller will deliver to the Trustee and, as required, any Enhancement Provider of a Series, opinions of counsel (a) stating that all conditions precedent to the conveyance have been complied with and (b) to the effect that the conveyance will not adversely affect the treatment of the Certificates as debt for Federal and applicable state income tax purposes or materially adversely impact the Federal income tax consequences that affect any Certificateholder;
(iii) the Seller will obtain from each Rating Agency a letter confirming that the rating of the Certificates, after such conveyance, will not be lowered or withdrawn; and (iv) the Seller will obtain the consent to the conveyance, as required, of any Enhancement Provider of a Series and of more than 51% of the principal amount of Certificateholders of each Series.

AMENDMENTS

  The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or any Supplement. In addition, the Agreement and any Supplement may be amended from time to time by the Seller, the Servicer and the Trustee, without Certificateholder consent, to add to or change any of the provisions of the Agreement to provide that bearer certificates issued with respect to any Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations or to permit the issuance of uncertificated certificates. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered amendments requiring Certificateholder consent under the provisions of the Agreement or any Supplement.

  The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the Invested Amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the interest of any Certificateholder of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

  Upon written request of three or more Certificateholders of record of a Series or any Certificateholder or group of Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Invested Amount of a Series, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement.

  The Agreement generally does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

  Norwest Bank Minnesota, National Association, is Trustee under the Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Department.

  For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Trustee has agreed that it will not resign, however, without written confirmation from each Rating Agency that such resignation will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

GENERAL

  For any Series, Enhancement may be provided with respect to one or more Classes thereof. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

  Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any provider of Enhancement (an "Enhancement Provider"), including (i) brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. The Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement.

SUBORDINATION

  If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth any applicable information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a

Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of Subordinated Certificates of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CASH COLLATERAL GUARANTY OR ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which may be increased (i) to the extent the Seller elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account, will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to the holders of Certificates offered thereby and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

LETTER OF CREDIT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to, or in lieu of, other Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

  The maximum liability of the issuer of the letter of credit under such letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

  If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

INTEREST RATE SWAP

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by an interest rate swap or other similar hedging arrangement. Such interest rate swap or other arrangement will provide for the swapping of certain payments on the Receivables for payments from the provider of the interest rate swap or other arrangement in the manner and amounts specified in the related Prospectus Supplement.

SPREAD ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit support or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Seller has transferred interests in the Receivables to the Trust. The Seller covenants and warrants that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables, except for the interest of the Seller as holder of the Exchangeable Seller's Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Seller also covenants and warrants to the Trust in the Agreement that, in the event the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the UCC and assuming that the Seller is not at the time of such transfer the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in favor of the Trust in the Receivables contained in the Accounts in existence since the time of the addition of such Receivables to the Trust and a valid, subsisting and enforceable first priority perfected security interest in favor of the Trust in the Receivables created thereafter on and after their creation and, with certain exceptions, and for certain limited time periods, the proceeds thereof. For a discussion of the Trust's rights arising from these covenants and warranties not being satisfied, see "Description of the Certificates and the Agreement--Covenants, Representations and Warranties."

  The Seller has represented that the Receivables are either "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement is also required in order to perfect the Trust's security interest in the Receivables. A financing statement covering the Receivables has been filed under the UCC to protect the Trust in case the transfer by the Seller is deemed subject to the UCC as either a sale of accounts or a transfer of accounts or general intangibles as security for an obligation. If a transfer of general intangibles is deemed not to create a security interest, the filing of a financing statement is not required to protect the Trust's interest from third parties.

  There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the applicable Cut Off Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Furthermore, if the FDIC were appointed as receiver of the Seller, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Agreement, however, the Seller has warranted that it has transferred or will transfer the Receivables to the Trust free and clear of the lien of any third party except for certain permitted tax liens. In addition, the Seller covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

  To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that interest is validly perfected before the Seller's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, the Agreement is continuously a record of the Seller, the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, and the Trustee is the secured party and is not an insider or affiliate of the Seller, that security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Seller, and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a receiver or conservator of the Seller. If, however, a receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. Generally, it is expected that in most cases "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, but in one case a United States Federal district court held that such damages should be measured by the fair market value of the repudiated bonds as of the date of repudiation. If this court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Seller repudiated its obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

  The Agreement provides that, upon the appointment of a receiver or conservator for the Seller, the Seller will promptly give notice thereof to the Trustee, and a Liquidation Event with respect to all Series will occur.

Under the Agreement, (x) with respect to any Preexisting Series, unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the Invested Amount of any Preexisting Series or unless otherwise required by the FDIC as receiver or conservator for the Seller, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables of all Series and (y) with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the related Supplement), unless otherwise instructed within a specified period of time by the holders of undivided interests aggregating more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series. Such sales, dispositions or other liquidations will be conducted in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Liquidation Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the receiver or conservator for the Seller may have the power to continue to require the Seller to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the early commencement of a Rapid Amortization Period or a Rapid Accumulation Period. See "Description of the Certificates and the Agreement--Liquidation Events."

CONSUMER PROTECTION LAWS

  The relationship between the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection statutes. With respect to credit cards issued by the Seller the most significant Federal laws include the Federal Truth-In-Lending and Equal Credit Opportunity Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles, and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, may impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Seller has agreed to accept the transfer of all Receivables that have been written off and that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates and the Agreement--Covenants, Representations and Warranties."

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

  Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders, if such laws result in any Receivables being written off as uncollectible when there are not funds available pursuant to any applicable Enhancement. See "Description of the Certificates and the Agreement--Defaulted Receivables; Rebates and Fraudulent Charges."

                                  TAX MATTERS

GENERAL

  The following discussion, summarizing certain anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of any investment in the Certificates of a Series. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

  Unless otherwise specified in the related Prospectus Supplement, Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Bank ("Tax Counsel"), will, upon issuance of a Series of Certificates, advise the Bank, based on the assumptions and qualifications set forth in its opinion, that the Certificates of such Series offered pursuant to a Prospectus Supplement (the "Offered Certificates") will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

  The Seller expresses in the Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Seller agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, the Seller expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

  In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

  In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

  As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Tax Counsel will advise the Bank that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Seller intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that interest will accrue on the Offered Certificates at a "qualified floating rate," the Seller intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

  If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

  A holder who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

  A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

SALE OF A CERTIFICATE

  In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset; provided, however, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

  The Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Seller and certain classes of Certificateholders are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates).

  The opinion of Tax Counsel with respect to Offered Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Seller currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

  If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Seller has taken and intends to take measures designed to enable the Trust to be eligible for such exceptions; however, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Seller. Furthermore, certain Series issued prior to May 2, 1995 may not be able to be conformed to the measures taken by the Seller with respect to Series issued on or after that date.

  If a transaction were treated as creating a partnership between the Seller and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, assuming the partnership is a "publicly traded partnership" (as defined in Section 469(k)(2) of the Code), even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

  If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

PROPOSED LEGISLATION

  Recently enacted provisions of the Code (the "FASIT Provisions") provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, these provisions are not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations that have yet to be drafted. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether Certificates of any Series outstanding on August 31, 1997 would be treated as "regular interests" in a FASIT if the Seller were to elect FASIT status for the Trust after that date. To the extent otherwise permitted by the terms thereof, the Agreement may be amended in accordance with the provisions thereof to provide that the Seller may cause a FASIT election to be made for the Trust if the Seller delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust. If a Certificate were a regular interest in a FASIT, a Certificate Owner, including a cash basis Certificate Owner, would be required to report income thereon on the accrual method.

FOREIGN INVESTORS

  As set forth above, it is expected that Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source.

  Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Seller (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Seller's Certificate other than the Seller or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

  A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (ii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

  If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificate Owner that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

  If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

  On April 22, 1996, the IRS proposed regulations (the "Proposed Regulations"), which, if finalized in their current form, could affect the procedures to be followed by a Foreign Investor in establishing such Foreign Investor's status as a Foreign Investor for the purposes of the withholding rules (including the back-up withholding rules). The Proposed Regulations, if adopted in their present form, generally would be effective for payments made after December 31, 1997. Prospective investors should consult their tax advisors concerning the potential adoption of such Proposed Regulations and the potential effect on the ownership of the Offered Certificates.

                           STATE AND LOCAL TAXATION

  As a consequence of the issuance of a Collateral Interest or other interests that could be issued by the Trust in the future, it is possible, as noted above, that the Trust could be viewed as a partnership. If the arrangement were treated as creating a partnership for Illinois state tax purposes, the Trust could be subject to the Illinois personal property replacement tax with respect to the portion of the Trust's taxable income, if any, apportioned to Illinois. The imposition of any such tax on the Trust could reduce the amount available for distribution to the Certificate Owners.

  Except as described above, the discussion herein does not address the tax treatment of the Trust, the Certificates or the Certificate Owners under any state, local or foreign tax laws. Prospective investors are urged to consult their own tax advisers regarding the state and local tax treatment of the Trust, and the tax consequences relating to the purchase, ownership and disposition of the Certificates under any applicable state, local or foreign tax law.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "Prohibited Transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Benefit Plan fiduciaries must also determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect Prohibited Transactions. The operations of the Trust could result in Prohibited Transactions if Benefit Plans that purchase Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase Certificates are deemed to own an interest in the underlying assets of the Trust.

  Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Benefit

Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

  Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

  Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates will meet the criteria of publicly-offered securities as set forth above: the underwriters of a Series expect (although no assurances can be given) that interests in each Class of Certificates offered hereby will be held by at least 100 independent investors at the conclusion of the offering thereof; there are no restrictions imposed on the transfer of interests in the Certificates; and interests in the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

  If interests in the Class A Certificates fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. In addition, the Seller or any underwriter of a Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. There are five class exemptions issued by the DOL that could apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates should consult their own counsel as to whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the Prohibited Transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

  In particular, insurance companies considering the purchase of Certificates of any Series should consult their own benefits or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517
(1993) ("John Hancock")
and the applicability of DOL Prohibited Transaction Exemption 95-60 ("PTE 95-60"). In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

                             PLAN OF DISTRIBUTION

  The Seller may sell Certificates (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby sets forth the terms of the offering of such Certificates, including the name or names of any underwriters, the purchase price of such Certificates and the proceeds to the Seller from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Certificates offered thereby.

  Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

  Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the several underwriters may be required to make in respect thereof.

  The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

  First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of the Seller, may from time to time act as agent or underwriter in connection with the sale of Certificates to the extent permitted by applicable law. Any obligations of FCCM are the sole obligations of FCCM and do not create any obligations on the part of any affiliate of FCCM.

  This Prospectus and related Prospectus Supplements may be used by FCCM in connection with offers and sales related to secondary market transactions in the Certificates. FCCM, to the extent permitted by law, may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Bank by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of First Chicago NBD, and by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Tax Counsel, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                         INDEX OF TERMS FOR PROSPECTUS

      TERM                                                                PAGE
      ----                                                                ----
Accounts.................................................................     3
Accumulation Period......................................................     6
Act......................................................................     2
Additional Accounts......................................................     4
Adjustment Payment.......................................................    42
Aggregate Principal Receivables..........................................     4
Agreement................................................................     2
Amortization Period......................................................     6
Automatic Additional Accounts............................................ 4, 37
Bank.....................................................................  1, 3
Bank's Portfolio.........................................................    23
Base Rate................................................................    16
Benefit Plans............................................................    60
Cash Collateral Account..................................................    51
Cash Collateral Guaranty.................................................    51
Cede.....................................................................     2
Cedel.................................................................... 7, 30
Cedel Participants.......................................................    30
Certificate Owners.......................................................     2
Certificate Rate.........................................................     6
Certificateholders.......................................................     2
Certificates.............................................................  1, 3
Citibank.................................................................    29
Class....................................................................  1, 3
Code.....................................................................    55
Collateral Interest......................................................    51
Collection Account.......................................................    13
Commission...............................................................     2
Controlled Accumulation Amount...........................................     9
Controlled Accumulation Period...........................................     9
Controlled Amortization Amount...........................................     8
Controlled Amortization Period...........................................     8
Controlled Deposit Amount................................................     9
Controlled Distribution Amount...........................................     8
Cooperative..............................................................    31
Cut Off Date.............................................................    25
Defaulted Receivables....................................................    42
Definitive Certificates..................................................    31
Depositaries.............................................................    29
Depository...............................................................    28
Determination Date.......................................................    13
Disclosure Document......................................................     5
Discount Percentage......................................................    41
Distribution Date........................................................     7
DOL......................................................................    60
DTC......................................................................     7
Due Period...............................................................    25
Eligible Account.........................................................    36
Eligible Additional Account..............................................    37

      TERM                                                                PAGE
      ----                                                                ----
Eligible Institution....................................................     38
Eligible Investments....................................................     38
Eligible Receivable.....................................................     36
Enhancement.............................................................      3
Enhancement Provider....................................................     50
ERISA...................................................................     13
Euroclear...............................................................  7, 31
Euroclear Operator......................................................     31
Euroclear Participants..................................................     31
Excess Finance Charge Collections.......................................     41
Excess Principal Collections............................................     41
Exchange................................................................      5
Exchange Act............................................................      2
Exchangeable Seller's Certificate.......................................      5
FASIT...................................................................     58
FASIT Provisions........................................................     58
FCSI....................................................................     22
FCCM....................................................................  1, 62
FDIA....................................................................     53
FDIC....................................................................      5
Final Regulation........................................................     60
Finance Charge Receivables..............................................      4
FIRREA..................................................................     53
First Chicago NBD.......................................................      3
First Chicago Amount....................................................      6
First Chicago Interest..................................................      5
First Chicago Percentage................................................ 28, 40
Fixed Allocation Percentage.............................................     39
Floating Allocation Percentage..........................................     39
FNBC....................................................................      4
Foreign Investors.......................................................     58
Full Invested Amount....................................................     12
Funding Period..........................................................     11
Holders.................................................................     32
Indirect Participants...................................................     30
Interchange.............................................................     24
Interest Funding Account................................................     32
Interest Period.........................................................      7
Invested Amount.........................................................      6
Invested Percentage.....................................................  6, 39
Investor Charge-Off.....................................................     42
Investor Default Amount.................................................     42
IRA.....................................................................     60
IRS.....................................................................     55
John Hancock............................................................     61
Liquidation Event.......................................................     43
MasterCard International................................................     22
Minimum Aggregate Principal Receivables.................................     25
Minimum First Chicago Interest Percentage...............................     25

      TERM                                                                 PAGE
      ----                                                                 ----
Monthly Servicer Report..................................................     47
Monthly Servicing Fee....................................................     46
Morgan...................................................................     29
Offered Certificates..................................................... 13, 55
OID......................................................................     56
Paired Series............................................................     39
Participants.............................................................     29
Paying Agent.............................................................     30
Portfolio Yield..........................................................     16
Preexisting Series.......................................................     15
Pre-Funding Account......................................................     12
Pre-Funding Amount....................................................... 12, 38
Prepayable Instrument....................................................     56
Principal Amortization Period............................................      9
Principal Commencement Date..............................................      8
Principal Funding Account................................................      9
Principal Receivables....................................................      4
Principal Terms..........................................................     34
Prohibited Transactions..................................................     60
Proposed Regulations.....................................................     59
Prospectus Supplement....................................................      1
PTE 95-60................................................................     62
Rapid Accumulation Period................................................     10
Rapid Amortization Period................................................     11
Rating Agency............................................................     14
Receivables..............................................................   1, 3
Record Date..............................................................     28

      TERM                                                                  PAGE
      ----                                                                  ----
Regulations................................................................   56
Removed Accounts...........................................................    5
Reserve Account............................................................   52
Revolving Period...........................................................    7
Scheduled Payment Date.....................................................    8
Seller.....................................................................    3
Senior Certificates........................................................    6
Series..................................................................... 1, 3
Series Closing Date........................................................    7
Series Termination Date....................................................    9
Servicer...................................................................   13
Servicer Default...........................................................   47
Service Transfer...........................................................   46
Servicing Fee..............................................................   46
Spread Account.............................................................   52
Subordinated Certificates..................................................    6
Supplement.................................................................    5
Tax Counsel................................................................   55
Terms and Conditions.......................................................   31
Transfer Date..............................................................    9
Transfer Deposit Amount....................................................   17
Trust...................................................................... 1, 3
Trustee....................................................................    3
UCC........................................................................   15
Unallocated Principal Collections..........................................   41
Underwriting Agreement.....................................................   62
VISA.......................................................................   22

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of Cedel and Euroclear and as participants in DTC.

  Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

  TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A holder of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

  EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

  EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

  EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

  U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR THE SALE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FCC NATIONAL BANK OR IN THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                           PROSPECTUS SUPPLEMENT                            ----
Summary of Series Terms....................................................  S-3
Summary of Series Provisions...............................................  S-3
The Bank's Credit Card Portfolio........................................... S-14
The Accounts............................................................... S-17
The Seller................................................................. S-21
Maturity and Principal Payment Considerations.............................. S-22
Description of the Class A Certificates and the
 Agreement................................................................. S-23
Underwriting............................................................... S-38
Index of Terms for Prospectus Supplement................................... S-39
Annex I: Prior Issuances of Certificates...................................  A-1
                                PROSPECTUS
Prospectus Supplement......................................................    2
Reports to Certificateholders..............................................    2
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
Prospectus Summary.........................................................    3
Risk Factors...............................................................   15
The Bank's Credit Card Business............................................   22
The Accounts...............................................................   25
The Seller.................................................................   26
The Trust..................................................................   26
Use of Proceeds............................................................   27
Maturity and Principal Payment Considerations..............................   27
Description of the Certificates and the Agreement..........................   27
Enhancement................................................................   50
Certain Legal Aspects of the Receivables...................................   52
Tax Matters................................................................   55
State and Local Taxation...................................................   60
ERISA Considerations.......................................................   60
Plan of Distribution.......................................................   62
Legal Matters..............................................................   62
Index of Terms for Prospectus..............................................   63
Annex I: Global Clearance, Settlement and Tax
 Documentation Procedures..................................................  A-1

UNTIL FEBRUARY 12, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
$400,000,000

FIRST CHICAGO
MASTER TRUST II

FLOATING RATE ASSET
BACKED CERTIFICATES
SERIES 1996-R

FCC NATIONAL BANK
SELLER AND SERVICER


FIRST CHICAGO CAPITAL MARKETS, INC.

BEAR STEARNS & CO. INC.

CHASE SECURITIES INC.

LEHMAN BROTHERS

NATIONSBANC CAPITAL MARKETS, INC.



PROSPECTUS SUPPLEMENT
DATED NOVEMBER 14, 1996